EXHIBIT 4.1

CREDIT AGREEMENT
Dated as of May 24, 2018
among
NMI HOLDINGS, INC.,
as the Company,
JPMORGAN CHASE BANK, N.A.,
as the Agent,
and
THE LENDERS PARTY HERETO
----------

JPMORGAN CHASE BANK, N.A.,
RBC CAPITAL MARKETS(1) and
SUNTRUST ROBINSON HUMPHREY, INC.
as Joint Lead Arrangers and Joint Bookrunners

JPMORGAN CHASE BANK, N.A.,
RBC CAPITAL MARKETS(2) and
SUNTRUST BANK
as Co-Syndication Agents

_____________________________________
(1) RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.
(2) RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS

Page
ARTICLE 1
DEFINITIONS
ARTICLE 2
THE CREDITS
ARTICLE 3
TAXES, YIELD PROTECTION AND ILLEGALITY

ARTICLE 4
CONDITIONS PRECEDENT

Section 4.01.	Conditions of Initial Credit Extension	49
Section 4.02.	Conditions to All Other Loans	51
Section 4.03.	Determinations Under Section 4.01.	52
ARTICLE 5
REPRESENTATIONS AND WARRANTIES

ARTICLE 6
AFFIRMATIVE COVENANTS
ARTICLE 7
NEGATIVE COVENANTS

ARTICLE 8
EVENTS OF DEFAULT

Section. 8.01.	Events of Default	76
Section. 8.02.	Remedies	78
Section. 8.03.	Rights Not Exclusive	78
ARTICLE 9
THE AGENT

ARTICLE 10
MISCELLANEOUS
SCHEDULES

Schedule 1.01(A)	Commitments
Schedule 5.01	Corporate Existence and Power
Schedule 5.07	ERISA
Schedule 5.14(b)	Capital Stock
Schedule 5.15	Insurance Licenses
Schedule 5.21	Restrictions on Dividends
Schedule 7.01	Existing Indebtedness
Schedule 7.02	Existing Liens
Schedule 7.09	Existing and Committed Investments
Schedule 7.16	Restrictive Agreements
Schedule 10.02	Addresses for Notices

EXHIBITS

Exhibit A	Form of Compliance Certificate
Exhibit B-1	Form of Term Loan Note
Exhibit B-2	Form of Revolving Loan Note
Exhibit C-1	Form of Loan Notice

Exhibit C-2	Form of Continuation/Conversion Notice
Exhibit D	Form of Assignment and Assumption
Exhibit E	[Reserved]
Exhibit F	Form of Guarantee and Security Agreement
Exhibit G-1	United States Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-2	United States Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-3	United States Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-4	United States Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H	Form of Solvency Certificate

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of May 24, 2018, by and among NMI HOLDINGS, INC., a Delaware corporation (together with its successors, the “Company”), the lenders from time to time party to this Agreement (collectively, the “Lenders”; individually, each a “Lender”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders.
WHEREAS, the Company desires to obtain from the Lenders (i) a revolving credit facility with revolving commitments in an amount equal to $85,000,000 and (ii) a term loan facility in an aggregate principal amount of $150,000,000;
WHEREAS, the Company intends to use the proceeds of (i) the term loan facility to prepay in full (the “2015 Credit Agreement Refinancing”) the term loans outstanding under the that certain credit agreement, dated as of November 10, 2015, by and among the Company, the lenders named therein and JPMorgan Chase Bank, N.A., as agent for such lenders (as amended prior to the date hereof, the “2015 Credit Agreement”), to pay the fees and expenses of the Company incurred in connection with the Facilities and the 2015 Credit Agreement Refinancing, and for general corporate purposes of the Company and its Subsidiaries, and (ii) the Revolving Facility for general corporate purposes of the Company and its Subsidiaries;
WHEREAS, the Company is willing to secure its obligations under this Agreement and certain other obligations by granting Liens on substantially all of its assets to the Agent, for the benefit of the Secured Parties, as provided in the Security Documents; and
WHEREAS, the Company is willing to cause each of its current and future wholly-owned direct and indirect Subsidiaries (other than Insurance Subsidiaries, Subsidiaries of Insurance Subsidiaries, and Excluded Subsidiaries) to (i) guarantee the foregoing obligations of the Company and (ii) secure such guarantee thereof by granting Liens on substantially all of the assets of such Subsidiaries to the Agent, for the benefit of the Secured Parties, as provided in the Security Documents;
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01    Certain Defined Terms.

The following terms have the following meanings:
“2015 Credit Agreement” has the meaning specified in the recitals to this Agreement.
“2015 Credit Agreement Refinancing” has the meaning specified in the recitals to this Agreement.
“Acquisition” means (i) any Investment by the Company or any of its Restricted Subsidiaries in a Person (other than an existing Wholly-Owned Subsidiary) whereby such Person becomes a direct or indirect Restricted Subsidiary of the Company or is merged with and into the Company or such Restricted Subsidiary or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person (other than an existing Wholly-Owned Subsidiary) that constitutes all or substantially all of the assets of such Person or any division, line of business, book of business or business unit of such Person; provided that capital expenditures (as determined in accordance with GAAP) that do not, individually or as part of a series of related transactions, result in the acquisition of all or substantially all of the assets of any Person or any division, line of business, book of business or business unit of such Person shall be deemed not to be Acquisitions.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.
“Agent” means JPMorgan, in its capacity as administrative agent under the Loan Documents, and its successors and permitted assigns in such capacity.
“Agent-Related Persons” means the initial Agent, any successor Agent, the Arrangers, the Co-Syndication Agents and the Co-Documentation Agents, in each case together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Agent’s Office” means the Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Agent may from time to time specify.
“Agreement” means this Credit Agreement.
“Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to be filed with such Insurance Subsidiary’s domiciliary insurance commissioner, which statement shall be in the form required by such Insurance Subsidiary’s domiciliary jurisdiction or, if no specific form is so required, in the form of financial statements permitted by such domiciliary insurance commissioner to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such domiciliary insurance commissioner to be disclosed therein, together with all exhibits or schedules filed therewith.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and any applicable similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over any Obligor.
“Anti-Money Laundering Laws” means any applicable provision of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), any law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control, and any similar law, regulation, or executive order enacted in the United States after the date of this Agreement.
“Applicable Margin” and “Applicable Revolving Commitment Fee Percentage” mean with respect to any:
(a)    Term Loan, 4.75% per annum in the case of Eurodollar Rate Loans and 3.75% per annum in the case of Base Rate Loans.
(b)     Revolving Loans on any day, a percentage, per annum, determined by reference to the Debt Rating in effect on such day as set forth in the table below:

Pricing Level	Debt Ratings S&P/Moody’s	Applicable Margin for Eurodollar Rate Loans	Applicable Margin for Base Rate Loans	Applicable Revolving Commitment Fee Percentage
1	Greater than or equal to BBB- / Baa3	2.00%	1.00%	0.30%
2	BB+ / Ba1	2.25%	1.25%	0.35%
3	BB / Ba2	2.50%	1.50%	0.40%
4	BB- / Ba3	2.75%	1.75%	0.50%
5	B+ / B1	3.00%	2.00%	0.55%
6	B / B2	3.25%	2.25%	0.60%
7	Less than or equal to B- / B3	3.50%	2.50%	0.60%

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any of the Company or any of its Subsidiaries provides to the Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent or Lenders by means of electronic communications pursuant to Section 10.02(b).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, JPMorgan Chase Bank, N.A., RBC Capital Markets and SunTrust Robinson Humphrey, Inc.
“Asset Sale” means any Disposition of property or series of related Dispositions of property pursuant to Section 7.03(n).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee substantially in the form of Exhibit D or in another form reasonably acceptable to the Agent.
“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.
“Auction” has the meaning specified in Section 10.07(c).
“Auction Manager” means (a) the Agent or any of its Affiliates or (b) any other financial institution or advisor agreed by the Company and the Agent (whether or not an affiliate of the Agent) to act as an arranger in connection with any repurchases pursuant to Section 10.07(c).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the NYFRB Rate plus 1/2 of 1%, (b) the rate of interest, if any, quoted for such day in The Wall Street Journal as the “U.S. Prime Rate”, (c) the Eurodollar Rate for an Interest Period of one month beginning on such day (or if such day is not a Business Day, the Business Day immediately preceding such day) plus 1.00% per annum and (d)(i) solely with respect to Initial Term Loans, 2.00%

and (ii) solely with respect to Revolving Loans (other than Extended Revolving Loans to the extent otherwise provided in the applicable Extension Amendments), 1.00%. If Base Rate is being used as an alternate rate of interest pursuant to Section 3.05 hereof, then Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) or (d) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrowing” means Loans of the same Facility, made, converted or continued on the same date and, in the case of Eurodollar Loans as to which a single Interest Period is in effect.
“Borrowing Date” means the date of a Credit Extension.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Agent’s Office is located or New York City and, if such day relates to any Eurodollar Rate Loan or determination of the Eurodollar Rate, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Calculation Period” means, with respect to any ratio or calculation, the period for which such ratio or calculation is being calculated.
“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy or liquidity of any bank or of any corporation controlling a bank.
“Capital and Surplus” means, as to any Insurance Subsidiary, as of any date, the total amount reported as “Surplus as Regards Policyholders” shown on line 37, page 3, column 1 (or such other line on which the equivalent information is provided on any other such Annual Statement) of the Annual Statement of such Insurance Subsidiary as of such date, or an amount determined in a consistent manner in accordance with SAP for any date other than one as of which an Annual Statement is prepared.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase any of the foregoing; provided that, for the avoidance of doubt, Capital Stock shall not be deemed to include debt convertible or exchangeable for any of the foregoing.
“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of this definition, whenever in this Agreement is it necessary to determine whether a lease is a capital lease or an operating lease, such determination shall be made on the basis of GAAP as in effect on December 31, 2017.

“Cash Equivalents” means:
(a)    marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;
(b)    certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a short term deposit rating of at least A-1 by S&P and P-l by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally;
(c)    commercial paper of an issuer rated at least A-1 by S&P and P-1 by Moody’s at the time of acquisition thereof, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition;
(d)    repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;
(e)    securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P and A2 by Moody’s;
(f)    securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and
(g)    shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“Cash Management Obligations” means obligations owed by the Company or any Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds or in respect of any credit card or similar services.
“Casualty Event” means any casualty or other insured damage to any property of the Company or any of its Subsidiaries (other than Insurance Subsidiaries or Subsidiaries of Insurance Subsidiaries), or any taking of any such property under power of eminent domain or by condemnation or similar proceeding, or any transfer of any such property in lieu of a condemnation or similar taking thereof.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.
“Change of Control” means any acquisition, directly or indirectly, by any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 50% or more of the outstanding shares of Voting Stock of the Company.
“Closing Date” means May 24, 2018 or, if later, the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Co-Syndication Agents” means JPMorgan Chase Bank, N.A. RBC Capital Markets and SunTrust Bank and each of their respective successors and assigns in such capacity.
“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the property pledged or granted as collateral pursuant to the Guarantee and Security Agreement and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien in favor of the Agent for the benefit of the Secured Parties under any Security Document.
“Collateral and Guarantee Requirement” means the requirement that:
(a)the Agent shall have received from each Obligor either (i) a counterpart of the Guarantee and Security Agreement duly executed and delivered on behalf of such Obligor or (ii) in the case of any Person that becomes an Obligor after the Closing Date, a supplement to the Guarantee and Security Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Obligor;
(b)all outstanding Capital Stock in any Restricted Subsidiary owned by or on behalf of any Obligor shall have been pledged pursuant to the Guarantee and Security Agreement (except that, in the case of Foreign Subsidiaries, (x) such pledge shall be limited to 65% of the outstanding Voting Stock (and 100% of the outstanding Capital Stock other than Voting Stock) of first-tier Foreign Subsidiaries and (y) no assets of any Foreign Subsidiary (including any Capital Stock or Voting Stock of a Subsidiary owned by a Foreign Subsidiary) shall be subject to the Collateral and Guarantee Requirement) and the Agent shall have received all certificates or other instruments representing such Capital Stock, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;
(c)all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Guarantee and Security Agreement, shall have been filed, registered or recorded or delivered to the Agent for filing, registration or recording;
(d)each Obligor shall have obtained all corporate or similar organizational consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder; and
(e)each Obligor shall have taken all other action required under the Security Documents to perfect, register and/or record the Liens granted by it thereunder.
“Commitment” means any Revolving Commitment or Term Loan Commitment. The amount of each Lender’s Commitment as of the date hereof is set forth on Schedule 1.01(A) hereto.
“Company” has the meaning specified in the introduction to this Agreement.
“Compensation Period” has the meaning specified in Section 2.13(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit A.
“Consolidated Net Income” means for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Worth” means, as of any date of determination with respect to the Company, all amounts included, in conformity with GAAP, under shareholders’ equity on the consolidated balance sheet of the Company as of the last day of the most recently ended Fiscal Quarter of the Company for which financial statements have been (or were required to have been) delivered pursuant to Section 6.01, excluding the effect thereon of any accumulated other comprehensive income (or loss) or adjustments required under FASB ASC 320 and related taxes under FASB ASC 740, after appropriate deduction for any minority interests in Subsidiaries (to the extent minority interests are included in consolidated shareholders’ equity). Consolidated Net Worth shall be calculated on a Pro Forma Basis; provided, that, for purposes of compliance with Section 7.14, unless such compliance is expressly required to be determined on a Pro Forma Basis, Consolidated Net Worth shall not be determined on a Pro Forma Basis.

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Company and its Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Company as of the last day of the most recently ended Fiscal Quarter of the Company for which financial statements have been delivered pursuant to Section 6.01.
“Consolidated Total Revenues” means, as of any date of determination, the total revenues of the Company and its Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated statement or statements of operations of the Company for the four most recently ended Fiscal Quarters of the Company for which financial statements have been delivered pursuant to Section 6.01.
“Contingent Obligation” means, without duplication, any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection and indemnities under contracts entered into in the ordinary course of business or in connection with any Acquisition or Disposition of property permitted under this Agreement and not in respect of Indebtedness), or guarantees the payment of dividends or other distributions upon the shares of any other Person; provided that the obligations of any Person under Reinsurance Agreements or in connection with Investments of Insurance Subsidiaries or Subsidiaries of Insurance Subsidiaries permitted by the applicable Department shall not be deemed Contingent Obligations of such Person. The amount of any Contingent Obligation of any Person shall (subject to any limitation set forth therein) be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.
“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit C‑2.
“Credit Extension” means the making, conversion or continuation of a Loan.
“Debt Rating” means, as of any date of determination, the corporate credit rating of the Company as determined by either S&P or Moody’s (or, in the absence of such a rating, a comparable corporate credit or issuer rating of the Company as reasonably determined by the Agent); provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 7 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; and (c) if the Company has no Debt Rating from S&P and no Debt Rating from Moody’s, the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be deemed to be Pricing Level 7.
“Debt to Total Capitalization Ratio” means, as of any date of determination, without duplication, the ratio of (a) the principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, other than (i) Indebtedness owing to the Company or any Subsidiary Guarantor and (ii) Indebtedness of the kinds referred to in clauses (d) and (e) of the definition of “Indebtedness” and, for the avoidance of doubt, Securitization Indebtedness, to (b) Total Capitalization on such date.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning specified in Section 2.09(e)(ii).

“Default” means any event or circumstance that constitutes an Event of Default or that, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable Default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Company, to confirm in writing to the Agent or the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent), or (d) the Agent has received notification that such Lender or any direct or indirect parent company thereof (i) is the subject of a Bail-In Action, (ii) is insolvent, or is generally unable to pay its debts as they become due, or has admitted in writing its inability to pay its debts as they become due, or has made a general assignment for the benefit of its creditors or (iii) is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Department” means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary’s state of domicile with which such Insurance Subsidiary is required to file its Annual Statement.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer delivered to the Agent promptly following the consummation of such Asset Sale, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale or Disposition of or collection on such Designated Non-Cash Consideration; provided, that the aggregate amount of Designated Non-Cash Consideration (as determined by the fair market value of such non-cash consideration at the time of the corresponding Asset Sale) shall not exceed the greater of $10,000,000 and 2.0% of Consolidated Net Worth of the Company at any time outstanding.
“Disposition” means the sale, assignment, leasing as lessor (other than in the ordinary course), transfer, contribution, conveyance, issuance or other disposal of, or granting of options, warrants or other rights with respect to, any of a Person’s assets (including any transaction pursuant to a sale and leaseback transaction and, in the case of any Restricted Subsidiary, the issuance or sale of its Capital Stock). The terms “Dispose of”, “Disposing of” and “Disposed of” shall have correlative meaning.
“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Latest Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (a) above, in each case at any time on or prior to date that is 91 days after the Latest Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, however, that (x) any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control or an asset sale occurring prior to the date that is 91 days after the Latest Maturity Date shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the repayment in full of the Obligations, and (y) if such Capital Stock is issued to any employee or to any Plan for the benefit of employees of the Company or the Subsidiaries or by any such Plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or any Subsidiary in order to satisfy applicable compulsory statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Lender” means (i) any insurance company and any Person identified by the Company by written notice to the Agent prior to the Closing Date, (ii) any competitor of the Company and its subsidiaries identified by the Company from time to time by written notice to the Agent, and (iii) any Affiliate of any such identified person described in the foregoing clauses (i) and (ii) that is clearly identifiable as an Affiliate solely on the basis of its name or that the Agent knows is an Affiliate of any such identified person; provided that the Agent shall be permitted to disclose such list of Disqualified Lenders to any Lender on a confidential basis subject to Section 10.08 upon the request of such Lender.
“Dollars,” “dollars” and “$” each mean lawful money of the United States.
“Domestic Subsidiary” means a Subsidiary that is (a) organized or incorporated in the United States, any state thereof or the District of Columbia, and (b) not a Foreign Subsidiary.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or a Disqualified Lender or Person who, upon becoming a Lender hereunder, would constitute a Disqualified Lender) approved by (i) the Agent and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that (x) notwithstanding the foregoing, “Eligible Assignee” shall not include any of the Company’s Subsidiaries, (y) the Company shall be deemed to have approved an assignee unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof and (z) any assignment to the Company shall be subject to the terms of Section 10.07(c).
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Claims” means all written claims, complaints, notices or inquiries, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief or other type of relief, resulting from or based upon the presence, placement, or Release (including intentional or unintentional, negligent or non-negligent, sudden or non-sudden or accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, under or from property, whether or not owned by the Company or any of its Subsidiaries, excluding, in any case, liabilities or claims arising under any insurance contract or policy, reinsurance agreement or retrocession agreement relating to any of the foregoing where the Company or any of its Subsidiaries is the insurer.
“Environmental Laws” means all Requirements of Law relating to pollution or protection of the Environment or the release of any materials into the Environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of the Company, any other Obligor or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Single Employer Pension Plan; (b)(i) with respect to any Single Employer Pension Plan, the failure to satisfy the minimum funding standard under Sections 412 or 430 of the Code and Sections 302 or 303 of ERISA, whether or not waived, (ii) the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303 of ERISA with respect to any Single Employer Pension Plan or (iii) the failure to make a required contribution to a Multiemployer Plan; (c) a withdrawal by the Company, any of its Subsidiaries or any ERISA Affiliate from a Single Employer Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or the imposition of liability on the Company, any of its Subsidiaries or any ERISA Affiliate due to the cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Company, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (e) the termination under Section 4041(c) or 4041A of ERISA of a Single Employer Pension Plan or Multiemployer Plan; (f) an event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than required plan contributions and PBGC premiums due but not delinquent under Sections 4006 and 4007 of ERISA, upon the Company, any of its Subsidiaries or any ERISA Affiliate; or (h) a Multiemployer Plan is determined to be in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA, or, with respect to any Single Employer Pension Plan, a determination that it is “at risk” under Section 430 of the Code or Section 303 of ERISA or (i) the imposition of a Lien under Section 430(k) of the Code or Section 303(k) or 4068 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar Rate” means, with respect to any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion; in each case the “Eurodollar Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Eurodollar Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”)

then the Eurodollar Rate shall be the Interpolated Rate; provided further, that (x) the Eurodollar Rate with respect to Term Loans shall not be deemed to be less than 1.00% per annum and (y) the Eurodollar Rate with respect to Revolving Loans shall not be deemed to be less than zero.
“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.
“Eurodollar Screen Rate” has the meaning assigned to such term in the definition of “Eurodollar Rate”.
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.
“Excluded Subsidiary” means any Subsidiary that is a Foreign Subsidiary, a non-Wholly-Owned Subsidiary, an Immaterial Subsidiary or an Unrestricted Subsidiary, in each case excluding any Obligor.
“Excluded Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Obligor under any Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of the recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are imposed as a result of a present or former connection between the recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) in the case of a Lender other than an assignee pursuant to a request by the Company under Section 10.14, any United States federal withholding Tax imposed on amounts payable to or for the account of such Lender pursuant to any law in effect at the time such Lender becomes a party hereto, acquires the applicable interest in the Loan or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding Tax pursuant to Section 3.01(a), (c) any Tax that is attributable to such Lender’s failure to comply with Section 3.01(f) and (d) any United States federal withholding Tax that is imposed pursuant to FATCA.
“Existing Facility” has the meaning specified in Section 2.17(a).
“Existing Lender” has the meaning specified in Section 2.17(a).
“Extended Facility” means any Extended Term Loan Facility or Extended Revolving Facility, as applicable.
“Extended Loan” means any Extended Revolving Loan or Extended Term Loan, as applicable.
“Extended Maturity Date” has the meaning specified in Section 2.17(a).
“Extended Revolving Commitment” has the meaning specified in Section 2.17(a).
“Extended Revolving Loan” has the meaning specified in Section 2.17(a).
“Extended Revolving Facility” means the Extended Revolving Commitments and Extended Revolving Loans established pursuant to an Extension.
“Extended Term Loan” has the meaning specified in Section 2.17(a).
“Extended Term Loan Facility” means the Extended Term Loans established pursuant to an Extension.
“Extension” has the meaning specified in Section 2.17(a).

“Extension Amendment” has the meaning specified in Section 2.17(f).
“Extension Offer” has the meaning specified in Section 2.17(a).
“Facility” means any Revolving Facility or Term Loan Facility, as applicable.
“FATCA” means current Sections 1471 through 1474 of the Code and any amended or successor version that is substantively comparable and not materially more onerous to comply with (including any Treasury regulations or other official administrative guidance promulgated thereunder).
“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided, that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financial Covenants” means the covenants set forth in Sections 7.11, 7.12, 7.13, 7.14 and 7.15.
“Fiscal Quarter” means any fiscal quarter of a Fiscal Year.
“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.
“Fitch” means Fitch Ratings, Inc.
“Foreign Lender” means any Lender that is not a U.S. Person within the meaning of Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means any Subsidiary that (a) is not organized or incorporated in the United States, any State thereof or the District of Columbia, (b) directly or indirectly, holds no material assets other than equity interests of one or more entities described in clause (a) of this definition or (c) is a Subsidiary of an entity described in clauses (a) or (b) of this definition.
“FRB” means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), that are applicable to the circumstances as of the date of determination.
“Government-Sponsored Enterprise” means the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Housing Finance Agency, and any other financial services entity established by any Governmental Authority and engaged in the purchase of mortgage loans.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, taxing or regulatory functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank) and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any board of insurance, insurance department or insurance commissioner.

“Guarantee and Security Agreement” means the Guarantee and Security Agreement, dated as of the Closing Date, among the Obligors and the Agent, substantially in the form attached hereto as Exhibit F.
“Hazardous Material” means: (a) any “hazardous substance,” as defined by CERCLA; (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act; (c) petroleum and any petroleum product; or (d) any other pollutant, contaminant, chemical, material, waste or substance in any form that is subject to regulation or, as to which, liability or standards of conduct can be imposed under any Environmental Law.
“Historical Statutory Statements” has the meaning specified in Section 5.11(b).
“Immaterial Subsidiary” means any Non-Insurance Subsidiary that (a) has assets with an aggregate fair market value less than 2.50% of Consolidated Total Assets, (b) has aggregate revenues (disregarding, for the avoidance of doubt, revenue from Affiliates) less than 2.50% of Consolidated Total Revenues, (c) is not integral to the business or operations of the Company or its Subsidiaries (other than Immaterial Subsidiaries), (d) has no Subsidiaries (other than Immaterial Subsidiaries), and (e) is not an Obligor.
“Impacted Interest Period” has the meaning assigned to such term in the definition of “Eurodollar Rate”.
“Increased Amount Date” has the meaning specified in Section 2.15(a).
“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness of such Person for borrowed money or in respect of loans or advances; (b) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all indebtedness in respect of letters of credit, whether or not drawn, and bankers’ acceptances and letters of guaranty issued for the account or upon the application or request of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) the liabilities (if any) of such Person in respect of Swap Contracts as determined by reference to the Swap Termination Value thereof; (f) all obligations of such Person to pay the deferred purchase price of property or services that are included as liabilities in accordance with GAAP (other than accrued expenses incurred and trade accounts payable in each case in the ordinary course of business) and all obligations secured by a Lien on property owned or being purchased by such Person, but only to the extent of the lesser of the obligations secured or the value of the property to which such Lien is attached (including obligations arising under conditional sales or other title retention agreements); (g) all Disqualified Capital Stock of such Person, valued, as of the date of determination, at the greater of (1) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or mandatory repurchase thereof (or of Disqualified Capital Stock or Indebtedness into which such Disqualified Capital Stock is convertible or exchangeable); (h) any obligations of a partnership of the kind referred to in clauses (a) through (g) above or clause (i) below in which such Person is a general partner unless such obligations are expressly made non-recourse to such Person; and (i) all Contingent Obligations of such Person with respect to Indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. Notwithstanding anything to the contrary, “Indebtedness” shall not include (1) liabilities in respect of unearned premium on insurance policies written by the Company or any of its Subsidiaries, and (2) obligations in an aggregate amount not to exceed $6,000,000 at any time outstanding owed to payroll service providers in respect of advances made to or on behalf of the Company or its Restricted Subsidiaries or to employees of the Company or Restricted Subsidiaries in the ordinary course of business.
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnified Person” has the meaning specified in Section 10.05.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to a payment made by or on account of any obligation of any Obligor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent Auditor” has the meaning specified in Section 6.01(a).
“Initial Term Loan” means a loan made by a Lender to the Company pursuant to Section 2.01(a).

“Initial Term Loan Commitment” means as to any Lender its obligation to make Initial Term Loans to the Company pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(A), and “Initial Term Loan Commitments” means such commitments of all Lenders in the aggregate. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $150,000,000.
“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, conservation, rehabilitation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in any case, undertaken under U.S. Federal, state or foreign law, including title 11 of the United States Code.
“Insurance Business” means one or more aspects of the business of (a) selling or underwriting insurance or (b) reinsurance.
“Insurance Subsidiary” means any Subsidiary that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by the insurance department or similar regulatory authority of such jurisdiction.
“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last Business Day of each calendar quarter and (b) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to the Credit Extension of which such Loan is a part; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date during such Interest Period thereafter is also an Interest Payment Date (but in each case, subject to the definition of “Interest Period”).
“Interest Period” means, with respect to any Eurodollar Rate Loan, the period beginning on the date of the applicable Credit Extension and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company may elect; provided that:
(i)if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;
(ii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this definition, end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)no Interest Period shall extend beyond the Maturity Date.
For purposes of this definition, the date of a Credit Extension initially shall be the date on which such Credit Extension is made and thereafter shall be the effective date of the most recent continuation of such Credit Extension.
“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.
“Interest Type” means, when used with respect to any Loan, whether the rate of interest on such Loan is determined by reference to the Eurodollar Rate or the Base Rate.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Eurodollar Screen Rate) determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Eurodollar Screen Rate for the longest period (for which the Eurodollar Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the Eurodollar Screen Rate for the shortest period (for which that Eurodollar Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase (including purchases financed with equity) of any Capital Stock, bonds, notes, obligations, debentures or other debt securities of, or any other investment in, any Person, in each case excluding, for the avoidance of doubt, transactions pursuant to Reinsurance Agreements. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but shall be reduced by the amount equal to any returns in respect of such Investment received by the investor thereof in the same form as the original Investment (or in cash).
“Investment Grade Rating” means, with respect to any Person, (x) a senior unsecured rating or (y) a long-term issuer rating of both (i) BBB- or better from S&P and (ii) Baa3 or better from Moody’s.
“IRS” means the Internal Revenue Service or any Governmental Authority succeeding to any of its principal functions under the Code.
“Joinder Agreement” means an agreement among the Company, the Agent, and one or more lenders, establishing New Revolving Commitments and/or New Term Loan Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.15.
“JPMorgan” means JPMorgan Chase Bank, N.A.
“Junior Financing” has the meaning specified in Section 7.10(a).
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Facility at such time under this Agreement.
“Lenders” has the meaning specified in the introduction to this Agreement and includes any other Person that shall have become a party hereto pursuant to an Assignment and Assumption in accordance with Section 10.07, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Lending Office” means, as to any Lender, the office or offices of such Lender specified as its “Lending Office” or “Domestic Lending Office” or “Eurodollar Lending Office,” as the case may be, on Schedule 10.02 or in its administrative questionnaire delivered to the Agent, or such other office or offices or office of a third party or sub-agent, as appropriate, as such Lender may from time to time notify the Company and the Agent.
“LIBOR Successor Rate” has the meaning specified in Section 3.05(b).
“License” means any license, certificate of authority, permit or other authorization that is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of the Insurance Business of the Company’s Insurance Subsidiaries.
“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by, any conditional sale or other title retention agreement and the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing), but not including the interest of a lessor under an operating lease or a licensor under a license that does not otherwise secure an obligation.
“Limited Condition Acquisition” means any Acquisition the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.
“Liquidity” means, at any time, the aggregate amount of unrestricted cash and Cash Equivalents held by the Company and the Subsidiary Guarantors at such time.
“Loan” means any Revolving Loan or Term Loan, as applicable.

“Loan Documents” means this Agreement and amendments of and joinders to this Agreement that are deemed pursuant to their terms to be Loan Documents for purposes hereof, all Notes and the Security Documents.
“Loan Notice” means a notice of Credit Extension substantially in the form of Exhibit C-1.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.
“Material Acquisition” means any Acquisition by the Company or its Restricted Subsidiaries in a transaction or series of related transactions for consideration exceeding $15,000,000.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, properties, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Obligor to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party.
“Material Disposition” means any disposition of assets by the Company or its Subsidiaries in a transaction or series of related transactions for consideration exceeding $15,000,000, other than any such disposition by any Insurance Subsidiary or any Subsidiary of an Insurance Subsidiary in the ordinary course of business consistent with the investment policy approved by the board of directors of such Subsidiary.
“Material Real Property” has the meaning set forth in the Guarantee and Security Agreement.
“Maturity Date” means, except to the extent extended pursuant to Section 2.17, (i) with respect to the Initial Term Loans, the fifth anniversary of the Closing Date, (ii) with respect to New Term Loans or Extended Term Loans, the maturity date of such New Term Loans or Extended Term Loans, as specified in the applicable Joinder Agreement or Extension Amendments, (iii) with respect to Revolving Loans (other than New Revolving Loans and Extended Revolving Loans), the third anniversary of the Closing Date and (iv) with respect to New Revolving Loans and Extended Revolving Loans, the maturity date of such New Revolving Loans or Extended Revolving Loans, as specified in the applicable Joinder Agreement or Extension Amendment.
“Minimum Extension Condition” as defined in Section 2.17(d).
“Moody’s” means Moody’s Investors Service, Inc., and any Person succeeding to its rating agency business.
“Mortgage” has the meaning set forth in the Guarantee and Security Agreement.
“Multiemployer Plan” means a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA, to which the Company, any of its Subsidiaries or any ERISA Affiliate makes, is making or is obligated to make contributions or, during the preceding six calendar years, has made, or been obligated to make, contributions.
“NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.
“Net Income” means, for any Person for any Calculation Period, the net income (or loss) of such Person for such period as determined in accordance with GAAP.
“Net Proceeds” means:
(a)    with respect to any Asset Sale or Casualty Event, the aggregate amount of cash and Cash Equivalents in excess of $5,000,000 received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale or Casualty Event, as the case may be (including ,in the case of any Asset Sale, any such amounts received by the Company or any of its Restricted Subsidiaries in respect of or upon the Disposition of any Designated Non-Cash Consideration received in any Asset Sale and amounts received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received and, in the case of a Casualty Event, insurance proceeds, condemnation awards and similar payments) minus the sum of (i) all costs and expenses (including, without limitation, legal fees, notarial fees, accountants’ fees, investment banking fees, survey costs and title insurance premiums) paid by the Company or any of its Restricted Subsidiaries to third parties, all amounts applied to the repayment of Indebtedness (other than the Loans) secured by a Lien (other than, in the case of a Casualty Event, a Lien that ranks pari passu with or junior to the Liens securing the Obligations) permitted hereunder on any asset that is the subject of such Asset Sale or Casualty Event or Disposition of Designated Non-Cash Consideration, all costs of discontinuance (including any severance payments), all Taxes other than Income Taxes (after taking into account any available tax credits, exemptions or deductions and any tax sharing arrangements) and all customary fees and expenses incurred in connection with such Asset Sale or Casualty Event, or Disposition of Designated Non-Cash Consideration, and required to be paid in cash or deducted from the proceeds of such Asset Sale, Casualty Event, or Disposition of Designated Non-Cash Consideration (ii) the income tax paid or reasonably estimated to be payable in cash in connection with such Asset Sale, Casualty Event, or Disposition of Designated Non-Cash Consideration (after taking into account any available tax credits, exemptions or deductions and any tax sharing arrangements), (iii) purchase price adjustments paid or reasonably expected to be payable in connection therewith and the aggregate amount of reserves taken by the Company or any of its Restricted Subsidiaries in accordance with GAAP against indemnification obligations incurred in connection therewith so long as, if any such amount ceases to be payable, it shall then become “Net Proceeds” and (iv) the amount of any cash and Cash Equivalents received by any Insurance Subsidiary or any Subsidiary of an Insurance Subsidiary in respect of such Asset Sale, Casualty Event, or Disposition of Designated Non-Cash Consideration, to the extent that the Department will not permit such Insurance Subsidiary or such Subsidiary of an Insurance Subsidiary to distribute (including as a dividend or otherwise) such cash and Cash Equivalents directly or indirectly to the Company, and
(b)    with respect to any incurrence of Indebtedness by the Company or any of its Subsidiaries, the proceeds thereof in the form of cash and Cash Equivalents minus the costs and expenses paid or payable within 90 days of incurrence (so long as, if any such amount is not paid within such period, it shall become “Net Proceeds” on the last day of such period) by the Company or any of its Subsidiaries to third parties in connection therewith (including legal fees, notarial fees, accountants’ fees, investment banking fees, underwriting discounts and commissions, taxes, accrued interest and premium in connection with any refinancing of Indebtedness, and other customary fees and expenses incurred in connection therewith) and required to be paid in cash or deducted from the proceeds of such issuance, contribution or incurrence.
“New Revolving Commitments” has the meaning specified in Section 2.15(a).
“New Revolving Loan Lender” has the meaning specified in Section 2.15(a).
“New Revolving Loans” has the meaning specified in Section 2.15(a).
“New Term Loan Commitments” has the meaning specified in Section 2.15(a).
“New Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the New Term Loans of such Lender.
“New Term Loan Lender” has the meaning specified in Section 2.15(a).
“New Term Loans” has the meaning specified in Section 2.15(a).
“NMIC” means National Mortgage Insurance Corporation, a Wisconsin corporation.
“Non-Consenting Lender” means a Lender that does not consent to an amendment or waiver pursuant to Section 10.01 that requires the consent of all or all affected Lenders, or of all or all affected Lenders with respect to a Facility, as applicable, in order to become effective and as to which Lenders holding more than 50% of the aggregate Term Loan Exposure and Revolving Exposure of all Lenders, or more than 50% of the Term Loan Exposure or Revolving Exposure of all Lenders in respect of such Facility, as applicable, have consented.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Insurance Subsidiary” means any Subsidiary that is not an Insurance Subsidiary.
“Note” has the meaning specified in Section 2.07(b).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided, that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 A.M., New York City time, on such day received by the Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Obligor arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Obligor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Obligors under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Obligor under any Loan Document and (b) the obligation of any Obligor to reimburse any amount in respect of any of the foregoing that any Lender in its sole discretion, may elect to pay or advance on behalf of such Obligor.
“Obligors” means the Company and the Subsidiary Guarantors.
“OCI” means the Office of the Commissioner of Insurance of the State of Wisconsin.
“Organization Documents” means (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws of such corporation, (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, or (iv) in the case of clauses (i), (ii) and (iii) as they may relate to any Foreign Subsidiary, the equivalent or comparable constituent documents with respect to such Foreign Subsidiary.
“Other Applicable Indebtedness” has the meaning set forth in Section 2.09(e).
“Other Taxes” means any present or future recording, stamp, court or documentary, intangible or filing Taxes or similar Taxes that arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), imposed with respect to an assignment.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institution (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate); provided, that if the Overnight Bank Funding Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Participant” has the meaning specified in Section 10.07(e).
“Participant Register” has the meaning specified in Section 10.07(e).
“Patriot Act” has the meaning specified in Section 10.17.
“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its principal functions under ERISA.
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA that the Company, any of its Subsidiaries or any ERISA Affiliate sponsors or maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.
“Permitted Acquisition” means any Acquisition by the Company or any of its Subsidiaries, if each of the following conditions is met:
(a)no Default or Event of Default then exists or would result therefrom;
(b)after giving effect to such acquisition on a Pro Forma Basis, the Company and its Subsidiaries shall be in compliance with the Financial Covenants;
(c)the Person or business to be acquired shall be, or shall be engaged in, primarily a business of the type that the Company and its Subsidiaries are permitted to be engaged in under Section 7.06 and the property to be acquired is to be used in a business primarily of the type that the Company and its Subsidiaries are permitted to be engaged in under Section 7.06;
(d)prior to the date that the Company or any of its Subsidiaries enters into a definitive agreement with respect to such Acquisition, the board of directors of the Person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);
provided, that in the case of any Limited Condition Acquisition, compliance with clauses (a) and (b) shall be determined in accordance with Section 1.05.
“Permitted First Priority Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Company in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and under security documents substantially similar to the Security Documents and is not secured by any property or assets of the Company or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Refinancing Indebtedness, (iii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Obligors and the terms of such guarantee shall, when taken as a whole, be not materially more favorable to the secured parties in respect of such Indebtedness than the terms of the Secured Guarantee, (iv) the holders of such Indebtedness (or their representative) and the Agent shall be subject to intercreditor arrangements reasonably satisfactory to the Agent, (v) such Indebtedness has covenants, default and remedy provisions and other terms and conditions (other than interest, fees, premiums, funding discounts, or optional prepayment provisions) that are substantially similar to, or, when taken as a whole, not materially more favorable to the investors providing such Permitted First Priority Refinancing Debt than, those set forth in this Agreement (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time such Indebtedness is incurred).
“Permitted Junior Debt Conditions” means that such applicable debt (i) is not scheduled to mature prior to that date that is 91 days after the Latest Maturity Date, (ii) does not have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations and except customary provisions for settlement, whether in cash or in kind, of any right of a holder thereof to convert such applicable debt to Capital Stock of any Person), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iii) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Obligors and the terms of such guarantee shall not be materially more favorable to the secured parties in respect of such Indebtedness than the terms of the Secured Guarantee, (iv) has no financial maintenance covenants, other than in the case of any Indebtedness secured by a Lien on the Collateral that is junior to the Liens securing the Obligations (in which event the financial maintenance covenants in the documentation governing such Indebtedness shall not be more restrictive than those set forth in this Agreement), (v) does not contain any provisions that cross-default to any Default or Event of Default hereunder (other than customary cross payment default and cross-acceleration provisions), and (vi) has covenants, default and remedy provisions and other terms and conditions (other than interest, fees, premiums and funding discounts) that are substantially identical to, or not materially more favorable to the investors providing such debt than, those set forth in this Agreement (except for covenant or other provisions applicable only to periods after the Latest Maturity Date at the time such Indebtedness is incurred).
“Permitted Second Priority Refinancing Debt” means secured Indebtedness (including any Registered Equivalent Notes) incurred by the Company in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and under security documents substantially similar to the Security Documents and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of the Company or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Refinancing Indebtedness (provided that such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Refinancing Indebtedness”), (iii) the holders of such Indebtedness (or their representative) and the Agent shall be subject to intercreditor arrangements reasonably satisfactory to the Agent and (iv) such Indebtedness meets the Permitted Junior Debt Conditions.
“Permitted Swap Obligations” means all obligations (contingent or otherwise) of the Company or any Restricted Subsidiary existing or arising under Swap Contracts; provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a “market view” and (b) such Swap Contracts do not contain any provision (“walk-away” provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.
“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Company in the form of one or more series of senior unsecured notes or loans; provided that such Indebtedness (i) constitutes Refinancing Indebtedness and (ii) meets the Permitted Junior Debt Conditions.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority or other entity of whatever nature.
“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) that the Company or any of its Subsidiaries sponsors or maintains or to which the Company or any of its Subsidiaries makes, is making or is obligated to make, contributions and includes any Pension Plan.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“PMIERs” means the Private Mortgage Insurer Eligibility Requirements published by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association, as may be amended from time to time.

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, that such test or covenant hereunder shall be calculated in connection with any event or transaction as follows: (i) in the case of any Material Acquisition or Material Disposition, including pro forma adjustments only to the extent consistent with Article 11 of Regulation S-X under the Securities Act and using for purposes of determining such compliance (x) in the case of any Material Acquisition, the historical financial statements of all entities or assets so acquired or to be acquired (subject to adjustments on a Pro Forma Basis for applicable events of such entities or with respect to such assets during the applicable period, in accordance with this definition) and (y) the consolidated financial statements of the Company and its Subsidiaries, which shall be reformulated as if such Material Acquisition or Material Disposition, and any other Material Acquisitions or Material Dispositions that have been consummated during such period, had been consummated on the first day of such period; (ii) in the case of any incurrence or prepayment or repayment of Indebtedness (other than under revolving credit facilities in the ordinary course of business), assuming such Indebtedness was incurred, prepaid or repaid on the first day of such period and assuming that such Indebtedness bears interest during the portion of such period prior to the date of incurrence at, in the case of Indebtedness bearing interest at a floating rate, the weighted average of the interest rates applicable to outstanding Loans during such period and, in the case of Indebtedness bearing interest at a fixed rate, such fixed rate; (iii) in the case of the declaration or payment of any dividend or any issuance of equity or capital contribution, assuming such dividend had been declared and paid or such equity had been issued or such capital contribution made on the first day of such period; and (iv) making such other pro forma adjustments as would be permitted or required by Regulation S-X under the Securities Act; provided, however, that such compliance calculation shall take into account other cost savings measures identified by the Company which the Agent, in its reasonable business judgment, deems reasonably identifiable and factually supportable, and which cost savings measures have been certified by a Responsible Officer.
“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating solely with respect to a particular Facility and a Lender, the percentage obtained by dividing (a) the Term Loan Exposure or Revolving Exposure of that Lender, as applicable, with respect to such Facility, by (b) the aggregate Term Loan Exposure or Revolving Exposure, as applicable, of all Lenders with respect to such Facility; and (ii) for all other purposes with respect to each Lender, the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure and Revolving Exposure of that Lender under all Facilities, by (B) an amount equal to the sum of the aggregate Term Loan Exposure and Revolving Exposure of all Lenders under all Facilities.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Quarterly Statement” means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with such Insurance Subsidiary’s domiciliary insurance commissioner or, if no specific form is so required, in the form of financial statements permitted by such domiciliary insurance commissioner to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such domiciliary insurance commissioner to be disclosed therein, together with all exhibits or schedules filed therewith.
“Refinance” means, with respect to any Indebtedness, to refinance, refund, renew, replace, exchange or extend such Indebtedness. The term “Refinancing” shall have a correlative meaning.
“Refinancing Indebtedness” means with respect to Indebtedness (“Refinanced Debt”), any Refinancing of such Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium thereon (including any make-whole or other prepayment premium) plus other reasonable amounts paid, and fees and expenses incurred, in connection with such Refinancing and as otherwise permitted to be incurred pursuant to Section 7.01 (it being understood that any such Indebtedness otherwise permitted to be incurred shall constitute Indebtedness under the relevant provision of Section 7.01 pursuant to which it shall be incurred and not Refinancing Indebtedness), (b) such Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Debt, (c) such Refinancing Indebtedness shall be incurred by the Person or Persons who are the obligors on the Refinanced Debt or would otherwise be permitted to incur such Indebtedness pursuant to Section 7.01 , and (d) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the incurrence of such Refinancing Indebtedness in accordance with the provisions of Section 2.09(a).
“Register” has the meaning specified in Section 10.07(d).
“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the U.S. Securities and Exchange Commission.
“Reinsurance Agreement” means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to cede to, or assume from, another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Department.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, members, representatives, agents and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching into or through the Environment.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
“Repricing Transaction” means, with respect to a Facility, any waiver, consent or amendment directed at, or the result of which would be, the lowering of the effective interest cost or the Weighted Average Yield of the Loans under such Facility, but excluding any waiver, consent or amendment (x) in connection with any public offering of securities or transaction resulting in a Change of Control or (y) to the extent the primary purpose thereof, as reasonably determined by the Company in good faith, is not to reduce the effective interest cost or the Weighted Average yield of the Loans of such Facility.
“Required Lenders” means, as of any date of determination, one or more Lenders having or holding Term Loan Exposure and/or Revolving Exposure constituting in the aggregate more than 50% of the aggregate Term Loan Exposure and Revolving Exposure of all Lenders outstanding as of such date; provided that the Term Loan Exposure and Revolving Exposure of any Defaulting Lender will be disregarded for purposes of such determination.
“Required Revolving Lenders” means, as of any date of determination, at least two unaffiliated Lenders having or holding Revolving Exposure constituting more than 50% of the aggregate Revolving Exposure of all Revolving Lenders; provided that the aggregate amount of Revolving Exposure shall be determined with respect to any Defaulting Lender by disregarding the Revolving Exposure of such Defaulting Lender.
“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or legally binding upon the Person or any of its property or to which the Person or any of its property is subject.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, secretary or controller of an Obligor. Any document delivered under any Loan Document that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor. Unless otherwise specified, “Responsible Officer” means a Responsible Officer of the Company.
“Restricted Payments” has the meaning set forth in Section 7.08.

“Restricted Subsidiary” means any subsidiary other than an Unrestricted Subsidiary; provided that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such subsidiary shall be included in the definition of “Restricted Subsidiary.”
“Retained Distributions” means an amount equal to (i)(x) the cumulative amount of Specified Distributions for each Fiscal Quarter (commencing with the Fiscal Quarter ending June 30, 2018) minus (y) the portion of such Specified Distributions that has been applied to the prepayment of Term Loans in accordance with Section 2.09(d)(iv), plus (z) the amount of any Declined Proceeds since the Closing Date; minus (ii) the amount of any Restricted Payment made (or deemed made) pursuant to Section 7.08(c); minus (iii) the amount of any Investment made pursuant to Section 7.09(l).
“Revolver Financial Covenant Event of Default” has the meaning set forth in Section 8.01(c).
“Revolving Commitment” means the commitment of a Lender to make Revolving Loans hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(A) or in the applicable Assignment and Assumption, Joinder Agreement, or Extension Amendment, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $85,000,000.
“Revolving Commitment Period” means the period from after the Closing Date to but excluding the Revolving Commitment Termination Date.
“Revolving Commitment Termination Date” means the earliest to occur of (i) the Maturity Date with respect to the Revolving Loans, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.09, and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.02.
“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the aggregate outstanding principal amount of the Revolving Loans of that Lender.
“Revolving Facility” means the Revolving Loans and the Revolving Commitments therefor. Following the establishment of any Extended Revolving Facility, the Revolving Loans and Revolving Commitments thereunder will be considered a separate Revolving Facility hereunder.
“Revolving Lender” means a Lender having a Revolving Commitment.
“Revolving Loan” means any loan made by a Lender to the Company pursuant to Section 2.02(a) (including any New Revolving Loan, or any Extended Revolving Loan, as applicable).
“Revolving Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state.
“SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary that are applicable to the circumstances as of the date of filing of such statement or report.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Secured Guarantee” has the meaning specified in the Guarantee and Security Agreement.
“Secured Obligations” has the meaning specified in the Guarantee and Security Agreement.
“Secured Parties” has the meaning specified in the Guarantee and Security Agreement.
“Securities Act” means the Securities Act of 1933 and the regulations promulgated thereunder.
“Securitization Indebtedness” means Indebtedness of an entity or Subsidiary formed for the primary purpose of reinsuring or insuring, or purchasing or otherwise acquiring mortgage loans, receivables, insurance policies or other similar financial assets from the Company, one of the Subsidiaries of the Company and/or third parties, financing such purchases or otherwise facilitating the financing thereof (including by securitization) and conducting activities related thereto so long as (x) the principal and interest on such Indebtedness is not guaranteed by the Company or any of the other Subsidiaries of the Company and such Indebtedness is without recourse to the Company or any of the other Subsidiaries of the Company (other than: (i) for breaches of representations, warranties, covenants and related indemnities that are customary for securitization financings and similar transactions; or (ii) in connection with any mortgage insurance, other insurance products, or similar credit enhancements), (y) the Company and its applicable Subsidiaries have received all applicable regulatory approvals required for such transaction, and (z) such transaction is permitted by the investment policy approved by the board of directors (or a committee thereof) of the Company or such Subsidiary, as applicable, or otherwise approved by the board of directors (or a committee thereof) of the Company or such Subsidiary, as applicable.
“Security Documents” means the Guarantee and Security Agreement, each Mortgage and each other security agreement, instrument or document executed and delivered pursuant thereto or pursuant to Section 6.12 or Section 6.13 to secure any of the Secured Obligations.
“Similar Line of Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Closing Date or any business that is similar, related, complementary, incidental or ancillary thereto or a reasonable extension, development or expansion thereof.
“Single Employer Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, that the Company, any of its Subsidiaries or any ERISA Affiliate sponsors or maintains, or to which the Company, any of its Subsidiaries or any ERISA Affiliate makes or is obligated to make contributions or would reasonably be expected to have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is greater than or equal to the total amount that will be required to pay the probable liabilities, including contingent liabilities, of such Person as they become absolute and matured, (c) the capital of such Person is not unreasonably small in relation to its business as contemplated on such date, and (d) such Person has not and does not intend to, and does not believe that it will, incur debts or other obligations, including current obligations, beyond its ability to pay such debts and liabilities as they become due (whether at maturity or otherwise). The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Distributions” means (x) any Restricted Payment in reliance on Section 7.08(a) made by any Restricted Subsidiary to the Company and (y) any payment of principal or interest received by the Company in respect of any Surplus Debenture issued by any Insurance Subsidiary to the Company.
“Statutory Capital” means, as to any Insurance Subsidiary, as of any date, the sum of its Statutory Surplus and its contingency reserve, in each case at such date.
“Statutory Surplus” means, as to any Insurance Subsidiary, as of any date, “surplus as regards policyholders,” which is the amount corresponding to the amount shown on page 3, line 37, column 1 (or such other line on which the equivalent information is provided on any other such Annual Statement) of the Annual Statement of such Insurance Subsidiary as of such date, or an amount determined in a consistent manner in accordance with SAP for any date other than the one as of which an Annual Statement is prepared.
“Subsidiary” of a Person means any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization of which or in which such Person and such Person’s Subsidiaries own directly or indirectly more than 50% of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation, (b) the voting or managing interests (which shall mean the general partner in the case of a partnership), if it is a partnership, joint venture or similar entity, (c) the beneficial interest, if it is a trust, association or other unincorporated organization or (d) the membership interest, if it is a limited liability company. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.
“Subsidiary Guarantors” means each Subsidiary listed on the signature pages of the Guarantee and Security Agreement under the caption “Subsidiary Guarantors” and each Subsidiary that shall, at any time after the date thereof, become a Subsidiary Guarantor pursuant to Section 23 of the Guarantee and Security Agreement; provided, that in no event shall an Insurance Subsidiary, Subsidiary of an Insurance Subsidiary, Foreign Subsidiary, non-Wholly-Owned Subsidiary, Unrestricted Subsidiary or, subject to Section 6.12(b), Immaterial Subsidiary be required to be a Subsidiary Guarantor.
“Surplus Debentures” means, as to any Insurance Subsidiary or Subsidiary of an Insurance Subsidiary, debt securities of such Subsidiary issued to the Company or any other Subsidiary the proceeds of which are permitted to be included, in whole or in part, as Capital and Surplus of such issuing Subsidiary as approved and permitted by the applicable Department.
“Swap Contract” means any agreement relating to any transaction (whether or not arising under a master agreement) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, futures contract, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option, credit derivative transaction or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and any master agreement relating to or governing any or all of the foregoing.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” means any Initial Term Loan, New Term Loan, or Extended Term Loan, as applicable.
“Term Loan Commitment” means the Commitment of a Lender pursuant to Section 2.01(a) or the New Term Loan Commitment of a Lender, and “Term Loan Commitments” means such commitments of all Lenders.
“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided that at any time prior to the making of the applicable Term Loans, the Term Loan Exposure of any Lender with respect to such Term Loans shall be equal to such Lender’s Term Loan Commitment in respect to such Term Loans.
“Term Loan Facility” means, as of the Closing Date, the Initial Term Loans and the Initial Term Loan Commitments. Following the establishment of any New Term Loans (other than as an increase to an existing Term Loan Facility) or any Extended Term Loan Facility, such New Term Loans and the Commitments with respect thereto, or such Extended Term Loan Facility, as applicable, will be considered a separate Term Loan Facility hereunder.
“Term Loan Lender” means a Lender having Term Loan Exposure.
“Term Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Total Capitalization” means, without duplication, (a) the amount described in clause (a) of the definition of “Debt to Total Capitalization Ratio” plus (b) the Total Shareholders’ Equity.
“Total Shareholders’ Equity” means the total common and preferred shareholders’ equity of the Company and its Restricted Subsidiaries as determined in accordance with GAAP (calculated excluding (i) unrealized gains (losses) on securities as determined in accordance with FASB ASC 320 (Investments-Debt and Equity Securities), (ii) any charges taken to write off any goodwill included on the Company’s balance sheet on the Closing Date to the extent such charges are required by FASB ASC 320 (Investments-Debt and Equity Securities) and ASC 350 (Intangibles-Goodwill and Others) and (iii) any changes in the value of warrants existing on the Closing Date for the purchase of the Company’s Capital Stock).
“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of the aggregate principal amount of all outstanding Revolving Loans.
“Transaction Liens” means the Liens granted by the Obligors under the Security Documents.
“Transactions” means the (i) execution, delivery and performance by each Obligor of the Loan Documents to which it is to be a party, (ii) borrowing of the Loans hereunder on the Closing Date and (iii) payment of fees and expenses incurred in connection with the foregoing.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 430 of the Code for the applicable plan year.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“United States” and “U.S.” each means the United States of America.

“Unrestricted Subsidiary” means any Subsidiary designated by the board of directors (or similar governing body) of the Company as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the date hereof. The Company may designate any Subsidiary (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Subsidiary (other than any subsidiary of the Subsidiary to be so designated or any other Unrestricted Subsidiary); provided that (i) each of (A) the Subsidiary to be so designated and (B) its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender thereof has recourse to any of the assets of the Company or any Restricted Subsidiary (other than guarantees permitted pursuant to Section 7.01(a)), (ii) the Company may not designate any Insurance Subsidiary to be an Unrestricted Subsidiary and (iii) for the avoidance of doubt, there shall be no Unrestricted Subsidiaries on the Closing Date.
“Voting Stock” of any Person means Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of the board of directors or similar governing body of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Weighted Average Yield” means with respect to any Loan, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Loan on such date and giving effect to all upfront or similar fees or original issue discount (but excluding arrangement and similar fees and expenses payable by the Company), based on a four year average life to maturity, or if less, remaining life to maturity, payable with respect to such Loan.
“Wholly-Owned Subsidiary” means any Person in which all of the Capital Stock (other than directors’ and national citizen qualifying shares or similar de minimis holdings by another Person, in each case, as required by law) is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02.    Other Interpretive Provisions.
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(c)(i)    The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.
(ii)    The term “including” is not limiting and means “including without limitation.”
(iii)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
(d)Unless otherwise expressly provided herein or the context requires otherwise, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation, (iii) any reference herein to a Person shall be construed to include such Person’s permitted successors and assigns and (iv) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(e)The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
(f)This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.
(g)This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against any party merely because of such party’s involvement in their preparation.
Section 1.03.    Classification of Loans.
For purposes of this Agreement, Loans may be classified and referred to by Interest Type (e.g., a “Eurodollar Rate Loan”).
Section 1.04.    Accounting Principles.
(a)Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP as in effect from time to time, consistently applied. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)References herein to particular columns, lines or sections of any Person’s Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person’s Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. In the event the columns, lines or sections of the Annual Statement or Quarterly Statement referenced herein are changed or renumbered from the columns, lines and sections applicable to the Annual Statement for the Fiscal Year ended December 31, 2017, or the Quarterly Statement for the Fiscal Quarter ended March 31, 2018, all such references shall be deemed references to such column, line or section as so renumbered or changed.
(c)In the event of any Material Acquisition or Material Disposition, determinations of compliance with the financial covenants contained herein for any applicable Calculation Period shall be made on a Pro Forma Basis.
(d)If, at any time after the date of this Agreement, any material change is made to GAAP (other than a change to GAAP governing the determination, for purposes of the definition of “Capitalized Lease Liabilities,” whether a lease is a lease is a capital lease or an operating lease, which determination shall be made on the basis of GAAP as in effect on December 31, 2017) or the Company’s accounting practices that would affect in any material respect the determination of compliance with the covenants set forth in this Agreement, the Company shall notify the Agent of the change and the Company and the Agent shall negotiate in good faith to amend such covenant, subject to the approval of the Required Lenders, to restore the Company and the Lenders to the position they occupied before the implementation of such material change in GAAP or accounting practices; provided that until so amended, (i) such determination shall continue to be made in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of any applicable ratio or requirement made before and after giving effect to such change in GAAP.
Section 1.05.    Limited Condition Transactions.
Notwithstanding anything to the contrary herein, in connection with any Limited Condition Acquisition or any transaction (including incurrence of indebtedness) to be undertaken in connection therewith, at the option of the Company, the determination of whether each condition or requirement set forth in Section 2.15, Section 7.01(a)(vii), Section 7.01(a)(xix), and the definition of “Permitted Acquisition” with respect to (1) compliance with the Financial Covenants, shall be satisfied if at the time of the execution of the definitive agreement with respect to such Limited Condition Acquisition, the Company is in compliance with such Financial Covenants (after giving effect to such Limited Condition Acquisition and any related transactions on a Pro Forma Basis), (2) the absence of a Default or Event of Default (or any type of Default or Event of Default), shall be satisfied if at the time of the execution of the definitive agreement with respect to such Limited Condition Acquisition, no Default or Event of Default (or Default or Event of Default of such type) has occurred and is continuing, and (3) the satisfaction of the condition set forth in Section 4.02(b), shall be satisfied if at the time of the execution of the definitive agreement with respect to such Limited Condition Acquisition, the condition set forth in Section 4.02(b) is satisfied.
ARTICLE 2
THE CREDITS
Section 2.01.    Initial Term Loans.
(a)Loan Commitments. Subject to the terms and conditions hereof, each Lender with an Initial Term Loan Commitment severally agrees to make, on the Closing Date, an Initial Term Loan to the Company in an amount equal to such Lender’s Initial Term Loan Commitment.
The Company may make only one borrowing under the Initial Term Loan Commitments, which shall be on the Closing Date. Amounts borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.09, all amounts owed hereunder with respect to the Initial Term Loans shall be paid in full no later than the applicable Maturity Date. Each Initial Term Loan Commitment shall terminate immediately and without further action on the Closing Date, after giving effect to the funding of such Initial Term Loan Commitment on such date.
(b)Borrowing Mechanics for Initial Term Loans.
(i)The Company shall deliver to the Agent a fully executed Loan Notice with respect to the Initial Term Loans no later than (x) 10:00 a.m. (New York City time) on the Closing Date with respect to Base Rate Loans and (y) 3:00 p.m. (New York City time) on the date that is three (3) Business Days prior to the Closing Date with respect to Eurodollar Rate Loans (or such shorter period as may be acceptable to the Agent). Promptly upon receipt by the Agent of such Loan Notice, the Agent shall notify each Lender of the proposed Credit Extension.
(ii)Each Lender with an Initial Term Loan Commitment shall make its Initial Term Loan available to the Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Agent’s Office designated by the Agent. Upon satisfaction or waiver of the conditions precedent specified herein, the Agent shall make the proceeds of the Initial Term Loans available to the Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Initial Term Loans received by the Agent from Lenders to be credited to the account of the Company at the Agent’s Office or to such other account as may be designated in writing to the Agent by the Company.
Section 2.02.    Revolving Loans.
(a)Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender with a Revolving Commitment severally agrees to make Revolving Loans to the Company in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided that, after giving effect to the making of any Revolving Loans, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.02(a) may be repaid and reborrowed during the Revolving Commitment Period.
(b)Borrowing Mechanics for Revolving Loans.
(i)Revolving Loans shall be made in an aggregate minimum amount of $2,500,000 and integral multiples of $500,000 in excess of that amount.
(ii)Whenever the Company desires that Lenders make Revolving Loans, the Company shall deliver to the Agent a fully executed and delivered Loan Notice no later than 11:00 a.m. (New York City time) at least three Business Days in advance of the proposed Borrowing Date in the case of a Eurodollar Rate Loan, and no later than 11:00 a.m. (New York City time) on the proposed Borrowing Date in the case of a Base Rate Loan; provided that, if such Borrowing Date is the Closing Date, such Loan Notice may be delivered within such period shorter than three Business Days as may be agreed by the Agent with respect to Eurodollar Rate Loans. Except as otherwise provided herein, a Loan Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date.
(iii)Notice of receipt of each Loan Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Agent to each applicable Lender by facsimile or other electronic communication with reasonable promptness, but (provided that the Agent shall have received such notice by 11:00 a.m. (New York City time)) not later than 3:00 p.m. (New York City time) in the case of a Eurodollar Rate Loan and no later than 2:00 p.m. (New York City time) in the case of a Base Rate Loan, in each case on the same day as the Agent’s receipt of such Notice from the Company.
(iv)Each Lender shall make the amount of its Revolving Loan available to the Agent not later than 12:00 p.m. (New York City time) in the case of a Eurodollar Rate Loan and no later than 3:00 p.m. (New York City time) in the case of a Base Rate Loan, in each case on the applicable Borrowing Date by wire transfer of same day funds in Dollars, at the Agent’s Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Agent shall make the proceeds of such Revolving Loans available to the Company on the applicable Borrowing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by the Agent from Lenders to be credited to the account of the Company at the Agent’s Office or such other account as may be designated in writing to the Agent by the Company.
Section 2.03.    [Reserved].
Section 2.04.    [Reserved].
Section 2.05.    Pro Rata Shares.
All Loans shall be made by the applicable Lenders simultaneously and in accordance with their respective Pro Rata Shares of the applicable Facility, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder.
Section 2.06.    Conversion and Continuation of Loans.
(a)Each conversion of Loans from one Interest Type to the other and each continuation of Eurodollar Rate Loans shall be made upon the Company’s irrevocable written notice to the Agent in the form of a Conversion/Continuation Notice, appropriately completed and signed by a Responsible Officer of the Company. Each such Conversion/Continuation Notice must be received by the Agent not later than 3:00 p.m. (New York City time) three Business Days prior to the requested date of any conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans. The Agent shall determine the interest rate that shall apply to any converted or continued Eurodollar Rate Loans pursuant to Section 2.10(c).

(b)Each Conversion/Continuation Notice shall specify (i) whether the Company is requesting a conversion of Loans from one Interest Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be converted or continued, (iv) the Interest Type of Loans to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto (each such Interest Period shall comply with the provisions of the definition of “Interest Period”). For the avoidance of doubt, a Conversion/Continuation Notice shall be permitted to specify different treatment for different portions of the outstanding Loans that are the subject of such notice.
(c)Notwithstanding any contrary provision hereof, if (i) an Event of Default of the type described in Section 8.01(a), (f) or (g) has occurred and is continuing, unless the Required Lenders otherwise consent or (ii) any other Event of Default has occurred and is continuing and the Required Lenders have requested, each Loan will be converted into a Base Rate Loan at the end of the Interest Period applicable thereto.
Section 2.07.     Notes; Loan Accounts.
(a)Each Loan made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender and by the Agent in the ordinary course of business. The loan accounts or records maintained by the Agent and each Lender shall be conclusive evidence of the amount of the Loans made by the Lenders to the Company and the interest and payments thereon absent manifest error. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.
(b)Upon the request of any Lender made through the Agent, instead of or in addition to loan accounts, the Loans made by each Lender may be evidenced by one or more Term Loan Notes or Revolving Loan Notes, substantially the form of Exhibit B-1 or Exhibit B-2, as applicable, hereto (each such note, a “Note”). Each Lender shall endorse on the schedules annexed to its Note the date, amount and maturity of each Loan deemed made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note and each Lender’s record shall be conclusive absent manifest error; provided that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.
Section 2.08     Repayment of Loans.
The Company shall repay to the Agent, for the ratable account of the Lenders with outstanding Initial Term Loans, the aggregate principal amount of Initial Term Loans set forth below, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment, on the following dates (or if any such date is not a Business Day, on the immediately preceding Business Day).

Date	Loan Amortization Payment
September 30, 2018	$375,000
December 31, 2018	$375,000
March 31, 2019	$375,000
June 30, 2019	$375,000
September 30, 2019	$375,000
December 31, 2019	$375,000
March 31, 2020	$375,000
June 30, 2020	$375,000
September 30, 2020	$375,000
December 31, 2020	$375,000
March 31, 2021	$375,000
June 30, 2021	$375,000
September 30, 2021	$375,000
December 31, 2021	$375,000
March 31, 2022	$375,000
June 30, 2022	$375,000
September 30, 2022	$375,000
December 31, 2022	$375,000
March 31, 2023	$375,000
Maturity Date	Remainder

The Company shall repay any New Term Loans at the times, in the amounts, and in the manner specified in the applicable Joinder Agreement. The Company shall repay any Extended Term Loans at the times, in the amounts, and in the manner specified in the applicable Extension Amendments.
Notwithstanding the foregoing, (x) such amortization payments shall be reduced in accordance with Section 2.09(e) in connection with any voluntary or mandatory prepayments of the Term Loans of the applicable Term Loan Facility in accordance with Section 2.09; and (y) the Term Loans under each Term Loan Facility, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date applicable to such Term Loan Facility or, if earlier, the acceleration thereof pursuant to Section 8.02.
Each Revolving Commitment shall expire on the applicable Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no on such date.
Section 2.09.    Optional and Mandatory Prepayments and Reductions of Commitments.
(a)Optional Prepayments. The Company will have the right at any time to prepay any Borrowing in whole or in part, in minimum amounts of $500,000 or any multiple of $100,000 in excess thereof (or, if less, the entire outstanding principal amount of such Borrowing), subject to the provisions of this Section.
(b)Voluntary Commitment Reductions.
(i)The Company may, upon not less than three Business Days’ prior written or telephonic notice to the Agent, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments under any Revolving Facility in an amount up to the amount by which the Revolving Commitments under such Revolving Facility exceed the Total Utilization of Revolving Commitments under such Revolving Facility at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $2,500,000 and integral multiples of $500,000 in excess of that amount.
(ii)The Company’s notice to the Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and shall reduce the Revolving Commitment of each Lender under the applicable Revolving Facility proportionately to its Pro Rata Share thereof.
(c)Prepayment Premium. In the event that, on or prior to the date that is 6 months after the Closing Date, all or any portion of the Initial Term Loans is (x) prepaid pursuant to Section 2.09(a) or Section 2.09(d)(i) (in each case in connection with a Repricing Transaction) or (y) the subject of a Repricing Transaction, then the Company shall pay to the Agent, for the benefit of the Lenders holding the loans subject to such Repricing Transaction, a prepayment premium in an amount equal to 1.0% of the principal amount of the Initial Term Loans subject to such Repricing Transaction. If, on or prior to the date that is 6 months after the Closing Date, the Initial Term Loans held by a Lender are assigned pursuant to Section 10.14 as a result of such Lender being a Non-Consenting Lender in connection with a Repricing Transaction, the Company shall pay to the Agent, for the benefit of such Lender, without duplication of any prepayment premium paid pursuant to this Section 2.09(c), a prepayment premium in an amount equal to 1.0% of the principal amount of the Initial Term Loans of such Lender so assigned.
(d)Mandatory Prepayments. The Company shall be required to make mandatory prepayments as set forth in subclauses (i) to (iv) below:
(i)Indebtedness. Within one Business Day after any Net Proceeds are received by or on behalf of the Company or any Restricted Subsidiary in respect of the incurrence of any (A) Indebtedness not permitted hereunder, (B) Indebtedness pursuant to Section 7.01(a)(i)(B), or (C) Extended Loans, the Company shall prepay Loans (but limited, in the case of clauses (B) and (C) to the Loans to which such Refinancing Indebtedness or Extended Loans relate) in an aggregate amount equal to such Net Proceeds.
(ii)Asset Sales. Within five Business Days after any Net Proceeds are received by or on behalf of the Company or any Restricted Subsidiary in respect of any Asset Sale, the Company shall prepay the Term Loans in an aggregate amount equal to such Net Proceeds, provided that a prepayment of the Term Loans shall be required pursuant to this Section 2.09(d)(ii) only to the extent that the aggregate Net Proceeds of all Asset Sales during the term of this Agreement not otherwise applied in the manner described in clause (B) or (C) of this proviso or applied to prepay the Term Loans is equal to or less than $15,000,000; (B) such Net Proceeds may be reinvested in the business of the Company or any of its Subsidiaries so long as, within 12 months after the receipt of such Net Proceeds, such reinvestment shall have been consummated or the Company or one or more of its Restricted Subsidiaries shall have entered into a definitive agreement for such application, and such application shall have been consummated no later than 18 months after the receipt of such Net Proceeds, such reinvestment shall have been consummated (as certified by the Company in writing to the Agent); provided that on or prior to such fifth Business Day after the receipt of such Net Proceeds, the Company shall have given written notice to the Agent of its intention to reinvest all or portion of such Net Proceeds in accordance with this Section 2.09(d)(ii)(B); and (C) any Net Proceeds not so applied by the conclusion of the 12th or 18th month, as the case may be, shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 2.09(d)(ii). Notwithstanding anything herein to the contrary, Net Proceeds in respect of an Asset Sale that are received by a Foreign Subsidiary shall not be required to be prepaid pursuant to this Section 2.09(d)(ii) to the extent that the repatriation of such Net Proceeds to fund such prepayment (x) is prohibited, restricted or delayed by applicable law or (y) would result in material adverse tax consequences; provided in the case of the foregoing clause (y) that each of the Company and the applicable Foreign Subsidiary shall use commercially reasonable efforts to eliminate such tax effects in its reasonable control in order to make such prepayment.
(iii)Casualty Events. Within five Business Days after any Net Proceeds are received by or on behalf of the Company or any Restricted Subsidiary (other than an Insurance Subsidiary or a Subsidiary of an Insurance Subsidiary) in respect of any Casualty Event, the Company shall prepay Term Loans in an aggregate amount equal to such Net Proceeds; provided that: (A) a prepayment of Term Loans shall be required pursuant to this Section 2.09(d)(iii) only to the extent that the aggregate Net Proceeds of all Casualty Events during the term of this Agreement not otherwise applied in the manner described in clause (B) or (C) of this proviso or applied to prepay the Term Loans is equal to or less than $15,000,000; (B) such Net Proceeds may be reinvested in the business of the Company or any of its Subsidiaries so long as, within 12 months after the receipt of such Net Proceeds, such reinvestment shall have been consummated or the Company or one or more of its Restricted Subsidiaries shall have entered into a definitive agreement for such application, and such application shall have been consummated no later than 18 months after the receipt of such Net Proceeds, such reinvestment shall have been consummated (as certified by the Company in writing to the Agent); provided that on or prior to such fifth Business Day after the receipt of such Net Proceeds, the Company shall have given written notice to the Agent of its intention to reinvest all or portion of such Net Proceeds in accordance with this Section 2.09(d)(iii)(B); and (C) any Net Proceeds not so applied by the conclusion of the 12th or 18th month, as the case may be, shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 2.09(d)(iii). Notwithstanding anything herein to the contrary, Net Proceeds in respect of a Casualty Event that are received by a Foreign Subsidiary shall not be required to be prepaid pursuant to this Section 2.09(d)(iii) to the extent that the repatriation of such Net Proceeds to fund such prepayment (x) is prohibited, restricted or delayed by applicable law or (y) would result in material adverse tax consequences; provided in the case of the foregoing clause (y) that each of the Company and the applicable Foreign Subsidiary shall use commercially reasonable efforts to eliminate such tax effects in its reasonable control in order to make such prepayment.
(iv)Certain Payments. Within five Business Days after the last day of each Fiscal Quarter (starting with the last day of the Fiscal Quarter ending June 30, 2018) in which the Company receives any Specified Distribution, the Company shall prepay Term Loans in an aggregate amount equal to 50% of all cash and Cash Equivalents received by the Company in respect of Specified Distributions during such Fiscal Quarter; provided that if, as of the end of the Fiscal Quarter immediately preceding such Specified Distributions, the Debt to Total Capitalization Ratio is (a) equal to or less than 30.0%, but greater than 20%, the prepayment requirement set forth in this Section 2.09(d)(iv) shall be reduced to 25% of all such cash and Cash Equivalents so received by the Company or (b) equal to or less than 20%, the prepayment requirement set forth in this Section 2.09(d)(iv) shall not apply; provided further that, at the option of the Company, the amount of such prepayments required pursuant to this Section 2.09(d)(iv) shall be reduced dollar for dollar by (x) the aggregate amount of voluntary prepayments of the Term Loans pursuant to Section 2.09(a) and voluntary prepayments of Indebtedness incurred pursuant to Section 7.01(a)(i)(B) made during such Fiscal Year and (y) the aggregate amount of voluntary prepayments of the Revolving Loans that were accompanied by a permanent reduction of the Revolving Commitments during such Fiscal Year.
(v)Revolving Loans. The Company shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.
(e)Application of Prepayments.
(i)Any prepayment of any Loan pursuant to Section 2.09(a) shall be applied to such Loans as and, in the case of a prepayment of Term Loans, to such principal repayment installments of the Term Loans so prepaid in the order that, the Company shall direct in writing to the Agent or, absent such direction, in direct order of maturity.
(ii)Any prepayment of any Loan pursuant to Section 2.09(d)(i) through (iv) shall be applied as follows:
(1)first, to prepay the Term Loans (or, in the case of a prepayment with the Net Proceeds of Refinancing Indebtedness or Extended Loans, solely among the Loans being refinanced or extended) on a pro rata basis; provided, that any Lender may elect, by notice to the Agent no later than one Business Day after the Agent’s receipt of the notice of such prepayment, to decline all or any portion of any such prepayment of its Term Loans (other than a prepayment pursuant to Section 2.09(d)(i) or, for the avoidance of doubt, a prepayment pursuant to Section 2.09(a)), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans but was so declined shall be retained by the Company (such amount, the “Declined Proceeds”) and added to the amount of Retained Distributions. Any prepayment of any Term Loans pursuant to Sections 2.09(d)(i) through (iv) shall be applied to the remaining scheduled principal repayment installments of the Loans so prepaid on a pro rata basis until paid in full;
(2)second, (solely in the case of Section 2.09(d)(i)) to prepay the Revolving Loans to the full extent thereof without any permanent reduction of the Revolving Commitments; and

(3)third, to the Company.
(iii)     If at the time any amount is required to be paid pursuant to Section 2.09(d)(ii), (iii) or (iv), the Company is required to offer to repay or repurchase Permitted First Priority Refinancing Debt pursuant to the terms of the documentation governing such Indebtedness with any Net Proceeds of the applicable Asset Sales or Casualty Events or cash or Cash Equivalents in respect of a Restricted Payment of the type described in Section 2.09(d)(iv) (such Permitted First Priority Refinancing Debt required to be offered to be so repaid or repurchased, “Other Applicable Indebtedness”), then the Company may apply such Net Proceeds or cash and Cash Equivalents, as applicable, on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and Other Applicable Indebtedness at such time; provided, that the portion of such Net Proceeds or cash and Cash Equivalents, as applicable, allocated to Other Applicable Indebtedness shall not exceed the amount of such Net Proceeds or cash and Cash Equivalents, as applicable, required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds or cash and Cash Equivalents shall be allocated to the Loans in accordance with the terms hereof) to the prepayment of the Loans and to the repayment or repurchase of such Other Applicable Indebtedness, and the amount of prepayment of the Loans that would have otherwise been required pursuant to Section 2.09(d)(ii), (iii) or (iv), as applicable, shall be reduced accordingly; provided, that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness purchased, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Loans in accordance with the terms hereof.
(f)    Notice of Prepayments. The Company shall notify the Agent in writing of any prepayment of any Credit Extension hereunder (other than pursuant to Section 2.09(d)(i)): (i) in the case of a Eurodollar Rate Loan, not later than 11:00 a.m. (New York City time) three Business Days before the date of prepayment and (ii) in the case of a Base Rate Loan, not later than 11:00 a.m. (New York City time) on the prepayment date. Each such notice shall be irrevocable (provided that such notice may state that it is conditional upon the satisfaction of one or more conditions specified therein) and shall specify the prepayment date, the principal amount of each Credit Extension or portion thereof to be prepaid and, in the case of a mandatory prepayment pursuant to Section 2.09(d), a reasonably detailed calculation of the amount of the Net Proceeds or cash Restricted Payment giving rise to such prepayment. Promptly after it receives any such notice, the Agent shall advise the Lenders of the contents thereof.
(g)    Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Any prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Company pursuant to Section 3.04.
Section 2.10.    Interest.
(a)Except as otherwise set forth herein, the Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:
(i)in the case of Revolving Loans:
(1)if a Base Rate Loan, at the Base Rate plus the Applicable Margin for the applicable Revolving Facility; or
(2)if a Eurodollar Rate Loan, at the Eurodollar Rate plus the Applicable Margin for the applicable Revolving Facility;
(ii)in the case of Term Loans:
(1)if a Base Rate Loan, at the Base Rate plus the Applicable Margin for the applicable Term Loan Facility; or
(2)if a Eurodollar Rate Loan, at the Eurodollar Rate plus the Applicable Margin for the applicable Term Loan Facility.

(b)    The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by the Company and notified to the Agent and Lenders pursuant to the applicable Loan Notice or Conversion/Continuation Notice, as the case may be; provided that the Company may not select the Eurodollar Rate for any Credit Extension if the aggregate amount of such Credit Extension is less than $5,000,000.
(c)    In connection with Eurodollar Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time. In the event the Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Loan Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then‑current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event the Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Loan Notice or Conversion/Continuation Notice (or fails to deliver a Conversion/Continuation Notice within the time limits provided in Section 2.06(a)), the Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company and each Lender. At any time that Base Rate Loans are outstanding, the Agent shall notify the Company and the Lenders of any change in the U.S. Prime Rate used in determining the Base Rate promptly following the public announcement of such change.
(d)    [reserved]
(e)    [reserved].
(f)    Notwithstanding the foregoing, upon the occurrence of any Event of Default pursuant to Section 8.01(a), for so long as such Event of Default shall be continuing, all overdue principal and interest payable on each Loan shall, without further notice, bear interest, after as well as before judgment to the extent permitted by law, at a rate per annum equal to 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding subsections of this Section. In addition, if any fee or other amount (other than principal or interest on any Loan) payable by the Company pursuant to any Loan Document is not paid when due, whether upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment to the extent permitted by law, at a rate per annum equal to 2.00% plus the rate otherwise applicable to Base Rate Loans as provided in the preceding subsections of this Section.
(g)    Interest on each Loan shall be paid in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.10(f) shall be payable on demand of the Agent, (ii) upon any repayment or prepayment of any Loan, interest accrued on the principal amount repaid shall be payable on the date of such repayment and (iii) upon any conversion of a Eurodollar Rate Loan before the end of the current Interest Period therefor, interest accrued on such Loan shall be payable on the effective date of such conversion.
(h)    Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Company shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the highest rate of interest that may be lawfully contracted for, charged or received had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the highest rate of interest that may be lawfully contracted for, charged or received by such

Lender, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Company.
Section 2.11.    Fees.
(a)The Company agrees to pay to the Agent for the benefit of the Lenders having Revolving Exposure commitment fees equal to (1) the actual daily amount by which the Revolving Commitments exceeds the aggregate principal amount of all outstanding Revolving Loans, times (2) the Applicable Revolving Commitment Fee Percentage.
All fees referred to in this Section 2.11(a) shall be paid to the Agent at the Agent’s Office and upon receipt, the Agent shall promptly distribute to each such Lender its Pro Rata Share thereof.
(b)All fees referred to in Section 2.11(a) shall be calculated pursuant to the second sentence of Section 2.12(a) and shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.
(c)In addition to the foregoing, the Company shall pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed upon by the Company and the Agent (including, without limitation, as set forth in any fee letter by and between the Company and any Arranger). Such fees shall be fully earned when paid and shall not be refundable under any circumstances.
Section 2.12.    Computation of Fees and Interest.
(a)All computations of interest for Base Rate Loans when the Base Rate is determined by the “U. S. Prime Rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.
(b)Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Agent will, at the request of the Company or any Lender, deliver to the Company or the Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.
Section 2.13.    Payments Generally.
(a)All payments to be made by the Company under the Loan Documents shall be made without condition or deduction for any defense, set-off, recoupment or counterclaim. Except as otherwise expressly provided in any Loan Document, all payments to be made by the Company under any Loan Document shall be made to the Agent for the account of the Lenders at the Agent’s Office, and shall be made in dollars and in immediately available funds, no later than 3:00 p.m. (New York City time) on the date specified in such Loan Document. The Agent will promptly distribute to each Lender under the applicable Facility its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 3:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.
(b)Subject to the provisions set forth in the definition of “Interest Period” herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
(c)Unless the Company or any Lender has notified the Agent, prior to the date any payment is required to be made by it to the Agent hereunder, that the Company or such Lender, as the case may be, will not make such payment, the Agent may assume that the Company or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Agent in immediately available funds, then:
i.if the Company failed to make such payment, each applicable Lender shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and
ii.if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Agent to the Company to the date such amount is recovered by the Agent (the “Compensation Period”) at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in the applicable Credit Extension. If such Lender does not pay such amount forthwith upon the Agent’s demand therefor, the Agent may make a demand therefor upon the Company, and the Company shall pay such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the applicable rate for Base Rate Loans to the applicable Credit Extension. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments or to prejudice any rights that the Agent or the Company may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Agent to any Lender or the Company with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
(d)If any Lender makes available to the Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Company by the Agent because the conditions to the extension of Loans set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.
(f)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
Section 2.14.    Sharing of Payments by Lenders.
(a)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment (a) on account of any Obligations due and payable hereunder and under the other Loan Documents at such time resulting in such Lender receiving payment in excess of its ratable share (calculated according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) of or on account of any of Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (calculated according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time, then in each case, such Lender shall (x) notify the Agent of such fact, and (y) purchase (for cash at face value) participations in the Obligations of the other Lenders due and payable or owing, as the case may be, or make such other adjustments as shall be equitable, so that the benefit of such excess payments shall be shared by all such Lenders; provided that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (1) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, including to the Company or any Subsidiary thereof pursuant to Section 10.07(c).
(b)Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of setoff and counterclaim (subject to Section 10.09) with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.
Section 2.15.    Incremental Facilities.
(a)The Company may, by written notice to the Agent, elect to request (A) from time to time prior to the Revolving Commitment Termination Date, one or more increases to the then-existing Revolving Commitments (any such increase, “New Revolving Commitments”, and the loans made pursuant thereto, “New Revolving Loans”) in an aggregate amount not in excess of $35,000,000 for all such increases, and/or (B) from time to time prior to the Maturity Date applicable to the Term Loans, the establishment of one or more new term loan commitments (“New Term Loan Commitments”, and the loans made pursuant thereto, “New Term Loans”); provided, that the aggregate amount of all such increases pursuant to the foregoing clauses (A) and (B) shall not exceed $75,000,000. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Company proposes that the New Revolving Commitments or New Term Loan Commitments, as applicable, shall be effective and the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender” or “New Term Loan Lender”, as applicable) to whom the Company proposes any portion of such New Revolving Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations. If the Company elects to request that the Agent arrange the New Revolving Commitments or New Term Loan Commitments, the Agent may elect or decline to arrange such New Revolving Commitments or New Term Loan Commitments in its sole discretion, and any Lender approached to provide all or a portion of the New Revolving Commitments or New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Revolving Commitment or a New Term Loan Commitment. Such New Revolving Commitments or New Term Loan Commitments, as applicable, shall become effective as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date immediately before or after giving effect to such New Revolving Commitments or New Term Loan Commitments, as applicable; (2) immediately before and after giving effect to the making of any New Term Loans, the condition set forth in Section 4.02(b) shall be satisfied; (3) the Company and its Subsidiaries shall be in compliance on a Pro Forma Basis (including after giving effect to any transaction related to such incurrence of such New Revolving Commitment or New Term Loan Commitment and assuming the full amount thereof is drawn) with the Financial Covenants as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered (and with respect to Section 7.12, as of such Increased Amount Date) after giving effect to such New Revolving Commitments or New Term Loan Commitments, as applicable; and (4) the Company shall deliver or cause to be delivered officer’s certificates and legal opinions substantially similar to those delivered on the Closing Date (as they may apply to such a transaction) to the extent reasonably requested by the Agent in connection with any such transaction. Notwithstanding the foregoing, if the proceeds of the New Term Loan Commitments or New Revolving Commitments, as applicable, will be applied to finance a Limited Condition Acquisition, compliance with clauses (1)-(3) shall be determined in accordance with Section 1.05.
(b)The terms and provisions of any New Term Loans and New Term Loan Commitments shall be as set forth herein and in the applicable Joinder Agreement; provided that:
(1)any New Term Loans and New Term Loan Commitments made on an Increased Amount Date may be designated as a separate Term Loan Facility or as an increase to an existing Term Loan Facility, in each case for all purposes of this Agreement, and any New Revolving Loans and New Revolving Commitments shall be documented solely as an increase to a Revolving Facility and shall have terms and provisions identical to those of such Revolving Facility;

(2)any New Term Loans and New Term Loan Commitments may rank pari passu or junior in right of payment and pari passu or junior in priority of security with the existing Term Loan Facilities or may be unsecured;
(3)in the event any New Term Loans rank pari passu in right of payment and pari passu in priority of security with the existing Term Loan Facilities, (i) the Weighted Average Life to Maturity of such New Term Loans shall be no shorter than the Weighted Average Life to Maturity of any existing Term Loan Facility, (ii) the applicable Maturity Date of such New Term Loans shall be no earlier than the Latest Maturity Date applicable to the existing Term Loan Facilities, (iii)  the Weighted Average Yield applicable to any such New Term Loans shall not be greater than the applicable Weighted Average Yield with respect to the Initial Term Loans plus 0.50% per annum unless the Applicable Margin with respect to the Initial Term Loans is increased (which increase may, at the Company’s election, be effected by the Company without the consent of any Lender) so as to cause the then applicable Weighted Average Yield of the Initial Term Loans to equal the Weighted Average Yield then applicable to such New Term Loans minus 0.50% per annum, and (iv) such New Term Loans and New Term Loan Commitments shall be subject to covenants and events of default applicable to substantially the same as, or that are in the good faith judgment of the Company, not less materially more favorable, on the whole, to the Lenders providing such New Term Loans and New Term Loan Commitments than, those applicable to the existing Term Loan Facilities (except for covenants, events of default or other provisions that are applicable only after the occurrence of the Latest Maturity Date applicable to the existing Term Loan Facilities);
(4)in the event any New Term Loans and New Term Loan Commitments (x) rank junior in right of payment or junior in priority of security with the existing Term Loan Facilities or (y) are unsecured, such New Term Loans or New Term Loan Commitments shall not mature, or have amortization (other than customary mandatory prepayments upon asset sales or casualty events), in each case, prior to the date that is six months after the Latest Maturity Date applicable to any existing Term Loan Facility that is senior in right of payment or priority to such New Term Loans and New Term Loan Commitments and (ii) be subject to covenants and events of default substantially the same as, or that are in the good faith judgment of the Company, not materially more favorable, on the whole, to the Lenders providing such New Term Loans and New Term Loan Commitments than, those applicable to any existing Term Loan Facility (except for covenants, events of default or other provisions that are applicable only after the occurrence of the Latest Maturity Date applicable to the existing Term Loan Facilities);
(5)the New Term Loans and New Term Loan Commitments may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary prepayments pursuant to Section 2.09(a) or any mandatory prepayments of the Initial Term Loans under Section 2.09(d), as specified in the applicable Joinder Agreement;
(6)the New Term Loans and New Term Loan Commitments shall (i) to the extent secured or subordinated, be subject to customary intercreditor and/or subordination arrangements reasonably satisfactory to the Company and the Agent and (ii) be guaranteed solely by the Subsidiary Guarantors and, to the extent secured, be secured solely by the Collateral.
(c)All New Revolving Commitments and New Term Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Company, the New Revolving Loan Lender(s) or New Term Loan Lender(s), as applicable, and the Agent, each of which shall be recorded in the Register. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent, to effect the provisions of this Section 2.15. Each New Revolving Commitment and New Term Loan Commitment shall be deemed for all purposes a Revolving Commitment or Term Loan Commitment, respectively, each New Revolving Loan or New Term Loan shall be deemed for all purposes a Revolving Loan or Term Loan, respectively, and each New Revolving Loan Lender and New Term Loan Lender shall become a Lender hereunder. This Section 2.15(c) shall supersede any provisions of Section 2.14 or 10.01 to the contrary.

(d)On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, each of the existing Revolving Loan Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the existing Revolving Loan Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by then-existing Revolving Loan Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments.
(e)On any Increased Amount Date on which any New Term Loan Commitments are effective (or on such later date as may be provided in the applicable Joinder Agreement), subject to the satisfaction of the foregoing terms and conditions, each New Term Loan Lender shall (x) make New Term Loan in an amount equal to its New Term Loan Commitment, and (ii) become a Lender hereunder (to the extent not already a Lender hereunder) pursuant to the applicable Joinder Agreement.
(f)The Agent shall notify Lenders promptly upon receipt of the Company’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Commitments and the New Revolving Loan Lenders or the New Term Loan Commitments and New Term Loan Lenders , and (z) in the case of each notice to any Revolving Loan Lender, the respective interests in such Revolving Loan Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section 2.15.
Section 2.16.    Defaulting Lenders.
(i)Defaulting Lender Waterfall. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Company may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(ii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender);
(B)With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Company shall not be required to pay the remaining amount of any such fee.

(b)    Defaulting Lender Cure. If the Company and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice, and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
Section 2.17.    Maturity Extensions of Loans.
(a) The Company may from time to time, pursuant to the provisions of this Section 2.17, agree with one or more Lenders (each an “Existing Lender”) holding Loans and/or Commitments under a Facility (the “Existing Facility”) to extend the Maturity Date of such Facility and to provide for other terms consistent with this Section 2.17 (each such modification, an “Extension”; and any Term Loans so extended, “Extended Term Loans”; and any Revolving Commitments and Revolving Loans so extended, “Extended Revolving Commitments” and “Extended Revolving Loans,” respectively) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by the Company to all Lenders under such Existing Facility on a pro rata basis (based on the Pro Rata Share of each Lender with respect to such Existing Facility) and on the same terms to each such Lender. In connection with each Extension, the Company will provide notification to the Agent (for distribution to the Existing Lenders), no later than 30 days prior to the Maturity Date of the applicable Existing Facility, of the requested new maturity date (the “Extended Maturity Date”) for the Extended Facility and the due date for Lender responses. In connection with any Extension, each Existing Lender wishing to participate in such Extension shall, prior to such due date, provide the Agent with a written notice thereof in a form reasonably satisfactory to the Agent. Any Existing Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. In connection with any Extension, the Company shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, the Agent to accomplish the purposes of this Section 2.17.
(b) After giving effect to any Extension, the Loans and Commitments so extended shall cease to be a part of the Facility of which they were a part immediately prior to such Extension and shall be a new Facility hereunder; provided that no such Extension shall cause the total number of Facilities hereunder to exceed seven (7).
(c) The consummation and effectiveness of each Extension shall be subject to the following:
(i) no Default or Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to the Lenders or at the time of such Extension (after giving effect to such Extension);
(ii) the Extended Loans and Extended Revolving Commitments of any Existing Lender established pursuant to any Extension shall have the same terms as the corresponding Loans and Commitments of such Existing Lender subject to the applicable Extension; except (A) the principal amount of such Loans and Commitments shall not be greater than the principal amount of the applicable Loans and Commitments under the applicable Existing Facility (except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such Extension), (B) the Extended Maturity Date of such Loans and Commitments shall be not earlier than the Latest Maturity Date under the applicable Existing Facility at the time of such Extension, and in the case of an Extended Term Loan Facility, the Weighted Average Life to Maturity of the Term Loans thereunder shall be no shorter than the Weighted Average Life to Maturity of the Term Loans outstanding under the applicable Existing Facility at the time of such Extension, (C) the obligations under the Extended Facility shall not be guaranteed by any Subsidiary that is not a Subsidiary Guarantor, (D) the Extended Facility shall be (1) unsecured, (2) secured on an “equal and ratable” basis with the Obligations, or (3) secured on a “junior” basis to the Obligations (in the case of clause (3), subject to intercreditor arrangements reasonably satisfactory to the Agent), and if secured, shall not be secured by any property or assets of the Company and its Restricted Subsidiaries other than the Collateral, (E) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Facility may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the applicable Existing Facility, and the Extended Facility may have such optional prepayment terms as may be agreed by the Company and the applicable Lenders thereof; (F) the Extended Facility shall share ratably with the applicable Existing Facility in any prepayment of Loans pursuant to Section 2.09(d) (or otherwise provide for less favorable prepayment treatment for such Extended Facility than for the Existing Facility); (G) the Extended Facility may, but shall not be required to, contain a “most favored nation” provision for the benefit of Lenders with respect to such Extended Facility; and (H) the other terms and conditions applicable to the Extended Facility may be terms different than those with respect to the Existing Facility, so long as such terms and conditions (1) are, in the good-faith judgment of the Company, not materially more favorable, on the whole, to the Lenders with respect to the Extended Facility than the terms and conditions applicable to the applicable Existing Facility at the time of such Extension, or (2) only apply after the Latest Maturity Date of the applicable Existing Facility or are acceptable to the Agent in its reasonable discretion; provided, further, that, notwithstanding the provisions of Section 10.01, each Extension Amendment may, without the consent of any Lender other than the applicable extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent and the Company, to give effect to the provisions of this Section 2.17, including any amendments necessary to treat the applicable Loans and/or Commitments of the extending Lenders as a new Facility hereunder;
(iii) all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by the Company generally directed to the applicable Lenders in connection therewith shall be consistent with the foregoing and otherwise reasonably satisfactory to the Agent;
(iv) a minimum amount in respect of such Extension (to be determined in the Company’s discretion and specified in the relevant Extension Offer, but in no event less than $25,000,000, unless another amount is agreed to by the Agent in its reasonable discretion) shall be satisfied (the “Minimum Extension Condition”); and
(v) no Extension shall become effective unless, on the proposed effective date of such Extension, the conditions set forth in paragraphs (a), (b) and (c) of Section 4.02 shall be satisfied (with all references in such paragraphs to the making of a Loan being deemed to be references to the Extension on the applicable date of such Extension), and the Agent shall have received a certificate to that effect dated the applicable date of such Extension and executed by a Responsible Officer of the Company.
(d) For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.14 and Section 10.01 will not apply to any payment of interest or fees in respect of any Extended Facility that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of any other Facility, in each case as is set forth in the relevant Extension Offer made pursuant to and in accordance with the provisions of this Section 2.17 with respect to such Extensions of Loans.
(e) No Lender who rejects any request for an Extension shall be deemed a Non-Consenting Lender for purposes of Section 10.14 as a result of such rejection.
(f) The Lenders hereby irrevocably authorize the Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order to effect the provisions of this Section 2.17, including to establish new Extended Facilities created pursuant to an Extension, on terms consistent with this Section 2.17. All such Extension Amendments entered into with the Company by the Agent hereunder shall be binding on the Lenders. Without limiting the foregoing, in connection with any Extension, (i) the Company and the appropriate Subsidiaries shall (at their expense) amend (and the Agent is hereby directed to amend) any Loan Document that the Agent reasonably requests to be amended to reflect the then-latest Extended Maturity Date (or such later date as may be advised by local counsel to the Agent, in the case of any Mortgage (as defined in the Guarantee and Security Agreement)) and to give effect to the provisions of this Section 2.17 and (ii) the Company and the appropriate Subsidiaries shall deliver board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Agent in connection therewith and, if requested by the Agent, a legal opinion of counsel in form and substance reasonably acceptable to the Agent.
(g) Promptly following the consummation and effectiveness of any Extension, the Company will furnish to the Agent (who shall promptly furnish to each Lender) written notice setting forth the Extended Maturity Date and material economic terms of the Extension and the aggregate principal amount of Extended Loans and Extended Revolving Commitments after giving effect to the Extension and attaching a copy of the fully executed Extension Amendment.
ARTICLE 3
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01.    Taxes.
(a)Payments Free of Indemnified Taxes and Other Taxes. Any and all payments by or on account of any obligation of any Obligor hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law, provided that if an Obligor or any applicable withholding agent shall be required by applicable law (as determined in the good faith discretion of the Obligor or the applicable withholding agent) to deduct or withhold any Indemnified Taxes from such payments, then, (i) the Obligor or the applicable withholding agent shall make such deductions or withholdings, (ii) the Obligor or the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (iii) the sum payable by the Obligor shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions applicable to additional sums payable under this Section) the Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made.
(b)Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.
(c)Indemnification by the Company. Without duplication of Section 3.01(a), the Company shall indemnify the Agent and each Lender, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes in respect of payments under any Loan Document (including Indemnified Taxes imposed on or attributable to amounts payable under this Section) that are imposed on or payable by the Agent or such Lender (or required to be withheld or deducted from a payment to the Agent or such Lender), as the case may be, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Obligor to a Governmental Authority, the Company shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Agent.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 Business Days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07 (d) relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).
(f)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Agent, at the time or times reasonably requested by the Company or the Agent, such properly completed and executed documentation reasonably requested by the Company or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Agent as will enable the Company or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), whichever of the following is applicable:
(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)executed originals of IRS Form W-8ECI;
(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable,; or
(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Agent as may be necessary for the Company and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Agent in writing of its legal inability to do so.
(g)Treatment of Certain Refunds. If the Agent or any Lender determines, in its good faith discretion, that it has received a refund (whether received in cash or applied as an offset against other Taxes due) of any Taxes as to which it has been indemnified by an Obligor or with respect to which an Obligor has paid additional amounts pursuant to this Section, it shall promptly pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by an Obligor under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender (including Taxes), as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. Such Lender or Agent, as the case may be, shall, at the Company’s reasonable request, provide the Company with a copy of any notice of assessment or other evidence reasonably satisfactory to the Company of the requirement to repay such refund received from the relevant taxing authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Company or any other Person.
Section 3.02.    Illegality.
(a)If any Lender reasonably and in good faith determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, after the Closing Date, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Eurodollar Rate Loans, then, on notice thereof by the Lender to the Company through the Agent, any obligation of that Lender to make Eurodollar Rate Loans shall be suspended until the Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.
(b)If a Lender reasonably and in good faith determines that it is unlawful for such Lender to maintain any Eurodollar Rate Loan after the Closing Date in the circumstances described in Section 3.02(a), the Company shall, upon its receipt of written notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Eurodollar Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loan. If the Company is required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such prepayment, a Base Rate Loan.

(c)If the obligation of any Lender to make or maintain Eurodollar Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Lender through the Agent, that all Loans which would otherwise be made or maintained by the Lender as Eurodollar Rate Loans shall instead be Base Rate Loans.
(d)Before giving any notice to the Agent under this Section 3.02, the affected Lender shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise materially disadvantageous to the Lender.
Section 3.03.    Increased Costs and Reduction of Return.
(a)If any Lender reasonably and in good faith determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline promulgated by or any request from any central bank or other Governmental Authority (whether or not having the force of law) in each case after the Closing Date, there shall be any increase in the cost including Taxes (other than (i) Excluded Taxes and (ii) Indemnified Taxes that are covered by Section 3.01) to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Company shall be liable for, and shall from time to time, promptly upon demand, pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs; provided that such Lender shall only be entitled to seek such additional amounts if such Lender is generally seeking the payment of similar additional amounts from similarly situated borrowers to whom it has extended credit (as certified by such Lender in the written demand required under this Section 3.03(a)). Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been adopted and to have taken effect after the date hereof.
(b)If any Lender reasonably and in good faith shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, in each case after the Closing Date, affects or would affect the amount of capital or liquidity required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and liquidity, and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or obligations under this Agreement, then, thirty (30) days after written demand by such Lender to the Company through the Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase; provided that such Lender shall only be entitled to seek such additional amounts if such Lender is generally seeking the payment of similar additional amounts from similarly situated borrowers to whom it has extended credit (as certified by such Lender in the written demand required under this Section 3.03(b)); provided, further, that the Company shall not be required to compensate a Lender for any such increases in capital for any period more than 270 days prior to the date such Lender delivers such demand; provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then such 270-day period shall be extended to include the period of such retroactive effect.
Section 3.04     Funding Losses.
The Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender has actually incurred (without duplication of any amounts to which such Lender is otherwise entitled pursuant to the other provisions of this Article 3):

(a)if for any reason (other than a default by such Lender) a Credit Extension of any Eurodollar Rate Loan does not occur on a date specified therefor in a Loan Notice, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice;
(b)if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan;
(c)if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Company; or
(d)due to an assignment of a Eurodollar Rate Loan other than on the last day of an Interest Period with respect thereto pursuant to Section 10.14.
including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained, but excluding any administrative fee or other amount chargeable by such Lender for the calculation of such loss. For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.04 and under Section 3.03(a), each Eurodollar Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Eurodollar Rate used in determining the Eurodollar Rate for such Eurodollar Rate Loan (but without giving effect to the proviso to the definition of “Eurodollar Rate”) by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.
Section 3.05.    Inability to Determine Rates.
(a)If prior to the commencement of any Interest Period for any Borrowing of Eurodollar Rate Loans: (i) the Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (ii) the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Agent or the Required Lenders revoke such notice in writing. Upon receipt of such notice, the Company may revoke any Conversion/Continuation Notice then submitted by it pursuant to Section 2.06. If the Company does not revoke such Conversion/Continuation Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans. Notwithstanding the foregoing, (x) the Agent and each Lender shall take any reasonable actions available to them (including designation of different Lending Offices), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this Section 3.05, which will not, in the reasonable judgment of the Agent or such Lender, be materially disadvantageous to the Agent, such Lender or the Company, as compared to the steps described in this Section 3.05, and (y) in the event that the Agent or the Required Lenders shall make any determination of the type described in this Section 3.05, they shall do so in a manner consistent with the then-prevailing market practice and in a manner consistent with the Agent and each such Lender’s determinations with respect to loans to other similarly situated borrowers to whom it has extended credit.
(b)    If at any time the Agent determines (which determination shall be made by notice to the Company), or either the Company or the Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or such Required Lenders (as applicable) have determined, that: (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the Eurodollar Screen Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which the Eurodollar Screen Rate shall no longer be used for determining interest rates for loans, then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Company may amend this Agreement to establish an alternate benchmark rate of interest to the Eurodollar Rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that gives due consideration to any evolving or then existing convention for determining a rate of interest for syndicated loans of this type in the United States at such time (any such proposed rate, a “LIBOR Successor Rate”), and, notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Agent shall not have received, by 5:00 pm on the date that is five Business Days after the date such amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.05(b), only to the extent the Eurodollar Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any request that the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of Eurodollar Rate Loans shall be ineffective and (y) if any Loan Notice requests a Borrowing of Eurodollar Rate Loans, such Borrowing shall be made as a Borrowing of Base Rate Loans. Notwithstanding anything else herein, any definition of the LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for the purposes of this Agreement.
Section 3.06.    Certificates of Lenders.
Any Lender claiming reimbursement or compensation under this Article 3 shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of demonstrable error. Such certificate shall set forth in reasonable detail the methodology used in determining the amount payable to the Lender.
Section 3.07.    Substitution of Lenders.
If the Company receives notice from any Lender of a claim for compensation under Section 3.01, 3.02 or 3.03, or any Lender invokes the provisions of Section 3.02, the Company may, upon notice to such Lender and the Agent, replace such Lender by causing such Lender to assign its Loans and Commitments (with the assignment fee to be paid by the Company in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Company; provided that each such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it under the Loan Documents from the applicable assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts). The Company shall release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s outstanding Loans and Commitments.
Section 3.08.    Survival.
The agreements and obligations of the Company in Section 3.01, Section 3.03, Section 3.04 and Section 3.06 shall survive the termination of this Agreement and the payment of all other Obligations.
ARTICLE 4
CONDITIONS PRECEDENT
Section 4.01.    Conditions of Initial Credit Extension.
The obligation of each Lender to make any Credit Extension on the Closing Date is subject to satisfaction of the following conditions precedent at or substantially simultaneously with the making of such Credit Extension:
(a)The Agent shall have received each of the following, each of which shall be originals or facsimiles or Adobe PDFs delivered by electronic mail (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Obligor, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Agent and each of the Lenders:

i.executed counterparts of this Agreement and the Guarantee and Security Agreement; and
ii.a Note executed by the Company in favor of each Lender that has requested a Note at least three Business Days prior to the Closing Date;
(b)The Agent shall have received:
i.copies of the resolutions of the board of directors, authorized subcommittee thereof, or other equivalent body of each Obligor authorizing the Transactions to which such Obligor is a party, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Obligor (or in the case of a limited liability company, of its manager);
ii.a certificate of the Secretary or Assistant Secretary of each Obligor (or in the case of a limited liability company, of its manager) certifying the names and true signatures of the officers of such Obligor authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by such Obligor hereunder;
iii.the articles or certificate of incorporation or equivalent document of each Obligor as in effect on the Closing Date, certified by the Secretary of State of its state of incorporation or organization as of a recent date;
iv.the bylaws or equivalent document of each Obligor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Obligor as of the Closing Date; and
v.a certificate of good standing or equivalent document for each Obligor from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization as of a recent date.
(c)The Agent shall have received:
i.certificates representing the Pledged Equity (as defined in the Guarantee and Security Agreement) that constitutes certificated securities (as defined in the Uniform Commercial Code) accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt (as defined in the Guarantee and Security Agreement) indorsed in blank to the extent required by the Guarantee and Security Agreement; provided that such certificates and undated stock powers that are in the possession of the agent under the Existing Credit Agreement immediately prior to the Closing Date shall be deemed to have been transferred to the Agent (and shall be deemed to be held by the Agent) as of the Closing Date;
ii.financing statements in form appropriate for filing, duly prepared for filing under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary in order to perfect the Liens created under the Guarantee and Security Agreement, covering the Collateral described in the Guarantee and Security Agreement;
iii.filings in form appropriate for filing with the United States Patent and Trademark Office and United States Copyright Office (if applicable) together with evidence that all action that the Agent may deem necessary in order to perfect the Liens created under the Intellectual Property Security Agreement (as defined in the Guarantee and Security Agreement) has been taken or will be taken promptly after the Closing Date;
iv.evidence of the completion of, or of arrangements reasonably satisfactory to the Agent for the completion of, all other actions, recordings and filings of or with respect to the Guarantee and Security Agreement that the Agent may deem necessary in order to perfect the Liens created thereby; and
v.evidence reasonably acceptable to the Agent of payment or arrangements for payment by the Obligors of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.
(d)The Agent shall have received a certificate of compliance for each Insurance Subsidiary from the Wisconsin Office of the Commissioner of Insurance, dated as of a recent date.

(e)The Agent shall have received a written opinion, reasonably acceptable to the Agent in form and substance, (addressed to the Agent and the Lenders and dated the Closing Date) from each of (i) Wachtell, Lipton, Rosen & Katz LLP, counsel for the Obligors and (ii) Potter Anderson & Corroon LLP, Delaware counsel for the Obligors.
(f)The Agent shall have been paid all accrued and unpaid fees, and reasonable costs and expenses to the extent then due and payable to the Agent on or before the Closing Date, including accrued and projected Attorney Costs of the Agent to the extent invoiced two (2) Business Days prior to the Closing Date.
(g)The Agent shall have received (i) a certificate signed by a Responsible Officer on behalf of the Company, dated as of the Closing Date, certifying as to the matters set forth in Sections 4.01(i) and 4.01(j), and (ii) a solvency certificate executed by the Chief Financial Officer of the Company, substantially in the form of Exhibit H.
(h)The Company and each of the Subsidiary Guarantors shall have provided the documentation and other information to the Agent that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, to the extent the Company shall have received written requests therefor at least ten (10) Business Days prior to the Closing Date.
(i)The representations and warranties of the Company contained in Article 5 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (x) which are not qualified as to materiality shall be true and correct in all material respects and (y) which are qualified as to materiality shall be true and correct, in each case, on and as of the Closing Date, after giving effect to such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, or true and correct, as the case may be, as of such earlier date.
(j)No Default or Event of Default shall have occurred and be continuing on such date immediately before or after giving effect to the proposed Credit Extension on the Closing Date.
(k)The Company shall have delivered to the Agent the financial statements referred to in Sections 5.11(a) and (b) hereto.
(l)The refinancing of all outstanding indebtedness under the Existing Credit Agreement shall have been consummated prior to, or shall be consummated substantially concurrently with, the initial Credit Extension under the Facilities and, to the extent applicable, all security interests, commitments and guarantees relating thereto shall have been or shall be substantially concurrently terminated and released.
(m)The Agent shall have received a Loan Notice in accordance with the requirements hereof.
Section 4.02.    Conditions to All Other Loans.
The obligation of each Lender to make any Loans on any Borrowing Date (other than the Closing Date) is subject to satisfaction of the following conditions precedent (it being understood, for the avoidance of doubt, that the conversion or continuation of any Loan on any Borrowing Date shall not be subject to any such conditions):
(a)No Default or Event of Default shall have occurred and be continuing on such date immediately before or after giving effect to the proposed Loan.
(b)The representations and warranties of the Company contained in Article 5 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (x) which are not qualified as to materiality shall be true and correct in all material respects and (y) which are qualified as to materiality shall be true and correct, in each case, on and as of the date of such Loan Notice, after giving effect to such Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, or true and correct, as the case may be, as of such earlier date.
(c)The Agent shall have received a Loan Notice in accordance with the requirements hereof.

(d)After giving effect to any such Loan that is a Revolving Loan, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect.
Each Loan Notice (other than a notice of conversion requesting only a conversion of Loans to the other Interest Type, or a continuation of Eurodollar Rate Loans and other than a Loan Notice for a Borrowing on the Closing Date) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied (or waived) on and as of the date of the making of the Loan to which such Loan Notice relates.
Section 4.03.    Determinations Under Section 4.01.
For purposes of determining compliance with the conditions specified in Section 4.01, each of the Lenders shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by, or acceptable or satisfactory to, the Lenders unless an officer of the Agent responsible for the Transactions shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and, in the case of any Lender, such Lender shall not have made available to the Agent on the Closing Date such Lender’s Pro Rata Share of the Borrowing to be made on such date.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Agent and each Lender that:
Section 5.02.    Corporate Existence and Power.
The Company and each of its Restricted Subsidiaries:
(a)is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;
(b)has the corporate (or other organizational) power and authority and all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business;
(c)except as set forth in Schedule 5.01, is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and
(d)except as set forth in Schedule 5.01, is in compliance with all Requirements of Law, except such orders, writs, injunctions or decrees as are being contested in good faith by appropriate proceedings;
except, in each case referred to in clauses (a) (other than with respect to the Company), (b), (c) and (d), to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.02.    Corporate Authorization; No Contravention.
The Transactions to be entered into by each Obligor are within its corporate or other organizational powers. The Transactions (including the execution, delivery and performance by each Obligor of each Loan Document to which it is a party) have been duly authorized by all necessary corporate or other organizational action of each Obligor and do not and will not:
(a)contravene the terms of any of such Obligor’s Organization Documents;
(b)conflict with or result in any breach or contravention of, or result in or require the creation of any Lien (other than the Transaction Liens) under, any document evidencing any material Contractual Obligation to which such Obligor is a party, except to the extent that such conflicts, in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or
(c)violate any Requirement of Law or any order, injunction, writ or decree of any Governmental Authority to which such Obligor or its property is subject, except to the extent that such violations, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.03.    Governmental Authorization.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, each Obligor of each Loan Document to which it is a party or the granting of any Liens by any Obligor pursuant to the Loan Documents, except (i) such as have been obtained and are in full force and effect (including without limitation, the approval of the Department of Insurance of the jurisdiction of the domicile of the Insurance Subsidiaries),(ii) filings necessary to perfect the Transaction Liens and (iii) those the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

Section 5.04.    Binding Effect.
Each Loan Document that has been delivered by an Obligor has been duly executed and delivered by each Obligor party thereto and constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
Section 5.05.    Litigation.
There are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any of its Restricted Subsidiaries or any of their respective properties that: (a) purport to affect or pertain to this Agreement or any other Loan Document or (b) individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document or directing that the Transactions not be consummated as herein or therein provided.
Section 5.06.    No Default.
No Default or Event of Default has occurred and is continuing or would result from the consummation of the Transactions. As of the Closing Date, neither the Company nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation in any respect that, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.
Section 5.07.    ERISA Compliance.
(a)Each Pension Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law except to the extent that such non-compliance would not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has either (i) received a favorable determination letter from the IRS and to the knowledge of the Company, nothing has occurred which would reasonably be expected to cause the loss of such qualification or (ii) with respect to the Pension Plans identified on Schedule 5.07, is in the process of requesting a favorable determination letter from the IRS as to its qualified status, and the Company is not aware of any fact or issue that would reasonably be expected to cause the IRS to fail to issue a favorable determination letter, except where such non-qualification would not reasonably be expected to have a Material Adverse Effect. The Company, its Restricted Subsidiaries and each ERISA Affiliate have made all required contributions to any Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan, except where such lack of contribution or application for funding waiver would not reasonably be expected to have a Material Adverse Effect.
(b)Except as set forth on Schedule 5.07, there are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there has been no “prohibited transaction” (as defined in Section 406 of ERISA and Section 4975 of the Code) or violation of the fiduciary responsibility rules with respect to any Pension Plan that would reasonably be expected to have a Material Adverse Effect.
(c)Except for occurrences or circumstances that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect: (i) since December 31, 2011, no ERISA Event has occurred or, to the knowledge of the Company, is reasonably expected to occur; (ii) no Single Employer Pension Plan is, or, to the knowledge of the Company, is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (iii) none of the Company, any of its Subsidiaries or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (iv) none of the Company, any of its Restricted Subsidiaries or any ERISA Affiliate has knowingly engaged in a transaction that could be subject to Section 4069(a) or 4212(c) of ERISA.

Section 5.08.    Margin Regulations.
Neither the Company nor any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
Section 5.09.    Title to Properties.
The Company and each Restricted Subsidiary have good legal title in fee simple or rights in and power to transfer, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for (a) Liens permitted under Section 7.02 and (b) any failure to have such good title and any defects in title or interests as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Restricted Subsidiaries is subject to no Liens, other than Liens permitted under Section 7.02.
Section 5.10.    Taxes.
(a)The Company and each of its Restricted Subsidiaries has timely filed all federal Tax, material income Tax and other material Tax returns and reports required to be filed, and has paid all federal Tax, material income Tax and other material Taxes levied or imposed upon it or its properties, income or assets that have become due and payable (including in its capacity as a withholding agent), except (i) those that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with SAP or GAAP, as applicable, and (ii) those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no current or proposed Tax audit, assessment, deficiency or other claim or proceeding against the Company or any Restricted Subsidiary that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(b)Except as would not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect (i) the Company and each of its Restricted Subsidiaries has made adequate provision in accordance with SAP or GAAP (as applicable) for all Taxes not yet due and payable and (ii) neither the Company nor any Restricted Subsidiary has ever participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.
Section 5.11.    Financial Condition.
(a)Each of (i) the audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 2017, and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year ended on that date, reported on by BDO USA, LLP, independent public accountants and (ii) the unaudited consolidated financial statements of the Company and its Subsidiaries dated as of March 31, 2018, and the related consolidated statements of income, shareholders’ equity and cash flows for the period ended on that date:
(i)were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject, in the case of such unaudited financial statements, to ordinary, good faith year end and audit adjustments and the absence of footnote disclosure;
(ii)fairly present in all material respects the financial condition, results of operations, cash flows and changes in shareholders’ equity of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and
(iii)show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof.
(b)Each of (i) the December 31, 2017 Annual Statement of each Insurance Subsidiary, and (ii) the March 31, 2018 Quarterly Statement of each Insurance Subsidiary (collectively, the “Historical Statutory Statements”):
(i)were prepared in accordance with SAP, except as may be reflected in the notes thereto and subject, with respect to the Quarterly Statements, to the absence of notes required by SAP and to normal year-end adjustments; and

(ii)were, in all material respects, in compliance with applicable Requirements of Law when filed and present fairly in all material respects the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and changes in Capital and Surplus of the respective Insurance Subsidiaries covered thereby for the respective periods then ended.
Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with SAP, would have been required to have been disclosed or provided for in such Historical Statutory Statement.
(c)The financial projections, budgets and estimates relating to the Company provided by the Company to the Agent prior to the date hereof in connection with this Credit Agreement have been prepared in good faith based upon assumptions that are believed by the preparer thereof to be reasonable at the time that they were provided to the Agent, it being understood and agreed that (a) financial projections, budgets and estimates are as to future events and are not to be viewed as facts, (b) financial projections, budgets and estimates are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, (c) no assurance can be given that any particular financial projections, budgets or estimates will be realized and (d) actual results during the period or periods covered by any such projections, budgets or estimates may differ significantly from the projected, budgeted or estimated results and such differences may be material.
(d)Since December 31, 2017, there has been no material adverse change in the business, properties, results of operations or financial condition of the Company and its Restricted Subsidiaries, taken as a whole.
Section 5.12.    Environmental Laws.
(a)All real properties owned or leased by the Company or any of its Restricted Subsidiaries have been, and continue to be, owned or leased by the Company and its Restricted Subsidiaries in compliance with all Environmental Laws, except where failure to so comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(b)There are no pending or, to the knowledge of the Company, threatened, Environmental Claims against the Company or any of its Restricted Subsidiaries, except for such Environmental Claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)The Company and each of its Restricted Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations required under any Environmental Law to own and operate their property or to conduct their businesses except where failure to obtain or comply with the foregoing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
Section 5.13.    Regulated Activities and Regulated Entities.
None of the Company, any Person controlling the Company, or any Restricted Subsidiary, is (a) subject to regulation, or required to register, under the Investment Company Act of 1940 or (b) a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
Section 5.14.    Subsidiaries.
(a)The Capital Stock of each of the Company’s Restricted Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. As of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which the Company or any of its Restricted Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of any Restricted Subsidiary outstanding which upon conversion or exchange would require, the issuance by the any Restricted Subsidiary of any additional membership interests or other Capital Stock of any Restricted

Subsidiary or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any Restricted Subsidiary.
(b)Schedule 5.14(b) sets forth the name of, and the ownership interest of the Company (or the applicable Subsidiary) in, each of its Subsidiaries and identifies each Subsidiary that is a Subsidiary Guarantor, a Foreign Subsidiary, an Immaterial Subsidiary, Unrestricted Subsidiary and/or an Insurance Subsidiary, in each case as of the Closing Date. As of the Closing Date, all the Company’s Subsidiaries are fully consolidated in its consolidated financial statements. As of the Closing Date each Subsidiary that is required to be a Subsidiary Guarantor is a Subsidiary Guarantor.
Section 5.15.    Insurance Licenses.
Except as set forth in Schedule 5.15, (a) no License of the Company or any Insurance Subsidiary, the loss of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation, and (b) to the Company’s knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority.
Section 5.16.    Full Disclosure.
All written Information (other than financial projections, budgets, estimates and information of a general economic or industry nature) provided directly by the Company or its Subsidiaries to the Agent or the Lenders in connection with the transactions contemplated hereunder (in each case, as modified or supplemented by other information so furnished, and when taken together with any disclosures made by the Company in any publicly available filings with the SEC) is, as of the date made available, taken as a whole, correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, taken as a whole, not materially misleading in the light of the circumstances under which they were made.
Section 5.17.    Solvency.
Immediately after giving effect to the Transactions to occur on the Closing Date, the Company and its Subsidiaries, on a consolidated basis, are Solvent.
Section 5.18.    Security Interests.
On the Closing Date, the Security Documents are effective to create valid security interests in the Collateral to the extent set forth therein. Upon the filing of financing statements in the appropriate governmental offices or the obtaining of “control” (as defined in the Uniform Commercial Code) of the Collateral, the Agent will have a perfected security interest in all right, title and interest of the Obligors in all such Collateral to the extent that a security interest in such Collateral may be perfected by filing under the Uniform Commercial Code (in effect on the date this representation is made) or by obtaining control, as applicable.
Section 5.19.    Insurance.
Other than as would not reasonably be expected to have a Material Adverse Effect, the insurance maintained by or reserved on the books of the Company and its Restricted Subsidiaries is sufficient to protect the Company and its Restricted Subsidiaries and their respective directors and officers against such risks as are usually insured against in accordance with industry practice by companies in the same or similar business.
Section 5.20.    Anti-Corruption Laws and Sanctions.
The Company, its Subsidiaries and their respective officers and employees, and to the knowledge of the Company, the directors and agents (when acting on behalf of the Company or its Subsidiaries) of the Company and its Subsidiaries, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws, and applicable Sanctions in all material respects. None of (a) the Company or any Subsidiary, or (b) to the knowledge of the Company, any of the respective directors, officers or employees of the Company or any of its Subsidiaries, or any agent of the Company or any of its

Subsidiaries who will act in any capacity in connection with this Agreement, is a Sanctioned Person. The Company will not use, and shall not permit any of its Subsidiaries to use, the proceeds of any Loan in violation of Section 6.11(b).
Section 5.21.    Surplus Debenture Interest and Dividends.
Except as provided in Schedule 5.21, the Company has not received any notice from NAIC, any other Governmental Authority or any other insurance regulatory authority that its Insurance Subsidiaries will not be permitted to pay dividends, and has no reason to believe that such notice is forthcoming. As of the Closing Date, no Surplus Debentures of any Insurance Subsidiary of the Company are outstanding.
Section 5.22.    EEA Financial Institutions.
No Obligor is an EEA Financial Institution.
ARTICLE 6
AFFIRMATIVE COVENANTS
Until all principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured contingent indemnification obligations not yet due and payable) and all Commitments have been terminated, the Company covenants and agrees with the Lenders that:
Section 6.01.    Financial Statements.
The Company shall deliver to the Agent, for further distribution to each Lender:
(a)Not later than 90 days after the end of each Fiscal Year, copies of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related audited consolidated statements of operations, shareholders’ equity and cash flows for such year, setting forth in the case of the audited consolidated statements in comparative form the figures for the previous Fiscal Year, and accompanied by the opinion of BDO USA, LLP or another nationally-recognized independent public accounting firm (“Independent Auditor”), which opinion shall state that such audited consolidated financial statements present fairly in all material respects the financial position and result of operations of the Company and its Restricted Subsidiaries for the periods indicated in conformity with GAAP, except as stated therein. Such opinion shall be without a “going concern” or like qualification (other than as it may result from the maturity of the Loans hereunder within the coming 12-month period) and shall not be qualified as to scope;
(b)Not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, copies of the condensed unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related condensed unaudited consolidated statements of operations, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter and for the then elapsed portion of such Fiscal Year, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, and certified by a Responsible Officer as fairly presenting in all material respects, in accordance with GAAP (subject to the absence of footnotes and year-end audit adjustments), the financial position, the results of operations and cash flows of the Company and its Subsidiaries;
(c)as soon as available but not later than 75 days after the close of each Fiscal Year of each Insurance Subsidiary, a copy of the unaudited Annual Statement of such Insurance Subsidiary on a stand-alone basis, such Annual Statement to be certified by a Responsible Officer of such Insurance Subsidiary and prepared in accordance with SAP, as modified by accounting practices permitted or prescribed by the OCI or other applicable domiciliary insurance commissioner, consistently applied throughout the periods reflected therein and, if required by the applicable Governmental Authority, audited and certified by independent certified public accountants of recognized national standing (such audited Annual Statement to be delivered, if required by the applicable Governmental Authority, as soon as available but not later than June 15 of each Fiscal Year of such Insurance Subsidiary);

(d)as soon as available but not later than 60 days after the close of each of the first three Fiscal Quarters of each Fiscal Year of each Insurance Subsidiary, a copy of the Quarterly Statement of such Insurance Subsidiary on a stand-alone basis, such Quarterly Statement to be certified by a Responsible Officer of such Insurance Subsidiary and prepared in accordance with SAP, as modified by accounting practices permitted or prescribed by the OCI or other applicable domiciliary insurance commissioner, consistently applied through the period reflected therein;
(e)promptly following the delivery to or receipt by the Company or any of its Restricted Subsidiaries of any regular or periodic final Triennial Examination reports or results of any market conduct examination or examination by any Department or the NAIC of the financial condition and operations of, or any notice of any assertion as to violation of any Requirement of Law by, any Insurance Subsidiary, or any report with respect to any Insurance Subsidiary (including any summary report from the NAIC with respect to the performance of such Insurance Subsidiary as measured against the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System as in effect from time to time) that would reasonably be expected to result in a Material Adverse Effect;
(f)within 125 days after the close of each Fiscal Year of each Insurance Subsidiary, a copy of the “Statement of Actuarial Opinion” and “Management Discussion and Analysis” for each such Insurance Subsidiary that is provided to the applicable Department (or equivalent information should such Department no longer require such a statement) as to the adequacy of reserves of such Insurance Subsidiary, such opinion to be in the format prescribed by the insurance code of the state of domicile of such Insurance Subsidiary; and
(g)simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related unaudited consolidating financial information reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.
Section 6.02.    Certificates; Other Information.
The Company shall furnish to the Agent, for further distribution to each Lender:
(a)concurrently with the delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b), a Compliance Certificate executed by a Responsible Officer;
(b)concurrently with the delivery of the financial statements referred to in Section 6.01(a), but only to the extent permitted by accounting industry policies generally followed by independent certified public accounts, a certificate of the Independent Auditor that reported on such financial statements stating (i) whether during the course of its examination of such financial statements it obtained knowledge of any Default relating to accounting matters (which certificate may be limited to the extent required by auditing rules or guidelines), and (ii) if a Default relating to accounting matters has come to its attention, specifying the nature and period of existence thereof;
(c)promptly after any request by the Agent or any Lender, copies of any final reports submitted to the Company by independent public accountants in connection with any annual, interim or special audit of the financial statements of the Company made by such accountants;
(d)[reserved];
(e)concurrently with the delivery of the financial statements referred to in Section 6.01(a), a forecast for the next Fiscal Year (including a statement of projected operations for such period and projected ordinary dividend capacity from Insurance Subsidiaries of the Company);
(f)as soon as available but not later than five Business Days after receipt, execution or delivery of any Reinsurance Agreement (other than any Reinsurance Agreement entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice or any Reinsurance Agreement between Insurance Subsidiaries), including any proposal, binder, cover note or line slip (where the Person to be reinsured is an Insurance Subsidiary), (i) a written notice specifying each Person party to such agreement, (ii) for each such Person, its most recently published rating, if any, (iii) the subject matter of each such agreement and (iv) if requested by the Agent or any Lender, attaching thereto, a true and complete copy of such agreement;
(g)promptly after receipt of any notice of termination, cancellation (which cancellation notice is not accompanied by a corresponding request for renewal), commutation or recapture of any Reinsurance Agreement (other than any Reinsurance Agreement that was entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice) where the Person reinsured is an Insurance Subsidiary, a copy thereof; and
(h)promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Agent, for itself or at the request of any Lender, may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01, Section 6.02 or Section 6.03 may be delivered electronically and if so delivered, shall be deemed to have been delivered to the Agent (and, other than in the case of clause (ii)(y) below, the Agent shall be deemed to have delivered such documents to each Lender) on the earliest of (i) the date on which the Company posts such documents or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; (ii) the date on which such documents are (x) posted on the Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent) or (y) delivered electronically by the Company to the Agent, or (iii) the date on which such documents are made publicly available at www.sec.gov. Except for Compliance Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Company hereby acknowledges that (a) the Agent will make available to the Lenders information and projections provided by the Company to the Agent pursuant to Section 6.01, Section 6.02 and Section 6.03 (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar secure electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company, its Restricted Subsidiaries or their respective securities) (each, a “Public Lender”). The Company hereby agrees that (w) it will use commercially reasonable efforts to identify that portion of the Company Materials that may be distributed to the Public Lenders and that all such Company Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Agent and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company, its Restricted Subsidiaries or their respective securities for purposes of United States federal and state securities laws, it being understood that such Company Materials are subject to Section 10.08; (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Lender”; and (z) the Agent shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Lender.”
Section 6.03.    Notices.
The Company shall notify the Agent promptly after any Responsible Officer of the Company becomes aware:
(a)of the occurrence of any Default;
(b)of any matter that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect, including any of the following solely to the extent it would reasonably be expected to have a Material Adverse Effect: (i) any breach or non-performance by the Company or any Restricted Subsidiary of, or any default by the Company or any Restricted Subsidiary under, a Contractual Obligation of the Company or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Restricted Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation (including any governmental proceeding or arbitration proceeding), tax audit or investigative proceeding, claim, lawsuit, and/or investigation against or involving the Company or any of its Restricted Subsidiaries or any of its or their businesses or operations, including pursuant to any applicable Environmental Laws; (iv) the expiration without renewal, revocation, suspension or restriction of, or the institution of any proceedings to revoke, suspend or restrict, any License now or hereafter held by any Insurance Subsidiary that is required to conduct the insurance business of such Insurance Subsidiary in compliance with all applicable laws and regulations; (v) the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority; or (vi) the issuance or adoption of any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally); and
(c)of the occurrence of any of the following events affecting the Company, any of its Restricted Subsidiaries or any ERISA Affiliate (but in no event more than 10 days after such event) and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company, any of its Restricted Subsidiaries or any ERISA Affiliate with respect to such event:
(i)an ERISA Event; or
(ii)the adoption of or the commencement of contributions to any Plan subject to Title IV of ERISA or Section 412 of the Code by the Company, any of its Restricted Subsidiaries or any ERISA Affiliate; or
(iii)the adoption of any amendment to a Plan subject to Title IV of ERISA or Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;
provided that no such notice will be required under this Section 6.03(d) with respect to the occurrence of any such event if such occurrence does not result in, and is not reasonably expected to result in, any liability to the Company, any of its Restricted Subsidiaries or any ERISA Affiliate of more than $25,000,000 in the aggregate.
Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Restricted Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or reasonably foreseeably will be) breached or violated.
Section 6.04.    Preservation of Corporate Existence, Etc.
The Company shall, and shall cause each Restricted Subsidiary (other than any Immaterial Subsidiary) to (except as permitted by Section 7.03 or Section 7.07):
(a)preserve and maintain in full force and effect its existence and good standing under the laws of its state or jurisdiction of incorporation or organization, as applicable, except, other than in the case of the existence of the Company, where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided no Restricted Subsidiary (other than the Company) shall be required to preserve any such existence or good standing if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders; and
(b)preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, except, in the case of this clause (b), where such failure to preserve and maintain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.05.    Insurance.
The Company shall, and shall cause each Restricted Subsidiary to, maintain with financially sound and reputable independent insurers insurance against losses or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Company and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons, except where such failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.06.    Payment of Tax Obligations.
The Company shall, and shall cause each Restricted Subsidiary to, pay and discharge as the same shall become due and payable, all material Tax liabilities imposed upon it or its material properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with SAP or GAAP (as applicable) are being maintained by the Company or such Restricted Subsidiary.
Section 6.07.    Compliance with Laws.
The Company shall, and shall cause each Restricted Subsidiary to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, the Patriot Act and all applicable Environmental Laws), except (i) for such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) as may be contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with SAP or GAAP (as applicable).
Section 6.08.    Compliance with ERISA.
The Company shall, and shall cause each of its Restricted Subsidiaries to (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Code to maintain such qualification, and (c) make all required contributions to any Plan subject to Section 412 of the Code, except where such failure to maintain as set forth in (a) or (b) or to make contributions as set forth in (c) would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
Section 6.09.    Inspection of Property and Books and Records.
The Company shall, and shall cause each Restricted Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP or SAP, as applicable, consistently applied (except as stated therein) shall be made of all financial transactions and matters involving the assets and business of the Company and such Restricted Subsidiary. The Company shall permit, and shall cause each Restricted Subsidiary to permit, representatives and independent contractors of the Agent or its designees, at the Company’s expense, to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours, upon reasonable advance notice to the Company; provided that (x) members of senior management will be notified and permitted to be present during any such meetings; (y) unless an Event of Default has occurred and is continuing, not more than one such visit per Fiscal Year shall be permitted; and (z) when an Event of Default exists the Agent or any Lender (through coordination with the Agent) may do any of the foregoing at any time during normal business hours and without advance notice.
Section 6.10.    Information Regarding Collateral.
The Company will furnish to the Agent promptly (and in any event no later than the earlier of (x) forty (40) Business Days following such change and (y) if applicable, ten (10) Business Days prior to the date on which the perfection of the Liens under the applicable Security Document would (absent additional filings or other actions) lapse, in whole or in part, by reason of such change) written notice of any change in (i) any Obligor’s legal name or any Obligor’s location (determined as provided in Section 9-307 of the Uniform Commercial Code) or (ii) any Obligor’s identity or corporate structure.

Section 6.11.    Use of Proceeds.
(a)The proceeds of the Loans shall be used to consummate the 2015 Credit Agreement Refinancing, to pay the fees and expenses of the Company in connection with the Facilities and the 2015 Credit Agreement Refinancing, and for general corporate purposes of the Company and its Subsidiaries.
(b)The Company shall not use, and shall not permit any of its Subsidiaries to use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 6.12.    Additional Subsidiaries; Immaterial Subsidiaries.
(a)(i) If any additional Subsidiary is formed or acquired after the Closing Date or any Unrestricted Subsidiary is converted into a Restricted Subsidiary that is a Domestic Subsidiary after the Closing Date, the Company will, except to the extent such Subsidiary is an Insurance Subsidiary, Subsidiary of an Insurance Subsidiary, or an Excluded Subsidiary, within ten (10) Business Days after such Subsidiary is formed, acquired or converted, notify the Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, whereupon such Subsidiary will become an “Obligor,” a “Subsidiary Guarantor” and a “Lien Grantor” for purposes of the Loan Documents.
(ii)    Without limiting the preceding sentence, if any Immaterial Subsidiary that is not an Insurance Subsidiary, a Subsidiary of an Insurance Subsidiary, a Foreign Subsidiary, a non-Wholly-Owned Subsidiary, or an Unrestricted Subsidiary ceases to constitute an Immaterial Subsidiary, the Company shall promptly (and in any event within ten (10) Business Days following the date on which financial statements in respect of the Fiscal Quarter following which such Subsidiary ceases to constitute an Immaterial Subsidiary are required to be delivered hereunder) cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, whereupon such Subsidiary will become an “Obligor,” a “Subsidiary Guarantor” and a “Lien Grantor” for purposes of the Loan Documents.
(iii)    If at any time any Insurance Subsidiary shall (x) cease to constitute an Insurance Subsidiary and shall not then be an Excluded Subsidiary or a Subsidiary of an Insurance Subsidiary or (y) guarantee (other than pursuant to requirements imposed by applicable law (including regulations) or any Government-Sponsored Enterprise) any Indebtedness of the Company or any of its Subsidiaries (other than an Insurance Subsidiary or a Subsidiary of an Insurance Subsidiary), the Company shall promptly (and in any event within ten (10) Business Days following the date of such occurrence) notify the Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, whereupon such Subsidiary will become an “Obligor,” a “Subsidiary Guarantor” and a “Lien Grantor” for purposes of the Loan Documents.
(iv)    If at any time any Subsidiary of an Insurance Subsidiary shall (x) cease to constitute a Subsidiary of an Insurance Subsidiary and shall not then be an Excluded Subsidiary or an Insurance Subsidiary or (y) guarantee (other than pursuant to requirements imposed by applicable law (including regulations) or any Government-Sponsored Enterprise) any Indebtedness of the Company or any of its Subsidiaries (other than an Insurance Subsidiary or a Subsidiary of an Insurance Subsidiary), the Company shall promptly (and in any event within ten (10) Business Days following the date of such occurrence) notify the Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, whereupon such Subsidiary will become an “Obligor,” a “Subsidiary Guarantor” and a “Lien Grantor” for purposes of the Loan Documents.
(b)If, as of the last day of any Fiscal Quarter, (i) the aggregate fair market value of the assets of all Immaterial Subsidiaries (excluding each Immaterial Subsidiary that is an Obligor, an Insurance Subsidiary, a Subsidiary of an Insurance Subsidiary, a Foreign Subsidiary, a non-Wholly-Owned Subsidiary, or an Unrestricted Subsidiary) exceeds 5.00% of Consolidated Total Assets or (ii) the aggregate revenues of all Immaterial Subsidiaries (excluding each Immaterial Subsidiary that is an Obligor, an Insurance Subsidiary, a Subsidiary of an Insurance Subsidiary, a Foreign Subsidiary, a non-Wholly-

Owned Subsidiary, or an Unrestricted Subsidiary) for the period of four consecutive Fiscal Quarters most recently ended exceeds 5.00% of Consolidated Total Revenues, the Company shall promptly (and in any event within 10 Business Days following the date on which financial statements in respect of such Fiscal Quarter are required to be delivered hereunder) cause the Collateral and Guarantee Requirement to be satisfied with respect to one or more such Immaterial Subsidiaries to the extent necessary to ensure that immediately after giving effect thereto (x) the aggregate fair market value of the assets of all Immaterial Subsidiaries (excluding each Immaterial Subsidiary that is an Obligor, an Insurance Subsidiary, a Subsidiary of an Insurance Subsidiary, a Foreign Subsidiary, a non-Wholly-Owned Subsidiary, or an Unrestricted Subsidiary) shall not exceed 5.00% of Consolidated Total Assets and (y) the aggregate revenues of all Immaterial Subsidiaries (excluding each Immaterial Subsidiary that is an Obligor, an Insurance Subsidiary, a Subsidiary of an Insurance Subsidiary, a Foreign Subsidiary, a non-Wholly-Owned Subsidiary, or an Unrestricted Subsidiary) for the period of four consecutive Fiscal Quarters most recently ended shall not exceed 5.00% of Consolidated Total Revenues, whereupon each such Immaterial Subsidiary designated by the Company will become an “Obligor,” a “Subsidiary Guarantor” and “Lien Grantor” for purposes of the Loan Documents.
Section 6.13.    Further Assurances.
(a)The Company will, and will cause each other Obligor to, at the request of the Agent, execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be reasonably requested by the Agent to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the Company’s expense. The Company will provide to the Agent, from time to time upon request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Transaction Liens created or intended to be created by the Security Documents.
(b)Upon the closing of any acquisition of any Material Real Property by the Company or any Subsidiary Guarantor, the Company shall, or shall cause such Subsidiary Guarantor, as applicable, to cause the Mortgage Requirement (as defined in the Guarantee and Security Agreement) to be satisfied with respect to such Material Real Property when and to the extent required by the Guarantee and Security Agreement, including by providing to the Agent for distribution to the Lenders a life of loan flood zone determination and such documents as any Lender may reasonably request to complete its flood insurance due diligence.
(c)With respect to any property (including any real property or improvements thereto or any interest therein) acquired after the Closing Date by any Obligor that is intended to be subject to the Lien created by any of the Security Documents but is not so subject or ceases to be subject to Liens permitted pursuant to Section 7.02 after the Closing Date, promptly (and in any event within 30 days after the acquisition thereof or within 3 Business Days of so ceasing) (i) execute and deliver to the Agent such amendments or supplements to the relevant Security Documents or such other documents as the Agent shall reasonably deem necessary or advisable to grant to the Agent, for the benefit of the Secured Parties, a Lien on such property subject to no Liens other than Liens permitted by this Agreement, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including, but not limited to, the filing of financing statements in such jurisdictions as may be reasonably requested by the Agent, at the Company’s expense. The Company shall otherwise take such actions and execute and/or deliver to the Agent such documents as the Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties, including actions described in Section 6.13(a), all at the Company’s expense.
Section 6.14.    Maintenance of Ratings.
Use commercially reasonable efforts to maintain (i) an issuer credit rating of the Company by S&P (but not a specific rating), and (ii) a public credit rating of the Initial Term Loan Facility by each of S&P and Moody’s (but not a specific rating).

Section 6.15.    Designation of Subsidiaries.
The board of directors (or similar governing body) of the Company may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately before and after giving effect to such designation, the Company and its Subsidiaries shall be in compliance on a Pro Forma Basis with the Financial Covenants, (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a restricted subsidiary under the terms of any other Indebtedness of the Company or its Restricted Subsidiaries and (iv) the Company shall deliver to the Agent a certificate of a Responsible Officer of the Company, together with all relevant financial information reasonably requested by the Agent, demonstrating compliance with the foregoing clauses (i) through (iii) of this Section 6.15 and, if applicable, certifying that such subsidiary meets the requirements of an “Unrestricted Subsidiary”. The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company therein at the date of designation in an amount equal to the fair market value of the Company’s Investment therein as of the date of such designation. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
Section 6.16.    Maintenance of Properties.
The Company will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties necessary in the business of the Company and its Restricted Subsidiaries (other than residential real estate properties acquired by any Insurance Subsidiary in the ordinary course of business in connection with the enforcement of remedies under any mortgage) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 6.17.    Financial Strength Ratings.
Ensure that NMIC maintains a financial strength rating (but not a specific rating) from at least one of (i) S&P, (ii) Moody’s, and (iii) with the consent of the Agent (not to be unreasonably withheld, conditioned or delayed), any other nationally recognized statistical rating organization (it being understood that the Agent hereby consents to Fitch as a nationally recognized statistical rating organization).
ARTICLE 7
NEGATIVE COVENANTS
Until all principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured contingent indemnification obligations not yet due and payable) and all Commitments have been terminated, the Company covenants and agrees with the Lenders that:
Section 7.01.    Limitation on Indebtedness; Certain Capital Stock.
(a)The Company shall not, and shall not permit any of its Restricted Subsidiaries to, incur or at any time be liable with respect to any Indebtedness, except:
(i)(A) Indebtedness under the Loan Documents (including, for the avoidance of doubt, New Term Loans, New Revolving Loans, and Extended Loans) and (B) Refinancing Indebtedness thereof that is (1) Permitted First Priority Refinancing Debt, (2) Permitted Second Priority Refinancing Debt or (3) Permitted Unsecured Refinancing Debt in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Loans;
(ii)any Surplus Debentures issued by any Insurance Subsidiary or Subsidiary thereof to the Company or any of its Restricted Subsidiaries;

(iii)Capitalized Lease Liabilities in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $20,000,000 and (y) 4.0% of Consolidated Net Worth of the Company;
(iv)Permitted Swap Obligations;
(v)Indebtedness existing on the date hereof and listed in Schedule 7.01, and Refinancing Indebtedness thereof;
(vi)Indebtedness owed by any Insurance Subsidiary or a Subsidiary of an Insurance Subsidiary in an aggregate principal amount not to exceed the greater of $12,500,000 and 2.5% of Consolidated Net Worth of the Company at any time outstanding;
(vii)Indebtedness assumed in connection with a Permitted Acquisition; provided, that (x) such Indebtedness is not incurred in contemplation of such Permitted Acquisition and (y) the Company is in compliance with the Financial Covenants on a Pro Forma Basis;
(viii)Indebtedness (including Surplus Debentures) owed by the Company or any Restricted Subsidiary (other than any Excluded Subsidiary) to the Company or any Restricted Subsidiary (other than any Excluded Subsidiary) to the extent such Indebtedness is permitted by Section 7.09 (other than paragraph (d) thereof);
(ix)Indebtedness (x) owed by any Excluded Subsidiary to any other Excluded Subsidiary or (y) to the extent permitted by Section 7.09 (other than paragraph (d) thereof), owed by any Excluded Subsidiary to the Company or any other Restricted Subsidiary that is not an Excluded Subsidiary;
(x)Indebtedness in respect of letters of credit issued and guarantees made for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business;
(xi)Indebtedness in respect of surety and other similar bonds made for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business;
(xii)other Indebtedness owed by the Company or any Restricted Subsidiary (other than an Insurance Subsidiary or a Subsidiary of an Insurance Subsidiary) in an aggregate principal amount not to exceed the greater of $12,500,000 and 2.5% of Consolidated Net Worth of the Company at any time outstanding;
(xiii)Refinancing Indebtedness of any Indebtedness of the Company or any Restricted Subsidiary that was permitted hereunder when incurred;
(xiv)Contingent Obligations of any Person in respect of Indebtedness otherwise permitted to be incurred by such Person under this Section 7.01(a);
(xv)Indebtedness consisting of the deferred purchase price of equity interests (or option or warrants or similar instruments) of departing officers, directors and employees of any Obligor or any Restricted Subsidiary issued (whether in the form of notes or otherwise) for the purchase or redemption thereof pursuant to the terms of an existing compensation plan or employment contract;
(xvi)Cash Management Obligations incurred in the ordinary course of business;
(xvii)Indebtedness to any Federal Home Loan Bank incurred in the ordinary course of business;
(xviii)(A) Indebtedness secured solely by mortgage-related assets and (B) Securitization Indebtedness, in each case in connection with credit risk transfer and insurance linked securities programs; and
(xix)unsecured Indebtedness of the Company or any of its Restricted Subsidiaries so long as, (A) immediately before and after giving effect to any incurrence of such Indebtedness, (1) no Default or Event of Default shall have occurred and be continuing, and (2) the Company and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with the Financial Covenants, and (B) at the time of any incurrence of such Indebtedness, regulatory approval to allocate interest expense in respect of the Facilities (as in effect on the Closing Date) to Insurance Subsidiaries in proportion with the benefits received by such Insurance Subsidiaries from such Facilities shall remain in effect; provided that any such Indebtedness shall be subject to the Permitted Junior Debt Conditions; provided further, that if the proceeds of any such Indebtedness will be applied to finance a Limited Condition Acquisition, compliance with clause (A) shall be determined in accordance with Section 1.05 and the determination of whether clause (B) has been satisfied shall be made solely at the time of the execution of the definitive agreement with respect to such Limited Condition Acquisition.
(b)[reserved].
Section 7.02.    Liens.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, assume or suffer to exist any Lien on any property now owned or hereafter acquired by it, except for the following:
(a)Transaction Liens;
(b)Liens on assets of Insurance Subsidiaries or the Company securing obligations under transactions entered into in connection with Investments permitted by the terms hereof in an aggregate amount not to exceed, at any time, $10,000,000;
(c)Liens on collateral consisting of cash or Cash Equivalents securing Permitted Swap Obligations in an aggregate amount not to exceed, at any time, $15,000,000 and Liens securing Cash Management Obligations permitted by Section 7.01(a)(xvi) in an aggregate amount not to exceed, at any time, $15,000,000;
(d)Liens for Taxes that are not overdue for more than 90 days and Liens for Taxes being contested in good faith and by appropriate proceedings and, in each case, with respect to which adequate reserves are being maintained in accordance with GAAP;
(e)Liens existing on the date hereof and listed in Schedule 7.02, including extensions, renewals and replacements of such Liens; provided that (i) such Lien shall not apply to any additional property (other than after-acquired title in or on such property and related assets and proceeds of the collateral in accordance with the document creating such Lien) and (ii) the Indebtedness secured thereby is not increased except as otherwise permitted under Section 7.01 (in which case, except to the extent of an increase contemplated by clause (a) of the definition of “Refinancing Indebtedness,” the Lien on the portion of such Indebtedness representing such additional increase must be permitted by another paragraph of this Section 7.02);
(f)(i) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds and (ii) Liens on collateral consisting of cash or Cash Equivalents securing letters of credit issued in respect of obligations to insurers in an amount not to exceed $10,000,000;
(g)(i) Liens of attorneys retained by the Company on a contingency fee basis and (ii) Liens of mechanics, carriers, and materialmen and other like Liens imposed by law and arising in the ordinary course of business in respect of obligations that in the case of clause (ii) hereof are not overdue for more than 60 days or that are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;
(h)Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services;

(i)Liens securing obligations in connection with any reinsurance transactions under Reinsurance Agreements entered into in the ordinary course of business;
(j)easements, rights-of-way, zoning restrictions, covenants, conditions, restrictions, zoning ordinances, development, air rights and land use agreements, encroachments, title defects and other similar encumbrances that do not secure any Indebtedness and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;
(k)[reserved];
(l)licenses, leases or subleases permitted hereunder granted to others not materially interfering in any material respect in the business of the Company and its Restricted Subsidiaries;
(m)attachment or judgment Liens not constituting an Event of Default under Section 8.01(i);
(n)Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
(o)Liens consisting of customary set-off rights in favor of depositary banks;
(p)other Liens securing obligations (other than Indebtedness for borrowed money) in an amount not to exceed, at any time outstanding, the greater of $15,000,000 and 3.0% of Consolidated Net Worth of the Company;
(q)any Lien on any asset of any Person existing at the time such assets are acquired by the Company or any Subsidiary, or such Person becomes a Subsidiary of the Company or is merged or consolidated with or into the Company or a Subsidiary of the Company, and in each case not created in contemplation of such event; provided that (i) no such Lien shall extend to, or cover, any other property or assets of the Company or any Subsidiary (including such Person) (other than after-acquired title in or on such property and related assets and proceeds of the collateral in accordance with the document creating such Lien), and (ii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated) and any Refinancing Indebtedness in respect thereof;
(r)Liens securing Indebtedness permitted under Section 7.01(a)(xviii) or other obligations in connection with credit risk transfer programs;
(s)Liens incurred in connection with the collection or disposition of delinquent accounts receivable in the ordinary course of business;
(t)[reserved];
(u)Liens securing (i) Permitted First Priority Refinancing Debt and subject to intercreditor arrangements reasonably satisfactory to the Agent and (ii) Permitted Second Priority Refinancing Debt and subject to customary intercreditor arrangements reasonably satisfactory to the Agent;
(v)[reserved];
(w)Liens consisting of deposits of cash or other assets of Insurance Subsidiaries and Subsidiaries thereof as required by any Governmental Authority;
(x)Liens securing Indebtedness of Restricted Subsidiaries that are not Obligors, to the extent such Indebtedness is permitted under Section 7.01;

(y)Liens consisting of restrictions imposed by applicable law (including regulations) or imposed by any Government-Sponsored Enterprise (including, for the avoidance of doubt, “financial requirements” imposed pursuant to PMIERs and similar restrictions imposed by any Government-Sponsored Enterprise); and
(z)Replacements of any Liens permitted under this Section 7.02 when incurred, provided that (i) such Lien shall not apply to any additional property (other than after acquired title in or on such property and related assets and proceeds of the existing collateral in accordance with the document creating such Lien) and (ii) the Indebtedness secured thereby is not increased except as otherwise permitted under Section 7.01 (in which case, except to the extent of an increase contemplated by clause (a) of the definition of “Refinancing Indebtedness,” the Lien on the portion of such Indebtedness representing such additional increase must be permitted by another paragraph of this Section 7.02).
Section 7.03.    Disposition of Assets.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable with or without recourse and Capital Stock of any Restricted Subsidiary whether newly issued or otherwise), except:
(a)(i) Dispositions of inventory and equipment in the ordinary course of business, (ii) Dispositions of cash and Cash Equivalents and (iii) Dispositions of assets obtained through foreclosure or otherwise through the exercise of remedies in respect of obligations owed by a third party to the Company or any of its Restricted Subsidiaries or otherwise in respect of mortgage loans insured by the Company or any of its Restricted Subsidiaries;
(b)the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;
(c)Dispositions of Investments by any Insurance Subsidiary or Subsidiary thereof (other than Capital Stock of Restricted Subsidiaries engaged in insurance lines of business) and Dispositions by the Company or any of its Restricted Subsidiaries of Investments permitted under this Agreement, in each case, in the ordinary course of business and consistent with the investment policy approved by the board of directors of the Company or such Subsidiary or the Company, as the case may be;
(d)Dispositions (i) by the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary (other than any Excluded Subsidiary), (ii) by any Excluded Subsidiary to any other Excluded Subsidiary and (iii) by the Company or any Restricted Subsidiary (other than any Excluded Subsidiary) to Excluded Subsidiaries; provided, that (x) to the extent such Disposition pursuant to the foregoing clause (iii) constitutes an Investment, such Disposition is permitted by Section 7.09 (other than Section 7.09(q)), and (y) otherwise, such Disposition is for fair value, as determined by the Company in good faith;
(e)any Disposition pursuant to a Reinsurance Agreement so long as such Disposition is entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice;
(f)Dispositions of obsolete, surplus or worn out property disposed of by the Company or any of its Restricted Subsidiaries;
(g)transfers resulting from any casualty or condemnation of property or assets;
(h)licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property which do not materially interfere with the business of the Company and its Restricted Subsidiaries;
(i)Dispositions consisting of (A) any transaction permitted by Section 7.07 (other than Section 7.07(a)(i)), (B) the making of any Investments permitted by Section 7.09 (other than Section 7.09(q)(i)), (C) the creation, incurrence or assumption of any Lien permitted under Section 7.02, (D) the making of any Restricted Payments permitted by Section

7.08, and (E) Dispositions of property to the extent that such property constitutes an Investment permitted by Section 7.09 (other than Section 7.09(q)(i));
(j)Dispositions of shares of Capital Stock in order to qualify members of the board of directors or equivalent governing body of an Obligor or such other nominal shares required to be held other than by the Company or such Obligor, as required by applicable law;
(k)the sale, discount, forgiveness or other compromise of notes or other accounts in the ordinary course of business or in connection with collection thereof;
(l)issuances of Capital Stock (i) by the Company, (ii) by a directly or indirectly Wholly-Owned Subsidiary of the Company to the Company or to one or more Wholly-Owned Subsidiaries of the Company or (iii) by a non-Wholly-Owned Subsidiary of the Company to the respective equity holders of such non-Wholly-Owned Subsidiary, on a pro rata basis;
(m)sale and lease back transactions in respect of any property acquired after the Closing Date, and consummated within 365 days after the acquisition of such property;
(n)Dispositions not otherwise permitted hereunder (other than pursuant to Reinsurance Agreements, which shall be subject to the limitations in clause (e) above); provided that (x) such Dispositions shall be for fair market value, as determined by the Company in good faith, and at least 75% of the consideration received in connection therewith at closing shall consist of cash, Cash Equivalents or Designated Non-Cash Consideration, and (y) the Net Proceeds thereof shall be applied to prepay the Term Loans in accordance with, and to the extent required by, Section 2.09(d); and
(o)Dispositions of mortgage-related assets, mortgage loans, receivables, and other similar financial assets securing Indebtedness incurred under Section 7.01(a)(xviii).
Upon consummation of a sale, transfer or other Disposition permitted under this Section 7.03, Liens created under the Security Documents in respect of the assets Disposed of shall be automatically released and the Agent shall (to the extent applicable) deliver to the Company, upon the Company’s request and at the Company’s expense, such documentation as necessary to evidence the release of the Agent’s security interests, if any, in the assets being Disposed of, including amendments or terminations of Uniform Commercial Code financing statements, if any, the return of stock certificates, if any, the release and satisfaction of any mortgages, and the release of any Restricted Subsidiary being Disposed of in its entirety from all of its obligations, if any, under the Loan Documents; provided that the Company shall have provided to the Agent such certificates evidencing compliance with the Loan Documents as the Agent shall reasonably request.
Section 7.04.    [Reserved].
Section 7.05.    Transactions with Affiliates.
The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, enter into any transaction with any Affiliate of the Company, other than (a) transactions no less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Company or such Restricted Subsidiary, (b) insurance transactions, intercompany pooling and other reinsurance transactions entered into in the ordinary course of business and consistent with past practice, (c) transactions between or among the Company and its Restricted Subsidiaries and transactions between or among Restricted Subsidiaries, in each case that are not otherwise prohibited by this Agreement, (d) transactions with any Affiliate of the Company that have been reported to, and not disapproved by, the OCI pursuant to applicable law, (e) any Indebtedness permitted by Section 7.01(a), any Restricted Payment permitted by Section 7.08 and any Investment permitted by Section 7.09, (f) arrangements for indemnification payments for directors and officers of the Company and its Subsidiaries, and (g) employment and severance arrangements for and compensation, bonuses, stock options and stock ownership plans and indemnification arrangements and benefit plans (and the making of payments, awards or grants in cash, securities or otherwise pursuant thereto or the funding thereof) for officers, directors and employees of the Company and its Subsidiaries approved by the board of directors or equivalent body of the Company or the respective Subsidiary.

Section 7.06.    Change in Business.
The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, engage in any business other than the businesses conducted by the Company and its Restricted Subsidiaries on the date of this Agreement or any Similar Line of Business.
Section 7.07.    Fundamental Changes.
The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, enter into any merger, consolidation, amalgamation, or sale of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except (a) in connection with (i) a Disposition permitted by Section 7.03 (other than Section 7.03(i)(A)), (ii) an Investment permitted by Section 7.09 (other than Section 7.09(q)(ii)) or (iii) a Restricted Payment permitted by Section 7.08 and (b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Subsidiary Guarantor may merge, consolidate or amalgamate into the Company in a transaction in which the Company is the surviving entity, (ii) any Subsidiary Guarantor may merge, consolidate or amalgamate into any Restricted Subsidiary in a transaction in which the surviving entity is a Subsidiary Guarantor, (iii) any two Restricted Subsidiaries that are not Subsidiary Guarantors may merge, consolidate or amalgamate, (iv) any Restricted Subsidiary that is not a Subsidiary Guarantor may liquidate, wind up, dissolve or transfer all or substantially all of its assets so long as the assets of such Restricted Subsidiary are distributed or transferred to the Company or any of its Restricted Subsidiaries, (v) any Subsidiary Guarantor may liquidate, wind up, dissolve or transfer all or substantially all of its assets so long as the assets of such Subsidiary Guarantor are distributed or transferred to the Company or another Subsidiary Guarantor and (vi) the Company or any Subsidiary may merge with any other Person in order to effect the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 6.15.
Section 7.08.    Restricted Payments.
The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, declare or pay any dividend on (or make any payment to a related trust for the purpose of paying a dividend), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Company or such Restricted Subsidiary (or any related trust), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or such Restricted Subsidiary (collectively, “Restricted Payments”) (it being understood, for the avoidance of doubt, that payments by the Company or any of its Restricted Subsidiaries pursuant to intercompany loans or notes, intercompany tax and expense-sharing arrangements, and intercompany services agreements shall not constitute Restricted Payments), except that:
(a)any Restricted Subsidiary may declare or pay dividends with respect to its Capital Stock to the Company and to any other Restricted Subsidiary (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Company and any other Restricted Subsidiary and to each other owner of Capital Stock or other equity interests of such Restricted Subsidiary on a pro rata basis based on their relative ownership interests);
(b)the Company may pay dividends solely in the form of shares of its Capital Stock (other than Disqualified Capital Stock);
(c)the Company may make Restricted Payments in an aggregate amount not to exceed the amount of Retained Distributions as of the time immediately prior to the making of such Restricted Payment; provided, that immediately before and after giving effect to the making of such Restricted Payment, (x) no Default or Event of Default shall have occurred and be continuing, (y) the Company and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with the Financial Covenants;
(d)the Company may make Restricted Payments in an aggregate amount not to exceed the greater of $25,000,000 and 5.0% of the Consolidated Net Worth of the Company;

(e)the Company may make cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock or arising out of stock dividends, splits, combinations or business combinations and may exchange debt securities for other debt securities provided that there is no cash payment made in connection therewith; and
(f)the Company and each Restricted Subsidiary may pay (or make Restricted Payments to allow the Company or any other direct or indirect parent thereof to pay) for the repurchase, redemption or other acquisition or retirement for value of Capital Stock of such Restricted Subsidiary (or of the Company or any other such direct or indirect parent thereof) from any future, present or former employee, officer, director, manager or consultant of such Restricted Subsidiary (or the Company or any other direct or indirect parent of such Restricted Subsidiary) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee or director equity plan, employee, manager or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, manager, director, officer or consultant of such Restricted Subsidiary (or the Company or any other direct or indirect parent thereof) or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause ý(f) shall not exceed the greater of $2,500,000 and 0.50% of the Consolidated Net Worth of the Company; provided, further, that such amount may be increased by an amount not to exceed:
(i)to the extent contributed to the Company, the net cash proceeds from the sale after the Closing Date of Capital Stock (other than Disqualified Capital Stock) of any of the Company’s direct or indirect parent companies, in each case to members of management, managers, directors or consultants of the Company or any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date; plus
(ii)the net cash proceeds of key man life insurance policies received after the Closing Date by the Company or its Restricted Subsidiaries; less
(iii) the amount of any Restricted Payments previously made with the cash proceeds described in clauses ý(i) and ý(ii) of this Section 7.08(f).
(g)The Company and each Restricted Subsidiary may make Restricted Payments:
(i)the proceeds of which shall be used to pay (A) its (or any of its direct or indirect parents’) operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar fees and expenses), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Company and its Subsidiaries, and (B) fees and expenses incurred in connection with the Transactions;
(ii)the proceeds of which shall be used to pay franchise Taxes and other fees, Taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;
(iii) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable (including indemnities) to directors, managers, officers and employees of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Subsidiaries; and
(iv) the proceeds of which shall be used to pay fees and expenses related to any equity or debt offering by the Company, whether or not consummated;
(h)Each Restricted Subsidiary may make Restricted Payments the proceeds of which are used substantially simultaneously to make capital contributions to any Restricted Subsidiary of the Company;
(i)[reserved];

(j)The Company and each Restricted Subsidiary may pay any dividend or distribution with 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;
(k)The Company and each Restricted Subsidiary may repurchase Capital Stock issued by it that has been withheld in respect of taxes payable upon the vesting of equity awards pursuant to the Company and its Subsidiaries’ equity incentive plans or programs;
(l)The Company and each Restricted Subsidiary may make Restricted Payments in the form of equity pursuant to and in accordance with equity compensation plans or programs and other benefit and compensation plans, programs or agreements for directors, officers, employees or advisors of the Company and its Subsidiaries;
(m)The Company may make non-cash repurchases of its Capital Stock occurring upon exercise of stock options or warrants or the settlement or vesting of other awards if such Capital Stock represents a portion of the exercise price of such options or warrants or similar equity incentive awards;
(n)The Company and each Restricted Subsidiary may purchase, redeem or otherwise acquire Capital Stock issued by it with the proceeds received from the substantially concurrent issue of new shares of its Capital Stock (other than Disqualified Capital Stock);
(o)The Company or any Restricted Subsidiary may distribute rights pursuant to a stockholder rights plan or redeem such rights in accordance with the terms of such plan; and
(p)The Company or any Restricted Subsidiary may engage in net-settled share transactions involving Capital Stock of the Company in connection with the payment of withholding taxes in connection with equity compensation plans or programs and other benefit and compensation plans, programs or agreements for directors, officers, employees or advisors.
Section 7.09.    Investments and Acquisitions.
The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, directly or indirectly, make any Acquisition or hold or make any other Investment in any other Person, except:
(a)Investments in existence on the Closing Date and commitments to make Investments existing on the Closing Date and listed on Schedule 7.09;
(b)Investments consisting of non-cash consideration received in connection with a Disposition not prohibited by the Loan Documents;
(c)Investments received in connection with the bankruptcy or reorganization of customers and suppliers in the ordinary course of business;
(d)Investments consisting of Contingent Obligations in respect of leases or of other obligations that do not constitute Indebtedness and Investments constituting Contingent Obligations in respect of Indebtedness to the extent such Indebtedness is permitted under Section 7.01;
(e)Investments in Cash Equivalents;
(f)Investments by (x) any Insurance Subsidiary (including by any Subsidiary of such Insurance Subsidiary that is not itself an Insurance Subsidiary) in the ordinary course of business and consistent with the investment policy of such Insurance Subsidiary approved by the board of directors or equivalent body of such Insurance Subsidiary, of such Subsidiary of such Insurance Subsidiary, or of the Company and (y) by the Company in the ordinary course of business of the Company consistent with the investment policy approved by the board of directors of the Company;
(g)(i) Investments by the Company or any Restricted Subsidiary in the Company or any Restricted Subsidiary (other than any Excluded Subsidiary); and (ii) Investments by any Excluded Subsidiary in any other Excluded Subsidiary;

(h)Investments in Excluded Subsidiaries in an aggregate amount expended not to exceed at any time outstanding the greater of $10,000,000 and 2.0% of Consolidated Net Worth of the Company;
(i)security deposits or pledges held or made in the ordinary course of business;
(j)loans and advances in the ordinary course of business to employees for moving, relocation or travel purposes, in each case subject to compliance with the Requirements of Law;
(k)Permitted Swap Obligations;
(l)Investments in an aggregate amount not to exceed the amount of Retained Distributions; provided, that immediately before and after giving effect to the making of such Investment, (x) no Default or Event of Default shall have occurred and be continuing, (y) the Company and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with the Financial Covenants;
(m)Investments in an aggregate amount not to exceed at any time outstanding the greater of $25,000,000 and 5.0% of Consolidated Net Worth of the Company;
(n)Investments in any Similar Line of Business in an aggregate amount not to exceed at any time outstanding the greater of $10,000,000 and 2.0% of Consolidated Net Worth of the Company;
(o)Investments in joint ventures of the Company or any of its Restricted Subsidiaries in an amount at any time outstanding not to exceed the greater of $10,000,000 and 2.0% of Consolidated Net Worth of the Company;
(p)Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed at any time outstanding the greater of $10,000,000 and 2.0% of Consolidated Net Worth of the Company;
(q)Investments as a result of any transaction permitted by (i) Section 7.03 (other than Section 7.03(i)(B)) or (ii) Section 7.07 (other than Section 7.07(a)(ii));
(r)Investments resulting from any pledge permitted under Section 7.02;
(s)Investments consisting of the redemption, purchase, repurchase or retirement of Capital Stock permitted under Section 7.08; and
(t)Permitted Acquisitions.
Section 7.10.    Prepayment of Certain Indebtedness; Modifications of Certain Agreements.
(a)The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property, and including optional prepayments and open market purchases) of or in respect of principal of or interest on any Indebtedness that is or is required to be subordinated in right of payment to the Obligations (collectively, the “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing documentation, in each case other than (i) payment of regularly scheduled interest payments as and when due in respect thereof, (ii) the payment of principal (or mandatory repurchase or settlement in respect of any right of conversion) as and when due or required in respect thereof, (iii) to the extent funded with Refinancing Indebtedness thereof, (iv) to the extent the consideration thereof consists of Capital Stock (other than Disqualified Capital Stock) of the Company, (v) to the extent the Company could make a Restricted Payment under Section 7.08(c) or (d) in an equal amount (with any payment pursuant to this clause (v) being deemed to be a Restricted Payment under Section 7.08(c) or (d), as the case may be), (vi) to the extent constituting a cashless exchange of debt, and (vii) payment of Indebtedness owed to the Company or any Subsidiary.
(b)[Reserved].

(c)The Company shall not, and shall not permit any of its Restricted Subsidiaries to, amend or modify its respective Organization Documents, other than any amendments or modifications which would not result in a Material Adverse Effect under clauses (b) or (c) of the definition of “Material Adverse Effect.”
Section 7.11.    Debt to Total Capitalization Ratio.
The Company and its Restricted Subsidiaries shall not permit the Debt to Total Capitalization Ratio to exceed 35.0% as of the last day of any Fiscal Quarter.
Section 7.12.    Liquidity
At any time when the Company does not have an Investment Grade Rating, the Company shall not permit Liquidity to be less than $10,000,000.
Section 7.13.    Statutory Capital
The Company shall not permit the Statutory Capital of NMIC as of the last day of any Fiscal Quarter to be less than $414,424,624;
Section 7.14.    Minimum Consolidated Net Worth
The Company shall not permit Consolidated Net Worth of the Company as of the last day of any Fiscal Quarter to be less than the sum of (without duplication) (i) $461,607,905, (ii) 50% of cumulative Consolidated Net Income of the Company and its Restricted Subsidiaries for each Fiscal Quarter of the Company (beginning with the Fiscal Quarter ending June 30, 2018) for which Consolidated Net Income is positive and (iii) 50% of any increase in the Consolidated Net Worth of the Company after March 31, 2018 resulting from the issuance of equity by or capital contributions to the Company or any of its Restricted Subsidiaries (excluding, for the avoidance of doubt, the impact of the issuance and exercise of warrants, options, and other employee stock awards).
Section 7.15.    PMIERs Compliance.
NMIC shall at all times be in compliance with all applicable “financial requirements” imposed pursuant to PMIERs when and to the extent such financial requirements are effective, subject, for the avoidance of doubt, to any allowed transition period thereunder or any forbearance thereunder afforded by any Government-Sponsored Enterprise.
Section 7.16.    Restrictive Agreements.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition on (a) the ability of the Company or any Restricted Subsidiary to create or permit to exist any Lien on any of its property to secure the Secured Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock, or to make, repay or prepay loans or advances, to the Company or any other Obligor or to Dispose of assets to the Company or any other Obligor; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by applicable law or any Governmental Authority (including pursuant to regulatory restrictions (including, for the avoidance of doubt, “financial requirements” imposed pursuant to PMIERs and similar restrictions imposed by any Government-Sponsored Enterprise and agreements with regulatory authorities)), (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof and identified on Schedule 7.16 (but shall apply to any amendment or modification, or any extension or renewal, of any such restriction or condition that has the effect of making such restriction or condition materially more restrictive), (iii) the foregoing shall not apply to customary restrictions and conditions contained in sales agreements, purchase agreements, and acquisition agreements (including agreements providing for any sale, purchase, or acquisition by way of merger, acquisition or consolidation) entered into by the Company or any Subsidiary pending the closing of such transaction; provided that such restrictions and conditions apply only to the Person(s) or assets or property that are to be sold, (iv) the foregoing shall not apply to restrictions contained in any documents governing any Indebtedness permitted by this Agreement or contained in any documents governing any Liens permitted under this

Agreement that impose restrictions on the property subject to such Liens, (v) [reserved], (vi) clause (a) of this Section shall not apply to customary provisions in leases or licenses or other contracts and agreements restricting the assignment, subletting or sublicensing thereof, (vii) this Section shall not apply to (A) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary with respect to restrictions and conditions imposed by such Restricted Subsidiary’s organizational documents or any related joint venture or similar agreement so long as any such restriction or condition applies only to such Subsidiary and to any Equity Interests in such Restricted Subsidiary, (B) restrictions and conditions imposed on any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Subsidiary (but shall apply to any amendment or modification expanding the scope of any such restriction or condition which makes such restrictions and conditions, taken as a whole, materially more restrictive); provided that such restrictions and conditions (x) apply only to such Restricted Subsidiary and (y) were not imposed in anticipation of the Facilities, (C) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to Intellectual Property and other agreements, in each case entered into in the ordinary course of business; provided that such provisions apply only to the assets that are the subject of such lease, sub-lease, license, sub-license or other agreement and shall not apply to any other assets of the Company or any Restricted Subsidiary and (D) restrictions on pledging joint venture interests included in customary provisions in joint venture agreements or arrangements and other agreements and other similar agreements applicable to joint ventures, and (viii) this Section shall not apply to customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business.
Section 7.17.    [Reserved].
Section 7.18    Changes in Fiscal Year.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to change the last day of its fiscal year from December 31 of each year.
ARTICLE 8
EVENTS OF DEFAULT
Section 8.01.    Events of Default.
Each of the following shall constitute an “Event of Default”:
(a)Non-Payment. The Company fails to pay (i) when and as required to be paid herein, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, any amount of principal of any Loan, (ii) within three days after the same becomes due, any interest on any Loan or any fee due hereunder or under any other Loan Document, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Representation or Warranty. Any representation or warranty by the Company or any of its Restricted Subsidiaries made or deemed made herein or pursuant to any other Loan Document, or contained in any certificate or document furnished by the Company or any Restricted Subsidiary thereof at any time pursuant to this Agreement or any other Loan Document is incorrect in any material respect on or as of the date made or deemed made; or
(c)Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of (i) Section 6.03(a) (with respect to the occurrence of an Event of Default) or Section 6.04(a) (solely with respect to an Obligor) or Article 7; provided that any failure to comply with Sections 7.12, 7.13, 7.14 or 7.15, (a “Revolver Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Term Loan Facility, until the date on which the Revolving Loans have been accelerated and the related Revolving Commitments have been terminated, in each case, by the Required Revolving Lenders pursuant to the last paragraph of Section 8.02(c); or
(d)Other Defaults. The Company or any of its Restricted Subsidiaries fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Agent or the Required Lenders; or

(e)Cross-Default. (i) The Company or any Restricted Subsidiary (A) fails to make any payment in respect of any Indebtedness (other than in respect of Swap Contracts), having an aggregate principal amount of more than $20,000,000 (in the aggregate for all such Indebtedness), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or, in the case of any such Indebtedness consisting of Contingent Obligations, to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which the Company or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) any Termination Event (as so defined) as to which the Company or any Restricted Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Restricted Subsidiary as a result thereof is greater than $20,000,000 (in the aggregate for all such Swap Contracts); or
(f)Inability to Pay Debts. The Company or any Restricted Subsidiary (other than an Immaterial Subsidiary) generally fails to pay its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; or
(g)Insolvency Proceedings. (i) The Company or any Restricted Subsidiary (other than an Immaterial Subsidiary) (A) commences any Insolvency Proceeding with respect to itself, (B) applies for or consents to the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or for a material and substantial part of its assets, or (C) takes any action to effectuate or authorize any of the foregoing; (ii) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Restricted Subsidiary (other than an Immaterial Subsidiary), or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a material and substantial part of the Company’s or any Restricted Subsidiary’s (other than an Immaterial Subsidiary’s) properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (iii) the Company or any Restricted Subsidiary (other than an Immaterial Subsidiary) admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iv) the Company or any Restricted Subsidiary (other than an Immaterial Subsidiary) acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a material and substantial portion of its property or business; or (v) any Restricted Subsidiary (other than an Immaterial Subsidiary) shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by any Governmental Authority; or
(h)ERISA Event. With respect to any Single Employer Pension Plan or Multiemployer Plan, any ERISA Event has occurred that, when taken together with all other such ERISA Events then outstanding, would reasonably be expected to have a Material Adverse Effect; or
(i)Material Judgments. One or more judgments or decrees shall be entered against the Company or any of its Restricted Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance as to which the relevant insurance company has not denied coverage) of $20,000,000 or more, and shall not have been paid, vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or
(j)[Reserved].
(k)Change of Control. There occurs any Change of Control; or
(l)Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations (other than unmatured contingent indemnification obligations), ceases to be a legal, valid and binding obligation of any Obligor party thereto; or any Obligor contests in writing the validity or enforceability against it of any Loan Document; or

(m)Liens. Any Lien purported to be created under any Security Document and to extend to assets that are not immaterial to the Company and its Subsidiaries on a consolidated basis shall cease to be, or shall be asserted by the Company or any other Obligor not to be, a valid and perfected Lien on any Collateral covered thereby, with the priority required by the applicable Security Document (except as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or as a result of the Agent’s failure to maintain possession of any stock certificates, promissory notes or other documents or possessory collateral delivered to it under the Guarantee and Security Agreement or to file continuation statements in respect of Uniform Commercial Code financing statements or except to the extent that such loss is covered by a Lender’s title insurance policy).
Section 8.02.    Remedies.
If any Event of Default (excluding, for the avoidance of doubt, any Revolver Financial Covenant Event of Default if the Revolving Loans have not been accelerated and the related Revolving Commitments have not been terminated, in each case by the Required Revolving Lenders pursuant to the last paragraph of this Section 8.02) shall have occurred and be continuing, the Agent shall, at the request of, or may, with the consent of, the Required Lenders,
(a)declare the obligation of each Lender to make extensions or conversions of the Loans to be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, whereupon the Maturity Date shall be accelerated to such date and such Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and
(c)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;
provided that upon the occurrence of any event specified in Section 8.01(g) (upon the expiration of the 60-day period mentioned therein, if applicable), the obligation of each Lender to make and continue Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.
Notwithstanding the foregoing, during any period during which solely a Revolver Financial Covenant Event of Default has occurred and is continuing, the Agent may with the consent of, and shall at the request of, the Required Revolving Lenders take any of the foregoing actions described in the immediately preceding paragraph solely as they relate to the Revolving Lenders, the Revolving Commitments and the Revolving Loans.
Section 8.03.    Rights Not Exclusive.
The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.
ARTICLE 9
THE AGENT
Section 9.01.    Appointment and Authority.
Each of the Lenders hereby irrevocably appoints JPMorgan to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than the rights of the Company and its Subsidiaries set forth in Section 9.06 and the provisions of Section 9.10) are solely for the benefit of the Agent and the Lenders, and neither the Company nor any other Obligor shall have rights as a third party beneficiary of any of such provisions.
Section 9.02.    Rights as a Lender.
The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.03    Exculpatory Provisions.
No Agent-Related Person shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent-Related Person:
(a)shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that, with respect to the Agent, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent-Related Person shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent-Related Person to liability or that is contrary to any Loan Document or applicable law; and
(c)shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, shall be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent, any Agent-Related Person or any of their respective Affiliates in any capacity.
No Agent-Related Person shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent-Related Person shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or (ii) in the absence of such Agent-Related Person’s own gross negligence or willful misconduct. No Agent-Related Person shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent-Related Person by the Company or a Lender.
No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent-Related Person.
Section 9.04.    Reliance by Agent.
The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.05.    Delegation of Duties.
The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Agent. The Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Agent.
Section 9.06.    Resignation of Agent.
The Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and in each case such successor shall require the consent of the Company at all times other than during the existence of an Event of Default under Section 8.01(a) or (g) (such consent not to be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent, in consultation with the Company, as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
Section 9.07.    Non-Reliance on Agent and Other Lenders.
Each Lender acknowledges that it has, independently and without reliance upon any Agent-Related Person or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent-Related Person or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08.    No Other Duties, Etc.
Anything herein to the contrary notwithstanding, the Arrangers and Co-Syndication Agents shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.
Section 9.09.    Agent May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Obligor, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 2.10, 10.04 and 10.05) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.10, 10.04 and 10.05.
Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.10.    Collateral and Guaranty Matters.
The Lenders irrevocably authorize and instruct the Agent to:
(a)release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon payment in full of all Obligations (other than unmatured contingent indemnification obligations) and the expiration or termination of all Commitments, (ii) that is sold or otherwise disposed of or to be transferred, sold or otherwise disposed of (other than to the Company or a Subsidiary Guarantor) as part of or in connection with any transfer, sale or other disposal permitted hereunder or under any other Loan Document, (iii) of any Subsidiary Guarantor that becomes an Excluded Subsidiary, an Insurance Subsidiary, or a Subsidiary of an Insurance Subsidiary, or (iv) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;
(b)subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(i), and execute and deliver any intercreditor agreement or subordination agreement necessary or desirable to permit the incurrence by the Company and its Restricted Subsidiaries of secured indebtedness permitted to be incurred hereunder (including, for the avoidance of doubt, New Term Loans, New Revolving Loans, Extended Loans, Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, and the Liens securing such Indebtedness), in each case with the priority permitted hereunder, and perform its obligations and duties and exercise its rights and remedies thereunder; and

(c)release any Subsidiary Guarantor from its obligations under the Secured Guarantee (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents (including if all the capital Stock of such Person is sold to a person other than the Company or one of its Subsidiaries in a transaction permitted by the Loan Documents), (ii) if such Person is or becomes an Insurance Subsidiary, a Subsidiary of an Insurance Subsidiary, a Foreign Subsidiary, a non-Wholly-Owned Subsidiary, an Unrestricted Subsidiary or, subject to Section 6.12(b), an Immaterial Subsidiary, in each case in accordance with the terms of this Agreement and the other Loan Documents, (iii) upon the payment in full of all Obligations (other than unmatured contingent indemnification obligations) and the expiration or termination of all Commitments or (iv) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders.
Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Secured Guarantee pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Agent will (and each of the Lenders irrevocably authorizes and directs the Agent to), at the Company’s expense, execute and deliver to the applicable Obligor such documents as such Obligor may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Secured Guarantee, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
Section 9.11.    Indemnification of Agent-Related Persons.
Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably according to their respective portions of the total Loans held on the date on which indemnification is sought, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; and provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse each Agent-Related Person upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent-Related Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that such Agent-Related Person is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all other Obligations and the resignation of the Agent or any Agent-Related Person.
Section 9.12.    Withholding Tax.
To the extent required by any applicable law, the Agent shall withhold from any payment to any Lender an amount equal to any applicable withholding Tax. If the IRS or any Governmental Authority asserts a claim that the Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agent (to the extent that the Agent has not already been reimbursed by the Company and without limiting or expanding the obligation of the Company to do so) for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent under this Article 9. The agreements in this Article 9 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all obligations under this Agreement. Unless required by applicable laws, at no time shall the

Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.
Section 9.13    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Obligor, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Obligor, that:
(i)    none of the Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)    no fee or other compensation is being paid directly to the Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.
(c)    The Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE 10
MISCELLANEOUS
Section 10.01.    Amendments and Waivers.
Except as set forth in Sections 1.04(d), 2.15, 2.17, and 3.05(b), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Obligor therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Obligor, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that the Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days’ prior written notice thereof and the Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided, further, that except as set forth in Sections 1.04(d), 2.15, 2.17, and 3.05(b), no such amendment, waiver or consent shall:
(a)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(b)postpone or delay the maturity of the Loans, or any scheduled date of payment of the principal amount of the Loans, or any date for the payment of any interest, premium or fees due to the Lenders (or any of them) hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly affected thereby (other than as a result of waiving (i) an Event of Default in accordance with the terms hereof, (ii) default interest hereunder) or (iii) a mandatory prepayment to be made hereunder;
(c)amend the definition of “Required Lenders”, “Required Revolving Lenders” or “Pro Rata Share” without the consent of each Lender directly affected thereby;
(d)amend the definition of “Interest Period” to permit Interest Periods with a duration of longer than six months without the written consent of each Lender;

(e)release all or substantially all of the Collateral from the Transaction Liens or all or substantially all of the value of the Secured Guarantee, except as expressly permitted under the Loan Documents (in which case such release shall be made automatically) or in connection with a “credit bid” undertaken by the Agent at the direction of the Required Lenders pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or other sale or disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Loan Documents (in which case only the consent of the Required Lenders will be needed for such release), without the written consent of each Lender;
(f)waive, amend or modify any condition to any Credit Extension after the Closing Date set forth in Section 4.02(b) without the consent of the Required Revolving Lenders;
(g)amend this Section 10.01 without the written consent of each Lender;
(h)subject to Section 2.17(d), change Section 2.14 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(i)consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Loan Document without the written consent of each Lender;
(j)alter the required application of any repayments or prepayments as between Facilities pursuant to Section 2.09(e) without the consent of Lenders holding more than 50% of the aggregate Term Loan Exposure of all Lenders, Revolving Exposure of all Lenders or New Term Loan Exposure of all Lenders, as applicable, of each Facility which is being allocated a lesser repayment or prepayment as a result thereof; provided that the Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Facilities, of any portion of such prepayment which is still required to be made is not altered;
(k)amend, modify, terminate or waive any provision of the Loan Documents as the same applies to the Agent or the Arranger, or any other provision hereof as the same applies to the rights or obligations of the Agent or the Arranger, in each case without the consent of the Agent or Arranger, as applicable; or
(l)amend, modify, eliminate or waive any provision of any of the Financial Covenants set forth in Sections 7.12, 7.13, 7.14 and 7.15 without the written consent of the Required Revolving Lenders;
provided, further, that (i) any waiver, amendment or modification of any Loan Document that by its terms affects only the rights or duties under the Loan Documents of Lenders holding Loans or Commitments under a particular Facility (but not the Lenders holding Loans or Commitments under any other Facility) may only be effected by an agreement or agreements in writing entered into by the Company and the requisite percentage in interest of such affected Lenders that would be required to consent thereto under this Section if such Facility were the only Facility hereunder at the time, and (ii) any fee agreement referred to in Section 2.11 may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto and shall not require the consent of any other Person. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except for any amendment, waiver or consent pursuant to Section 10.01(a), (b) or (c).
Section 10.02.    Notices.
(a)Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile or electronic transmission). All such written notices shall be mailed, emailed, faxed or delivered to the applicable address, facsimile number (provided that any matter transmitted by the Company by facsimile (1) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and (2) shall be followed promptly by delivery of a hard copy original thereof) or (subject to subsection (b) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Company or the Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties;
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its administrative questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company and the Agent; and
(iii)if to the Agent in respect of a supplement to the list of Disqualified Lenders as set forth in the definition thereof, such supplement to be delivered to the email address JPMDQ_Contact@jpmorgan.com.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (b) below), when delivered; provided that notices and other communications to the Agent pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.
(b)Electronic Communications:
(1)Notices and other communications to the Agent and Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to the Agent or any Lender pursuant to Article 2 if such Person has notified the Agent and the Company that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(2)In no event shall any Agent-Related Person have any liability to the Company, any Lender or any other Person for losses, costs, expenses or liabilities arising out of the Company’s, any Obligor’s or the Agent’s electronic transmission of Approved Electronic Communications, or the use by unintended recipients of Approved Electronic Communications distributed to such unintended recipients by such Agent-Related Person, except to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the an Agent-Related Person.
(3)The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agent-Related Persons warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent-Related Persons in connection with the Platform or the Approved Electronic Communications.
(4)The Company, each of its Subsidiaries and each Lender agrees that the Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Agent’s customary document retention procedures and policies.

(5)Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.
(c)The Agent-Related Persons and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Agent-Related Person and each Lender from all losses, costs, out-of-pocket expenses and liabilities resulting from the reliance by such Agent-Related Person or such Lender on each notice purportedly given by or on behalf of the Company; provided that such indemnity shall not, as to any such Agent-Related Person, be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person. All telephonic notices to and other communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.
Section 10.03.    No Waiver; Cumulative Remedies.
No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 10.04.    Costs and Expenses.
The Company agrees (a) to pay or reimburse each Agent-Related Person for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated) and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, which shall be limited to the reasonable and documented out-of-pocket fees and reasonable disbursements of (x) Davis Polk & Wardwell LLP and (y) if reasonably required by the Agent, one additional local counsel in each appropriate jurisdiction and/or one specialist counsel for each relevant specialty for all Agent-Related Persons taken together, and (b) to pay or reimburse each Agent-Related Person and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement (including, but not limited to this Section 10.04) or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including in any Insolvency Proceeding or appellate proceeding), including all Attorney Costs, which shall be limited to the reasonable and documented out-of-pocket fees disbursements of (x) one primary counsel for the Agent-Related Persons and all Lenders, (y) if reasonably required by the Agent, one additional local counsel in each appropriate jurisdiction and/or one specialist counsel for each relevant specialty for the Agent-Related Persons and all Lenders and (z) solely in the case of a conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, one additional counsel to each group of similarly situated Agent-Related Persons or Lenders, taken as a whole. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto and other out-of-pocket expenses incurred by each Agent-Related Person and the cost of independent public accountants and other outside experts (subject to the limitations above) retained by such Agent-Related Person or any Lender. Notwithstanding anything to the contrary in this Agreement, in no event shall the Attorney Costs and other costs and expenses required to be reimbursed pursuant to this Section 10.04 or otherwise pursuant to this Agreement include the allocated cost of internal counsel, internal accountants, or other internal experts or employees. All amounts due under this Section shall be payable within ten Business Days after written demand therefor together with, if requested by the Company, backup documentation supporting such payment or reimbursement request. The agreements in this Section shall survive the repayment of the Loans and the other Obligations.

Section 10.05.    Company Indemnification; Damage Waiver.
(a)Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, and the directors, officers, employees, counsel, agents, partners and attorneys-in-fact of such Persons and Affiliates involved with the refinancing or the Transactions (collectively the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, charges and costs, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever (including those arising from or relating to any environmental matters) that may at any time be imposed on, incurred by or asserted against any such Indemnified Person by any third party or by the Company or any other Obligor in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (iii) any Environmental Liability related to the Company or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of or a material breach of this Agreement by such Indemnified Person or any Related Party thereof or arise out of or is in connection with any claim, litigation, loss or proceeding not involving an act or omission of the Company or any of its Affiliates and that is brought by an Indemnified Person against another Indemnified person (other than against the Agent or the Arranger in its capacity as such) provided, further that such indemnity shall be limited, in the case of Attorney Costs and other legal fees and expenses, to (x) the reasonable and documented out-of-pocket fees and disbursements of one counsel for all Indemnified Persons, taken as a whole, and, solely in the case of a conflict of interest where the Indemnified Person affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, one additional counsel to each group of similarly situated Indemnified Persons, taken as a whole, and (y) if reasonably necessary, one additional local counsel to such persons, taken as a whole, in any relevant jurisdiction and/or one additional specialty counsel to all such persons, taken as a whole.
(b)To the fullest extent permitted by applicable law, no Person party hereto shall assert (and each such Person shall cause its Subsidiaries not to assert), and each such Person hereby waives, and acknowledges that no other such Person shall have, any claim against any Indemnified Person or against the Company or any of its Related Parties or any of their respective equity holders, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Commitment or the use of proceeds thereof; provided that such waiver of special, indirect, consequential or punitive damages shall not limit the indemnification obligations of the Company under this Section 10.05.
Section 10.06.    Marshalling; Payments Set Aside.
Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Obligor or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to the Agent or the Lenders (or to the Agent, on behalf of the Lenders), or any Agent or Lender enforces any security interests or exercises any right of setoff, and such payment or the proceeds of such enforcement or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Agent.

Section 10.07.    Assignments, Successors, Participations, Etc.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), or (ii) by way of participation in accordance with the provisions of Section 10.07(d) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (as defined below) to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it (provided, however, that pro rata assignments shall not be required)); provided that:
(i)in the case of assignments of Term Loans (or any Commitment therefor), such assignment shall be consented to by each of the Company and Agent (such consent not to be (x) unreasonably withheld or delayed, (y) in the case of the Company, required at the time an Event of Default shall have occurred and then be continuing, or (z) required in the case of an assignment by an assigning Lender to an Affiliate or Approved Fund of such Lender or any other Lender); provided that (A) the Company shall be deemed to have consented unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received written notice thereof, and (B) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loans (or any Commitment therefor) at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Term Loans and New Term Loans (or any Commitment therefor) of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $500,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);
(ii)in the case of assignments of Revolving Loans or Revolving Commitments, such assignment, shall be consented to by each of the Company and Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of the Company, required at any time an Event of Default shall have occurred and then be continuing, or (z) required in the case of an assignment by an Assigning Lender to an Affiliate or Approved Fund of such Lender or any other Revolving Lender); provided that (A) the Company shall be deemed to have consented to any such assignment of Revolving Loans or Revolving Commitments unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received written notice thereof and (B) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Loans or Revolving Commitments or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Loans and Revolving Commitments of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);
(iii)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned under the Facilities;
(iv)the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption; such Assignment and Assumption to be (A) electronically executed and delivered to the Agent via an electronic settlement system then acceptable to the Agent (or, if previously agreed with the Agent, manually), and (B) delivered together with a processing and recordation fee of $3,500, unless waived or reduced by the Agent in its sole discretion; and

(v)the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an administrative questionnaire, in the form prescribed by the Agent.
Subject to acceptance and recording thereof by the Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender). Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d). The Agent shall not be responsible for monitoring the list of Disqualified Lenders and shall have no liability for non-compliance by any Lender.
(c)Assignments to Company. Notwithstanding anything to the contrary contained in this Section 10.07 or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Loan Commitment or Term Loans owing to it to the Company on a non-pro rata basis (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Term Loan and any related Term Loan Commitments), subject to the following limitations:
1.The Company may conduct one or more modified Dutch auctions (each, an “Auction”) to repurchase all or any portion of the Term Loans; provided that, (A) notice of the Auction shall be made to all Term Loan Lenders and (B) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with this Section 10.07(c)(1) and are otherwise reasonably acceptable to the Company, the Auction Manager and the Agent;
2.With respect to all repurchases made by the Company pursuant to this Section 10.07(c), the Company shall deliver to the Agent and the Auction Manager a certificate of a Responsible Officer stating that (i) no Default or Event of Default has occurred and is continuing or would result from such repurchase and (ii) as of the launch date of the related Auction, it is not in possession of any information regarding the Company, its Subsidiaries or its Affiliates, or their assets, the Company’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any Auction or any of the transactions contemplated thereby that has not previously been disclosed to the Agent, the Auction Manager and the non-Public Lenders and (B) the Company shall not use the proceeds of any Revolving Loans to acquire such Term Loans; and
3.Immediately upon the repurchase by the Company pursuant to this Section 10.07(c), the Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by the Company), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (C) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. In connection with any Term Loans repurchased and cancelled pursuant to this Section 10.07(c), the Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.
(d)Register. The Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and each Lender (with respect to its own interests in the Facilities only) at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(e)Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Except to the extent limited by Section 10.07(f), the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.02, 3.03 and 3.04 (subject to the limitations and requirements of such Sections (including Section 3.01(f) and Section 3.01(g)) and Section 3.07), as if such Participant were a Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b); provided, that such Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.03 and 3.04, with respect to any participation, than its participating Lender would have been entitled to receive except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.
Each Lender that sells a participation pursuant to this Section 10.07(e) shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Company, maintain a register on which it records the name and address of each participant and the principal amounts of each participant’s participation interest with respect to the Loans or other obligations under the Loan Documents (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.
(g)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.08.    Confidentiality.
The Agent and each Lender shall maintain the confidentiality of all information regarding the Company or any Subsidiary or any of their respective businesses provided to it by the Company or any Subsidiary, or by the Agent on the Company’s or such Subsidiary’s behalf, in connection with this Agreement or any other Loan Document (the “Information”); provided, that the Agent or such Lender may disclose Information (a) to the extent such Information (i) was or becomes generally available to the public other than as a result of improper disclosure by the Agent or a Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company; provided that such source is not known by the Agent or such Lender to be prohibited from disclosing such Information to the Agent or such Lender by a legal, contractual or fiduciary obligation; (b) at the request or pursuant to any requirement of any Governmental Authority or representative thereof having jurisdiction over the Agent or such Lender (including the NAIC) or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (c) pursuant to subpoena or other court process; (d) when required to do so in accordance with the provisions of any applicable Requirement of Law; (e) in connection with the exercise of any remedy hereunder or under any other Loan Document; (f) to the Agent’s or such Lender’s independent auditors and other professional advisors on a confidential basis; (g) to any Participant, Lender or Eligible Assignee, actual or potential; provided that such Person is not a Disqualified Lender and agrees in writing to keep such Information confidential to the same extent required of the Lenders hereunder or on terms no less restrictive than those set forth in this Section 10.08; provided, however, that such writing may take the form of a customary and binding “click-through” agreement; (h) to its Affiliates and to their respective officers, directors, partners, members, employees, legal counsel, independent auditors and other advisors, experts or agents who need to know such Information and on a confidential basis (and to other Persons authorized by a Lender or the Agent to organize, present or disseminate such Information in connection with disclosures otherwise made in accordance with this Section 10.08); provided that such Affiliates and other Persons are not Disqualified Lenders and are otherwise bound by an obligation of confidentiality (including an employment agreement) to the Agent or such Lender sufficient to ensure compliance with the terms of this Section 10.08 or have agreed to act in accordance with this Section 10.08; (i) to any other party to this Agreement; (j) to any pledgee referred to in Section 10.07(f) or any direct or indirect contractual counterparty or prospective counterparty (or such counterparty’s or prospective counterparty’s professional advisor) to any swap or derivative transaction relating to obligations of the Company or any of its Subsidiaries (so long as all parties, including all counterparties and advisors, agree to be bound by the provisions of this Section 10.08 or other provisions at least as restrictive as this Section 10.08); (k) to any rating agency when required by it; provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any Information relating to the Company or any Subsidiary received by it from the Agent or any Lender; (l) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans; (m) to the extent that such Information was already in possession of the Agent or such Lender or is independently developed by the Agent or such Lender without the use of any Information and without violating the terms of this Section 10.08; and (n) for purposes of establishing a “due diligence” defense. In addition, the Agent and each Lender may disclose the existence of this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. In the case of clause (b), (c), and (d), the disclosing party shall, to the extent not prohibited by any Requirement of Law, give prior notice of such disclosure to the Company so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 10.08.
Each of the Agent and the Lenders acknowledges that (x) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (y) it has developed compliance procedures regarding the use of material non-public information, and (z) it will handle such material non-public information in accordance with applicable Requirements of Law, including United States federal and state securities laws.
Section 10.09.    Set-off.
In addition to any rights and remedies of the Lenders provided by law, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or Affiliate to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured; provided that neither any Lender nor any of its Affiliates shall be entitled to exercise any such set off with respect to any trust, tax reserve or payroll account. Each Lender agrees to promptly notify the Company and the Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. For the avoidance of doubt, upon the exercise by any Lender or any of its Affiliates of any right of setoff under this Agreement or any other Loan Document in respect of any of the Obligations, the Obligations shall be immediately and automatically reduced to the extent of the amount thereby set off and applied.
Section 10.10.    Notification of Addresses, Lending Offices, Etc.
Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.
Section 10.11.    Effectiveness; Counterparts.
This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company and the Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or other electronic transmission (e.g., “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart hereof.
Section 10.12.    Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
Section 10.13.    Severability.
If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lenders in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
Section 10.14.    Replacement of Defaulting Lenders and Non-Consenting Lenders.
If any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(a)the Agent shall have received the assignment fee specified in Section 10.07(b);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.09(c), 3.01, 3.03 and 3.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts).
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
No action by or consent of a Defaulting Lender or a Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price.
Section 10.15.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Lender or the Agent may otherwise have to bring any action or proceeding relating to any Loan Document against any Obligor or its properties in the courts of any jurisdiction.
(c)Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in subsection (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.
(d)Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section 10.16.    Waiver of Jury Trial.
EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 10.17    USA PATRIOT Act Notice.
Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender or the Agent, as applicable, to identify each Obligor in accordance with the Patriot Act.
Section 10.18.    Entire Agreement.
This Agreement, together with the other Loan Documents and any separate agreements with respect to fees payable to the Agent, embodies the entire agreement and understanding among the Company, the Lenders and the Agent and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.
Section 10.19.    Independence of Covenants.
All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 10.20.    Obligations Several; Independent Nature of Lenders’ Right.
The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
Section 10.21.    No Fiduciary Duty.
The Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Obligors, their stockholders and/or their affiliates. Each Obligor agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Obligor, its stockholders or its affiliates, on the other. The Obligors acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Obligors, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Obligor, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Obligor, its stockholders or its Affiliates on other matters) or any other obligation to any Obligor except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Obligor, its management, stockholders, creditors or any other Person. Each Obligor acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Obligor agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Obligor, in connection with such transaction or the process leading thereto.

Section 10.22    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[SIGNATURE PAGES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.
NMI HOLDINGS, INC.
By:    /s/ Adam Pollitzer
Name: Adam Pollitzer
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
as Agent and Lender
By:    /s/ James S. Mintzer
Name: James S. Mintzer
Title: Executive Director

[Signature Page to Credit Agreement]

SUNTRUST BANK,
as Revolving Lender
By:    /s/ David Fournier
Name: David Fournier
Title: Managing Director

[Signature Page to Credit Agreement]

ROYAL BANK OF CANADA,
as Revolving Lender
By:    /s/ Brij Grewal
Name: Brij Grewal
Title: Authorized Signatory

[Signature Page to Credit Agreement]

DEUTSCH BANK AG NEW YORK BRANCH,
as Revolving Lender
By:    /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By:    /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

[Signature Page to Credit Agreement]

EXHIBIT A
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:____________
To:    JPMorgan Chase Bank, N.A., as Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of May 24, 2018 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
The undersigned Responsible Officer of the Company hereby certifies, solely as a Responsible Officer of the Company and not in his/her individual capacity, as of the date hereof that he/she is the [          ] of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Agent on behalf of the Company, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    (i) [The Company has delivered to the Agent, for further distribution to each Lender, in accordance with Section 6.01(a) of the Credit Agreement,][Attached hereto as Schedule 1 are] the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section, (ii) attached hereto as Schedule 2 is the certificate prepared by such independent certified public accountant with respect to such financial statements, as required by Section 6.02(b) of the Credit Agreement, and (iii) [The Company has delivered to the Agent, for further distribution to each Lender, in accordance with Section 6.02(e) of the Credit Agreement,][Attached hereto as Schedule 3) is] a forecast for the next Fiscal Year (including a statement of projected operations for such period and projected ordinary dividend capacity from Insurance Subsidiaries of the Company).
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    [The Company has delivered to the Agent, for further distribution to each Lender, in accordance with Section 6.01(b) of the Credit Agreement,][Attached hereto as Schedule 1 are] the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects, in accordance with GAAP (subject to the absence of footnotes and year-end audit adjustments), the financial position, the results of operations and cash flows of the Company and its Subsidiaries as at such date and for such period.
2.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

3.    A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its obligations under the Loan Documents, and

[select one.]
[during such fiscal period, to the best knowledge of the undersigned, the Company performed and observed each covenant and condition of the Loan Documents applicable to it and no Default has occurred and is continuing.]
-or-
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The financial covenant analyses and information set forth on Schedule 4 attached hereto are true and accurate on and as of the date of this Compliance Certificate.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate in his/her capacity as Responsible Officer of the Company as of ___________
NMI HOLDINGS, INC.
By:    ___________________________________
Name:
Title:

SCHEDULE 1
TO THE COMPLIANCE CERTIFICATE
[ATTACHED]

SCHEDULE 2
TO THE COMPLIANCE CERTIFICATE
[ATTACHED]

SCHEDULE 3
TO THE COMPLIANCE CERTIFICATE
[ATTACHED]

SCHEDULE 4
TO THE COMPLIANCE CERTIFICATE1
For the Fiscal Quarter/Year ended________________(“Statement Date”)

Section 7.11 - Debt to Total Capitalization Ratio

(a)Maximum permitted:	35.0%
(b)Actual (measured as of the Statement Date):
(i)the principal amount of all Indebtedness[2] of the Company and its Restricted Subsidiaries outstanding on the Statement Date:
(ii)Total Capitalization on the Statement Date:
(A)Total Shareholders’ Equity:
(B)sum of (b)(i) + (b)(ii)(A):
(c)Ratio of (b)(i) to (b)(ii)(B) (expressed as a percentage):

Section 7.12 - Liquidity

	Minimum Required (for the period indicated)	Actual (measured as of the Statement Date)
(a)Aggregate amount of unrestricted cash and Cash Equivalents held by the Company and the Subsidiary Guarantors on the Statement Date:	[$10,000,000][None][3]	$__________

________________________________________________
1 In case of any inconsistency between the provisions of this Schedule and the provisions of the Credit Agreement, the Credit Agreement shall prevail.
2 Other than (i) Indebtedness owing to the Company or any Subsidiary Guarantor and (ii) Indebtedness of the kinds referred to in clauses (d) and (e) of the definition of “Indebtedness” and, for the avoidance of doubt, Securitization Indebtedness.
3 Mark “None” unless the Company does not have an Investment Grade Rating on the Statement Date.

Section 7.13 - Statutory Capital

(a)Minimum permitted:	$414,424,624

(b)The Statutory Capital of NMIC as of the Statement Date:	$__________

Section 7.14 - Minimum Consolidated Net Worth

(a)Consolidated Net Worth (measured as of the Statement Date):	$__________
(b)Minimum Consolidated Net Worth:
(i)Consolidated Net Worth Base Amount:	$461,607,905
(ii)50% of cumulative Consolidated Net Income of the Company and its Restricted Subsidiaries for each Fiscal Quarter (beginning with the Fiscal Quarter ending June 30, 2018) for which Consolidated Net Income is positive:
$__________
(iii)50% of any increase in Consolidated Net Worth of the Company after [March 31, 2018] resulting from the issuance of equity by or capital contributions to the Company or any of its Restricted Subsidiaries4:
$__________
(c)Minimum Consolidated Net Worth
(i)Sum of (b)(i) + (b)(ii) + (b)(iii):	$__________

_____________________________
4 Excluding, for the avoidance of doubt, the impact of the issuance and exercise of warrants, options, and other employee stock awards.

EXHIBIT B-1
FORM OF TERM LOAN NOTE
$[__,___,___.__]
[    ], 20__    New York, New York
FOR VALUE RECEIVED, NMI HOLDINGS, INC., a Delaware corporation (the “Company”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount of $[__,___,___.__] in the installments referred to below.
The Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of May 24, 2018 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
The Company shall make principal payments on this Term Loan Note as set forth in Section 2.08 of the Credit Agreement.
This Term Loan Note is one of the “Term Loan Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid.
All payments of principal and interest in respect of this Term Loan Note shall be made in dollars and in immediately available funds at the Agent’s Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment and Assumption effecting the assignment or transfer of the obligations evidenced hereby in accordance with the Credit Agreement shall have been accepted by the Agent and recorded in the Register, the Company, the Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Term Loan Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Term Loan Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided that the failure to make a notation of any payment made on this Term Loan Note shall not limit or otherwise affect the obligations of the Company hereunder with respect to payments of principal of or interest on this Term Loan Note.
This Term Loan Note is subject to mandatory prepayment and to prepayment at the option of the Company, each as provided in the Credit Agreement.
THIS TERM LOAN NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND PAYEE HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Term Loan Note, together with all accrued and unpaid interest thereon, may become, or may be declared

B-1-1

to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
The terms of this Term Loan Note are subject to amendment only in the manner provided in the Credit Agreement.
The Company promises to reimburse costs and expenses (including Attorney Costs) incurred by each Agent-Related Person in connection with the enforcement of this Term Loan Note, solely as and to the extent provided in the Credit Agreement. The Company and any endorsers of this Term Loan Note hereby waive acceptance, promptness, diligence, presentment, protest, demand and notice of protest, demand, dishonor and non-payment of this Term Loan Note.
[Remainder of page intentionally left blank]

B-1-2

IN WITNESS WHEREOF, the Company has caused this Term Loan Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

NMI HOLDINGS, INC.
By:    ___________________________________
Name:
Title:

B-1-3

EXHIBIT B-2
FORM OF REVOLVING LOAN NOTE
$[__,___,___.__]
[    ], 20__    New York, New York
FOR VALUE RECEIVED, NMI HOLDINGS, INC., a Delaware corporation (the “Company”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns, on or before [ _______ ], the lesser of (a) $[__,___,___.__] and (b) the unpaid principal amount of all advances made by Payee to the Company as Revolving Loans under the Credit Agreement referred to below.
The Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of May 24, 2018 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
This Revolving Loan Note is one of the “Revolving Loan Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.
All payments of principal and interest in respect of this Revolving Loan Note shall be made in dollars and in immediately available funds at the Agent’s Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment and Assumption effecting the assignment or transfer of the obligations evidenced hereby in accordance with the Credit Agreement shall have been accepted by the Agent and recorded in the Register, the Company, the Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Revolving Loan Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Revolving Loan Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided that the failure to make a notation of any payment made on this Revolving Loan Note shall not limit or otherwise affect the obligations of the Company hereunder with respect to payments of principal of or interest on this Revolving Loan Note.
This Revolving Loan Note is subject to mandatory prepayment and to prepayment at the option of the Company, each as provided in the Credit Agreement.
THIS REVOLVING LOAN NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND PAYEE HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Revolving Loan Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

B-2-1

The terms of this Revolving Loan Note are subject to amendment only in the manner provided in the Credit Agreement.
The Company promises to reimburse costs and expenses (including Attorney Costs) incurred by each Agent-Related Person in connection with the enforcement of this Revolving Loan Note, solely as and to the extent provided in the Credit Agreement. The Company and any endorsers of this Revolving Loan Note hereby waive acceptance, promptness, diligence, presentment, protest, demand and notice of protest, demand, dishonor and non-payment of this Revolving Loan Note.
[Remainder of page intentionally left blank]

B-2-2

IN WITNESS WHEREOF, the Company has caused this Revolving Loan Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.
NMI HOLDINGS, INC.
By:    ___________________________________
Name:
Title:

B-2-3

TRANSACTIONS ON
REVOLVING LOAN NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B-2-4

EXHIBIT C-1
FORM OF LOAN NOTICE
Date: _____________, 20__
To:    JPMorgan Chase Bank, N.A., as Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of May 24, 2018 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
Pursuant to Section [2.01][2.02] of the Credit Agreement, the Company desires that Lenders make the following Loans to the Company in accordance with the applicable terms and conditions of the Credit Agreement on [ _____ ] (the “Borrowing Date”):

Term Loans
Base Rate Loans:	$[___,___,___]

Eurodollar Rate Loans, with an initial Interest Period of ________ month(s):	$[___,___,___]

Revolving Loans

Base Rate Loans:	$[___,___,___]

Eurodollar Rate Loans, with an initial Interest Period of ________ month(s):	$[___,___,___]

The Company hereby certifies that:
(i)    [after giving effect to the Revolving Loans requested on the Borrowing Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect][reserved];
(ii)    the representations and warranties contained in Article 5 of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, (x) which are not qualified as to materiality are true and correct, in each case as of the date hereof, in all material respects and (y) which are qualified as to materiality are true and correct, in each case, on and as of the date hereof, after giving effect to the Loans contemplated hereby, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects, or true and correct, as the case may be, on and as of such earlier date; and
(iii)    no Default or Event of Default shall have occurred and be continuing on the Borrowing Date immediately before or after giving effect to the Loans contemplated hereby.
The account of the Company to which the proceeds of the Loans requested on the Borrowing Date are to be made available by the Agent to the Company are as follows:

C-1-1

Bank Name:
Bank Address:
ABA Number:
Account Number:
Attention:
Reference:

Date: _____________, 20__	NMI HOLDINGS, INC.
	By:	__________________________
Name:
Title:

C-1-2

EXHIBIT C-2
FORM OF CONVERSION/CONTINUATION NOTICE
Reference is made to that certain Credit Agreement, dated as of May 24, 2018 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
Pursuant to Section 2.06 of the Credit Agreement, the Company desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [   ]:
1.    Term Loans:
$[___,___,___] Eurodollar Rate Loans to be continued with Interest Period of [____] month(s)
$[___,___,___] Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of [____] month(s)
$[___,___,___] Eurodollar Rate Loans to be converted to Base Rate Loans

2.    Revolving Loans:
$[___,___,___] Eurodollar Rate Loans to be continued with Interest Period of [____] month(s)
$[___,___,___] Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of [____] month(s)
$[___,___,___] Eurodollar Rate Loans to be converted to Base Rate Loans

Date: _____________, 20__	NMI HOLDINGS, INC.
	By:	__________________________
Name:
Title:

C-2-1

EXHIBIT D
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions set forth in Annex 1 hereto and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.
__________________________
1For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3Select as appropriate.
4Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]: ____________________

2.	Assignee[s]: ____________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Company: NMI Holdings, Inc.

4.	Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of May 24, 2018, among NMI Holdings, Inc., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Agent.

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility[7]	Aggregate Amount of Commitment/Loans of the Applicable Facility for All Lenders	Amount of Commitment/Loans of the Applicable Facility Assigned[8]	Percentage Assigned of Commitment/Loans of the Applicable Facility[9]	CUSIP Number

			$	$	%

			$	$	%

			$	$	%

__________________________
5List each Assignor, as appropriate.
6List each Assignee, as appropriate.
7Fill in the appropriate terminology for the applicable Facility for the Loans that are being assigned under this Assignment.
8Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of the Applicable Facility for all Lenders.

[7.	Trade Date: ][10]

__________________________
10To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:_______________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR][S]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE][S]
By:
Name:
Title:

[Consented to and][11] Accepted: JPMORGAN CHASE BANK, N.A., as Agent
By:
Name:
Title:

[Consented to:][12] [NMI HOLDINGS, INC., as the Company
By:
Name:
Title:]

______________________________
11To be added only if the consent of the Agent is required by the terms of the Credit Agreement.
12To be added only if the consent of the Company is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

EXHIBIT E

[RESERVED]

Exhibit F
GUARANTEE AND SECURITY AGREEMENT
Dated as of May 24, 2018
among
NMI HOLDINGS, INC.,
as the Company,
the SUBSIDIARY GUARANTORS
Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Agent

TABLE OF CONTENTS

Exhibit A    Form of Security Agreement Supplement
Exhibit B    Form of Copyright Security Agreement
Exhibit C    Form of Patent Security Agreement
Exhibit D    Form of Trademark Security Agreement
Schedule 1    Perfection Information
Schedule 2    Equity Interests
Schedule 3    Other Securities
Schedule 4    [Reserved]

Schedule 5    Material Commercial Tort Claims
Schedule 6    Pledged Instruments

GUARANTEE AND SECURITY AGREEMENT
This GUARANTEE AND SECURITY AGREEMENT (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, this “Agreement”) dated as of May 24, 2018 is entered into by and among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the SUBSIDIARY GUARANTORS party hereto from time to time and JPMORGAN CHASE BANK, N.A., as Agent.
WHEREAS, the Company is entering into the Credit Agreement described in Section 1 hereof, consisting on the date hereof of (i) a term loan facility in initial an aggregate principal amount of $150,000,000 and (ii) a revolving credit facility with initial revolving commitments in an amount equal to $85,000,000;
WHEREAS, the Company intends to use the proceeds of (i) the term loan facility to prepay in full the term loans outstanding under its Existing Credit Agreement and to pay the fees and expenses of the Company incurred in connection with the Facilities (as defined in the Existing Credit Agreement) and such prepayment, and for general corporate purposes of the Company and its Subsidiaries, and (ii) the Revolving Facility for general corporate purposes of the Company and its Subsidiaries;
WHEREAS, the Company is willing to secure its obligations under the Loan Documents by granting Liens on substantially all of its assets to the Agent, for the benefit of the Secured Parties, as provided in the Security Documents;
WHEREAS, the Company is willing to cause each of its current and future wholly-owned direct and indirect Domestic Subsidiaries (other than Insurance Subsidiaries, Subsidiaries of Insurance Subsidiaries, and Excluded Subsidiaries) to (i) guarantee the foregoing obligations of the Company and (ii) secure such guarantee thereof by granting Liens on substantially all of the assets of such Subsidiaries to the Agent, for the benefit of the Secured Parties, as provided herein and in the other Security Documents;
WHEREAS, the Lenders are not willing to enter into the Credit Agreement unless (i) the foregoing obligations of the Company are secured and guaranteed as described above and (ii) each guarantee thereof is secured by Liens on substantially all of the assets of each respective Lien Grantor as provided herein and in the other the Security Documents; and
WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of, or other collections on, the Collateral are to be received by or paid over to the Agent and applied as provided herein;
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Definitions.
(a)Terms Defined in Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.
(b)Terms defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC.

Term	UCC
Account	9-102
Authenticate	9-102
Certificated Security	8-102
Chattel Paper	9-102
Commercial Tort Claim	9-102
Commodity Account	9-102
Commodity Contract	9-102
Commodity Customer	9-102
Commodity Intermediary	9-102
Deposit Account	9-102
Document	9-102
Electronic Chattel Paper	9-102
Entitlement Holder	8-102
Equipment	9-102
Financial Asset	8-102 & 103
General Intangibles	9-102
Instrument	9-102
Inventory	9-102
Investment Property	9-102
Letter-of-Credit Right	9-102
Record	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102
Supporting Obligation	9-102
Tangible Chattel Paper	9-102
Uncertificated Security	8-102

(c)Additional Definitions. The following additional terms, as used herein, have the following meanings:
“Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Loan Documents, and its successors and assigns in such capacity.
“Agent-Related Persons” means the initial Agent and any successor Agent, in each case together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Article 9” means Article 9 of the UCC.
“Collateral” has the meaning specified in Section 3(a). When used with respect to a specific Lien Grantor, the term “Collateral” means all property of such Lien Grantor on which a Lien is granted, or purports to be granted, to the Agent for the benefit of the Secured Parties, pursuant to the Security Documents.
“Collateral Account” means an account established by the Agent or any other account identified by the Agent to the Company from time to time.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” has the meaning specified in the recitals hereto.
“Control” has the following meanings:
(a)    when used with respect to any Security or Security Entitlement, the meaning specified in UCC Section 8-106;
(b)    when used with respect to any Deposit Account, the meaning specified in UCC Section 9-104;
(c)    when used with respect to any Electronic Chattel Paper, the meaning specified in UCC Section 9-105;
(d)    when used with respect to any Commodity Account or Commodity Contract, the meaning specified in UCC Section 9-106(b); and
(e)    when used with respect to any right to payment or performance by the issuer or a Nominated Person in respect of a letter of credit, the meaning specified in UCC Section 9-107.
“Copyright License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works of, display or publish any works of authorship on which a Copyright is in existence or may come into existence, including any agreement identified in Schedule 1 to any Copyright Security Agreement.
“Copyright Security Agreement” means a Copyright Security Agreement, substantially in the form of Exhibit B, executed and delivered by a Lien Grantor in favor of the Agent for the benefit of the Secured Parties.
“Copyrights” means all the following: (i) all copyrights under the laws of the United States (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published) and all applications for copyrights under the laws of the United States, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States or any State thereof, including those described in Schedule 1 to any Copyright Security Agreement, (ii) all renewals of any of the foregoing, (iii) all claims for, and rights to sue for, past, present or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements thereof.
“Credit Agreement” means the Credit Agreement dated as of the date hereof among the Company, the Lenders party thereto and the Agent (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time).
“Equity Interest” means (i) in the case of a corporation, any shares of its Capital Stock, (ii) in the case of a limited liability company, any LLC Interest therein, (iii) in the case of a partnership, any Partnership Interest therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.
“Excluded Property” has the meaning specified in Section 3(a).
“Intellectual Property” means all rights, priorities and privileges relating to intellectual property, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, arising under the laws of the United States, which intellectual property is owned by the Lien Grantors, together with all claims for, and rights to sue for, past, present or future infringements, misappropriations, dilutions or other violations of any of the foregoing, and all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements, misappropriations, dilutions and violations thereof.
“Intellectual Property Filing” means (i) with respect to any Patent, Patent License, Trademark or Trademark License, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form and (ii) with respect to any Copyright or Copyright License, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Agent in such Recordable Intellectual Property.
“Intellectual Property Security Agreement” means a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.
“JPMorgan” means JPMorgan Chase Bank, N.A., in its individual capacity.
“Lien Grantors” means the Company and the Subsidiary Guarantors.
“LLC Interest” means any membership, ownership, or similar interest, whether voting or nonvoting, in, or any interest in the income or profits of, a limited liability company.
“Margin Stock” means “margin stock” as such term is defined in Regulation U of the FRB.
“Material Commercial Tort Claim” means a Commercial Tort Claim involving a claim for more than $5,000,000.
“Material Real Property” means real property located in the United States owned in fee by a Lien Grantor with a fair market value in excess of $5,000,000 (measured as of the date hereof, if owned as of the date hereof, or at the time of the closing of the acquisition thereof, if acquired after the date hereof, in each case as reasonably determined in good faith by such Lien Grantor); provided, that in no event shall real property obtained by a Lien Grantor through foreclosure or otherwise through the exercise of remedies in respect of obligations owed by a third party to the Company or any of its Subsidiaries or otherwise in respect of mortgage loans insured by the Company or any of its Subsidiaries constitute Material Real Property.
“Mortgage” means a deed of trust, trust deed, deed to secure debt or mortgage, as applicable, made by a Lien Grantor in favor or for the benefit of the Agent on behalf of the Secured Parties in respect of Material Real Property in form and substance reasonably acceptable to the Agent.
“Mortgage Requirement” means, with respect to any Material Real Property owned by a Lien Grantor,

(i) provision of:
(a) a Mortgage encumbering such Material Real Property in favor or for the benefit of the Agent on behalf of the Secured Parties, securing the Secured Obligations (provided that in jurisdictions that impose mortgage recording taxes, such Mortgages shall not secure indebtedness in an amount exceeding 100% of the fair market value of the applicable Material Real Property, as reasonably determined in good faith by such Lien Grantor), duly executed and acknowledged by each Lien Grantor that is the owner of or holder of any interest in such Material Real Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Material Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required by applicable law in connection with the recording or filing thereof to create a lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction;
(b) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (or commitments to issue such policies having the effect of a policy of title insurance), in an amount not less than 100% of the fair market value of such Material Real Property as reasonably determined in good faith by such Lien Grantor, issued, coinsured and reinsured by title insurers reasonably acceptable to the Agent, insuring (or committing to insure) such Mortgage to be a valid first and subsisting Lien on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and providing for such endorsements and other affirmative insurance as the Agent may deem reasonably necessary or desirable, to the extent available at commercially reasonable rates (excluding endorsements or coverage related to creditors’ rights); provided, that such Lien Grantor may provide a zoning report from a national zoning services provider in lieu of any zoning endorsement;
(c) an ALTA survey in form and substance reasonably acceptable to the Agent (provided that the Agent may waive the requirement of this clause (c) if the burden, cost or consequences of obtaining such survey is excessive in relation to the benefits to be obtained therefrom by the Secured Parties; provided further, that in lieu of any new or updated survey, such Lien Grantor may provide a “no material change” affidavit with respect to an existing survey which is acceptable to the title insurer);
(d) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such Material Real Property (and if any building located on such Material Real Property is determined to be in a special flood hazard area, delivery of (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the Company and each other applicable Lien Grantor relating thereto and (y) evidence of flood insurance in form and substance reasonably satisfactory to the Agent); and
(e) a local counsel opinion as to the due authorization, execution and delivery and enforceability of such Mortgage in the state in which the Material Real Property described in such Mortgage is located and other matters customarily covered in real estate enforceability opinions of local counsel, in form and substance reasonably acceptable to the Agent; and
(ii) recording of such Mortgage in the land records of the county in which such Material Real Property to be so encumbered is located.

Notwithstanding anything contained in this Agreement or any of the other Loan Documents to the contrary, (x) no Mortgage shall be executed and delivered with respect to any real property unless and until each Lender has received, at least twenty business days prior to such execution and delivery, a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination and such other documents as it may reasonably request to complete its flood insurance due diligence and has confirmed to the Agent that flood insurance due diligence and flood insurance compliance has been completed to its satisfaction, and (y) no Mortgage shall be required to be executed or delivered, and the Mortgage Requirement shall not be required to be satisfied, with respect to any real property until ninety (90) days (or such longer period as the Agent may agree in its discretion) following the date on which the Agent gives written notice to the Company that the condition set forth in the preceding clause (x) has been satisfied.

“Nominated Person” means a Person whom the issuer of a letter of credit (i) designates or authorizes to pay, accept, negotiate or otherwise give value under such letter of credit and (ii) undertakes by agreement or custom and practice to reimburse.
“Original Lien Grantor” means any Lien Grantor that grants a Lien on any of its assets hereunder on May 24, 2018.
“own” refers to (i) in the case of personal property, the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203 and (ii) in the case of real property, possession of fee simple interest, and “acquire” refers to the acquisition of any such rights.
“Partnership Interest” means i) any partnership interest, whether general or limited, or other ownership interest, whether voting or nonvoting, in, or any interest in the income or profits of, a partnership.
“Patent License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right in or to any Patent or any invention now or hereafter in existence, whether patentable or not, including any agreement identified in Schedule 1 to any Patent Security Agreement.
“Patent Security Agreement” means a Patent Security Agreement, substantially in the form of Exhibit C, executed and delivered by a Lien Grantor in favor of the Agent for the benefit of the Secured Parties.
“Patents” means (i) all letters patent and design letters patent of the United States and all applications for letters patent or design letters patent of the United States, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, including those described in Schedule 1 to any Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past, present or future infringements of any of the foregoing and (v) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements thereof.
“Permitted Liens” means Liens (other than the Transaction Liens) on the Collateral permitted to be created or assumed or to exist pursuant to Section 7.02 of the Credit Agreement.
“Pledged”, when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example,

“Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time and “Pledged letter of credit” means a letter of credit that creates rights to payment or performance that are included in the Collateral at such time.
“Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Lien Grantors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.
“Proceeds” means all Proceeds (as defined in the UCC) and, to the extent not included therein, shall also include all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.
“Recordable Intellectual Property” means (i) Patents, (ii) Patent Licenses, (iii) Trademarks registered or applied for in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, (iv) Trademark Licenses, (v) Copyrights registered, recorded, or applied for in the United States Copyright Office or in any similar office or agency of the United States or any State thereof, and (vi) Copyright Licenses, and all rights in or under any of the foregoing.
“Regulated Subsidiary” means a Subsidiary as to which the consent of a Governmental Authority, government official, or Government-Sponsored Enterprise is required for any acquisition of control or change of control thereof.
“Release Conditions” means the following conditions for releasing all the Secured Guarantees and terminating all the Transaction Liens:
(i)    all Commitments under the Credit Agreement shall have expired or been terminated; and
(ii)    all Secured Obligations (other than unmatured, surviving contingent indemnification obligations not yet due and payable) shall have been paid in full.
“Secured Agreement,” when used with respect to any Secured Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of the Company, obligations of a Subsidiary Guarantor and/or rights of the holder with respect to such Secured Obligation.
“Secured Guarantee” means, with respect to each Subsidiary Guarantor, its guarantee of the Secured Obligations under Section 2 hereof or Section 2 of a Security Agreement Supplement.
“Secured Obligations” means all Obligations (as such term is defined in the Credit Agreement).
“Secured Parties” means the holders from time to time of the Secured Obligations including the Agents and the Lenders.
“Security Agreement Supplement” means a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 23.

“Security Documents” means this Agreement, the Security Agreement Supplements, the Mortgages, the Intellectual Property Security Agreements and all other supplemental or additional security agreements, control agreements, mortgages or similar instruments delivered pursuant to the Loan Documents.
“Subsidiary Guarantor” means each Subsidiary listed on the signature pages hereof under the caption “Subsidiary Guarantors” and each Subsidiary that shall, at any time after the date hereof, become a “Subsidiary Guarantor” pursuant to Section 23.
“Trademark License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use any Trademark, including any agreement identified in Schedule 1 to any Trademark Security Agreement.
“Trademark Security Agreement” means a Trademark Security Agreement, substantially in the form of Exhibit D, executed and delivered by a Lien Grantor in favor of the Agent for the benefit of the Secured Parties.
“Trademarks” means: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, slogans, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business connected with the use thereof and symbolized thereby, (iii) all registrations and applications in connection therewith in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, including those described in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past, present or future infringements and dilutions of any of the foregoing, or for unfair competition or for injury to the related goodwill associated therewith and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements and dilutions thereof.
“Transaction Liens” means the Liens granted by the Lien Grantors pursuant to this Agreement, as amended, modified or supplemented from time to time (including pursuant to any Security Agreement Supplement).
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Voidable Transfer” has the meaning specified in Section 2(j).
(d)Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i)

any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 2.Guarantees by Subsidiary Guarantors.
(a)Secured Guarantees. Each Subsidiary Guarantor unconditionally and irrevocably guarantees to the Agent for the benefit of the Secured Parties the full and punctual payment and performance of each Secured Obligation when due (whether at stated maturity, upon acceleration or otherwise). If the Company fails to pay any Secured Obligation punctually when due, each Subsidiary Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Secured Agreement.
(b)Secured Guarantees Unconditional. The obligations of each Subsidiary Guarantor under its Secured Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(i)any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company, any other Subsidiary Guarantor or any other Person under any Secured Agreement, by operation of law or otherwise;
(ii)any modification or amendment of or supplement to any Secured Agreement;
(iii)any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Company, any other Subsidiary Guarantor or any other Person under any Secured Agreement;
(iv)any change in the corporate existence, structure or ownership of the Company, any other Subsidiary Guarantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, any other Subsidiary Guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of the Company, any other Subsidiary Guarantor or any other Person under any Secured Agreement;
(v)the existence of any claim, set-off or other right whatsoever (in any case, whether based on contract, tort or any other theory) that such Subsidiary Guarantor may have at any time against the Company, any other Subsidiary Guarantor, any Secured Party or any other Person, whether in connection with the Loan Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(vi)any invalidity or unenforceability relating to or against the Company, any other Subsidiary Guarantor or any other Person for any reason of any Secured Agreement, or any provision of applicable law or regulation purporting to prohibit the payment of any Secured Obligation by the Company, any other Subsidiary Guarantor or any other Person;
(vii)any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other Obligations of any Lien Grantor under the Loan Documents or any other assets of any Lien Grantor or any of its Subsidiaries;
(viii)any failure of any Secured Party to disclose to any Subsidiary Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Lien Grantor now or hereafter known to such Secured Party (each Subsidiary Guarantor waiving any duty on the part of the Secured Parties to disclose such information); or
(ix)other than satisfaction in full of the Release Conditions, any other act or omission to act or delay of any kind by the Company, any other Subsidiary Guarantor, any other party to any Secured Agreement, any Secured Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (ix), constitute a legal or equitable discharge of or defense to any obligation of any Subsidiary Guarantor hereunder.
(c)Release of Secured Guarantees. (i) All the Secured Guarantees shall automatically be discharged and released without any further action by the Agent or any other Secured Party immediately upon all the Release Conditions being satisfied. If at any time any payment of a Secured Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Company or otherwise, the Secured Guarantees shall be reinstated with respect thereto as though such payment had been due but not made at such time.
(i)If any Subsidiary Guarantor (A) ceases to be a Subsidiary as a result of a transaction permitted by the Loan Documents (including if Capital Stock or other Equity Interests of a Subsidiary Guarantor are sold to a Person other than the Company or one of its Subsidiaries in a transaction permitted by the Loan Documents) or if all the assets of a Subsidiary Guarantor are sold to a Person other than the Company or one of its Subsidiaries in a transaction permitted by the Loan Documents (any such sale, a “Sale of Subsidiary Guarantor”)), (B) is or becomes an Insurance Subsidiary, a Subsidiary of an Insurance Subsidiary, a Foreign Subsidiary, or an Unrestricted Subsidiary, in each case in accordance with the terms of the Loan Documents, or (C) is or becomes an Immaterial Subsidiary or a non-Wholly Owned Subsidiary in accordance with the terms of the Loan Documents, then, in each case, the Secured Guarantee of such Subsidiary Guarantor shall automatically be discharged and released without any further action by the Agent or any other Secured Party, effective as of the time of such Sale of Subsidiary Guarantor, the time such Subsidiary Guarantor becomes an Insurance Subsidiary, a Subsidiary of an Insurance Subsidiary, a Foreign Subsidiary, or an Unrestricted Subsidiary, or the time the Company or such Subsidiary Guarantor notifies the Agent of its election to cause the release of the Secured Guarantee of such Immaterial Subsidiary or non-Wholly-Owned Subsidiary, as applicable. Such release shall not require the consent of any Secured Party, and the Agent shall be fully protected in relying on a certificate of the Company as to whether the applicable condition in the foregoing clauses (A), (B), and (C) has been satisfied.
(ii)In addition to any release permitted by subsection (ii) above, any Secured Guarantee shall automatically be discharged and released without any further action by the Agent or any other Secured Party upon the effectiveness of any written approval, authorization, consent or ratification of such release by the Required Lenders or all the Lenders, as applicable, in accordance with and as and to the extent required by Section 10.01 of the Credit Agreement.
(d)Waiver by Subsidiary Guarantors. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, diligence, marshaling, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company, any other Subsidiary Guarantor or any other Person. For the avoidance of doubt, the Secured Guarantee shall not be subject to any revocation, limitation, impairment, set-off, defense, counterclaim, discharge or termination for any reason other than as provided in clause (c) above and Section 9.10 of the Credit Agreement.
(e)Subrogation. A Subsidiary Guarantor that makes a payment with respect to a Secured Obligation hereunder shall be subrogated to the rights of the payee against the Company with respect to such payment; provided that no Subsidiary Guarantor shall enforce any payment by way of subrogation against the Company, or by reason of contribution against any other Subsidiary Guarantor of such Secured Obligation, until all of the Release Conditions have been satisfied in full. If any amount shall be paid to any Subsidiary Guarantor in violation of the immediately preceding sentence at any time prior to the satisfaction in full of the Release Conditions, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Subsidiary Guarantor and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Secured Obligations and all other amounts payable under this Agreement in accordance with the terms of the Loan Documents, or to be held as Collateral for any Secured Obligations or other amounts payable under this Agreement thereafter arising.
(f)Stay of Acceleration. If acceleration of the time for payment of any Secured Obligation by the Company is stayed by reason of the insolvency or receivership of the Company or otherwise, all Secured Obligations otherwise subject to acceleration under the terms of any Secured Agreement shall nonetheless be payable by the Subsidiary Guarantors hereunder forthwith on demand by the Agent.
(g)Right of Set-Off. In addition to any rights and remedies of the Secured Parties provided by applicable law, if any Secured Obligation is not paid promptly when due (after the passage of any applicable cure period as set forth in the Loan Documents), each of the Secured Parties and their respective Affiliates is authorized at any time and from time to time, without prior notice to any Subsidiary Guarantor, any such notice being waived by each Subsidiary Guarantor, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Secured Party or Affiliate to or for the credit or the account of any Subsidiary Guarantor against any and all obligations of such Subsidiary Guarantor owing to such Secured Party under its Secured Guarantee, irrespective of whether or not such Secured Party shall have made any demand thereunder and although such obligations may be contingent or unmatured; provided that neither any Secured Party nor any of its Affiliates shall be entitled to exercise any such set off with respect to any trust, tax reserve or payroll account. Each Secured Party agrees to promptly notify the Company and the Agent after any such set off and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such set off and application. For the avoidance of doubt, upon the exercise by any Secured Party of any right of setoff under the Loan Documents in respect of the Secured Guarantee of any Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be immediately and automatically reduced to the extent of the amount thereby set off and applied.

(h)Continuing Guarantee. Each Secured Guarantee is a continuing guarantee, shall be binding on the relevant Subsidiary Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by the Agent for the benefit of the Secured Parties and their successors, transferees and assigns permitted under Section 10.07 of the Credit Agreement. If all or part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred in accordance with Section 10.07 of the Credit Agreement, the transferor’s rights under each Secured Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation. No Subsidiary Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.
(i)Limitation on Obligations of Subsidiary Guarantor. Notwithstanding anything to the contrary herein, it is the intention of the parties hereto that the Secured Guarantee of each Subsidiary Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of applicable state law. To effectuate that intention, the parties hereto hereby agree that the obligations of each Subsidiary Guarantor under its Secured Guarantee are limited to the maximum amount that would not render such Subsidiary Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of applicable state law.
(j)Reinstatement. If at any time payment of any of the Secured Obligations or any portion thereof is rescinded, disgorged or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other Subsidiary Guarantor or any substantial part of its property, or otherwise, or if any Secured Party repays, restores, or returns, in whole or in part, any payment or property previously paid or transferred to the Secured Party in full or partial satisfaction of any Secured Obligation, because the payment or transfer or the incurrence of the obligation so satisfied is declared to be void, voidable, or otherwise recoverable under any state or federal law (collectively a “Voidable Transfer”), or because such Secured Party does so in good-faith settlement of any pending or threatened avoidance claim, then, as to any such Voidable Transfer and as to all reasonable costs, expenses and attorney’s fees of the Secured Party related thereto (to the extent required to be reimbursed pursuant to Section 10.04 of the Credit Agreement), the liability of each Subsidiary Guarantor hereunder will automatically and immediately be revived, reinstated, and restored and will exist as though the Voidable Transfer had never been made.
Section 3.Grant of Transaction Liens.
(a)The Company, in order to secure the Secured Obligations, and each Subsidiary Guarantor, in order to secure its Secured Guarantee, grants to the Agent for the benefit of the Secured Parties a continuing security interest in all right, title and interest of the Company or such Subsidiary Guarantor, as the case may be, in, to and under the following property of the Company or such Subsidiary Guarantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “Collateral”):
(i)all Accounts;
(ii)all Chattel Paper;
(iii)all Commercial Tort Claims, including those described in Schedule 5;

(iv)all cash and Cash Equivalents (other than Investment Property);
(v)all Documents;
(vi)all Equipment;
(vii)all General Intangibles (including without limitation any Equity Interests in other Persons that do not constitute Investment Property);
(viii)all Instruments;
(ix)all Inventory;
(x)all Investment Property;
(xi)all Letter-of-Credit Rights;
(xii)all Intellectual Property;
(xiii)all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Lien Grantor pertaining to any of its Collateral;
(xiv)such Lien Grantor’s ownership interest in (1) its Commodity Accounts, Deposit Accounts and Securities Accounts, (2) all Financial Assets credited to such accounts from time to time and all Security Entitlements in respect thereof, and (3) all cash held in its such accounts from time to time; and
(xv)all Supporting Obligations and Proceeds of the Collateral described in the foregoing clauses (i) through (xiv);
provided that the Collateral shall not include any of the following property (“Excluded Property”): (A) motor vehicles and other assets subject to certificates of title, (B) Voting Stock in any first-tier Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 65% of the outstanding Voting Stock of such first-tier Foreign Subsidiary, (C) property or assets (including Capital Stock and Voting Stock) of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, (D) Letter-of-Credit Rights to the extent a Lien thereon (x) cannot be perfected by the filing of UCC financing statements or (y) is not automatically perfected under the UCC as a result of such Letter-of-Credit Right constituting a Supporting Obligation in respect of any other Collateral on which a Lien has been perfected under any Security Document, (E) Equipment leased by a Lien Grantor under a lease that prohibits the granting of a Lien on such Equipment, (F) any Deposit Account or Securities Account maintained (1)  for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees or other employee wage and benefit accounts or (2) as a trust account and, in each case, the funds in such Deposit Account or Securities Account, (G) intent-to-use Trademark applications solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent to use Trademark applications or any registrations that issue therefrom under applicable United States federal law, (H) any contract, permit, lease, license, property right or agreement, or any of the applicable Lien Grantor’s rights or interest thereunder, to the extent that the grant of a security interest therein would result in the invalidity of, or a breach, termination or default under, such contract, permit, lease, license, property right or agreement (in each case, other than to the extent that the relevant term thereof would be rendered ineffective pursuant to Sections 9-406, 9-407,

9-408 or 9-409 of the UCC of any relevant jurisdiction or any other provision of applicable law), (I) any leasehold improvements to the extent that the grant of a security interest therein would violate the related lease, (J) assets located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements, (K) assets subject to a purchase money lien, capitalized lease obligation or similar arrangement, in each case permitted by the Credit Agreement, to the extent that the contract or other agreement in which such Lien is granted (or the documentation providing for such capitalized lease obligation or similar arrangement) prohibits such assets from being Collateral and only for so long as such Lien remains outstanding, (L) any real property or real property interests (including leasehold interests) other than Material Real Property, (M) Margin Stock, (N) Capital Stock or other Equity Interests of any Person that is not a Wholly-Owned Subsidiary of the Company, to the extent not permitted by the terms of such Person’s Organization Documents, (O) any assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by the Company and the Agent, (P) any property or asset if and to the extent that a security interest therein is prohibited or restricted by any applicable law, rule or regulation (including any requirement to obtain the consent of any Governmental Authority or third party), in each case, other than to the extent that the relevant prohibition, restriction or requirement would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other provision of applicable law, (Q) assets for which the cost of granting or obtaining a security interest in favor of the Agent, for the benefit of the Secured Parties, would exceed the practical benefit to the Secured Parties afforded thereby, as reasonably determined by the Company and the Agent, and (R) proceeds and products of any and all of the foregoing Excluded Property described in clauses (A) through (Q) above and this clause (R) only to the extent such proceeds and products would constitute property or assets of the type described in any of clauses (A) through (Q) above or this clause (R). Notwithstanding anything herein to the contrary, all assets of Insurance Subsidiaries (including cash and Cash Equivalents temporarily held by Lien Grantors on behalf of, and for the benefit of, Insurance Subsidiaries) shall be Excluded Property and shall not be part of the Collateral.
(b)[reserved]
(c)The Transaction Liens are granted as security only and shall not subject the Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.
(d)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the governmental body or official having jurisdiction over any Regulated Subsidiary determines that the pledge of the shares of Equity Interests of such Regulated Subsidiary hereunder constitutes the acquisition of or a change of control with respect to such Regulated Subsidiary as to which the prior approval of such governmental body or official was required, then, immediately upon the relevant Lien Grantor’s (1) written memorialization of oral notice or (2) receipt of written notice from such governmental body or official of such determination and without any action on the part of the Agent or any other Person, such pledge shall be rendered void ab initio and of no effect. Upon any such occurrence, (i) the Agent shall, at such Lien Grantor’s written request and expense, return all certificates representing such Capital Stock to such Lien Grantor and execute and deliver such documents as such Lien Grantor shall reasonably request to evidence such Lien Grantor’s retention of all rights in such Capital Stock and (ii) such Lien Grantor shall, if reasonably requested by the Agent or the Required Lenders, promptly submit a request to the relevant governmental body or official for approval of the pledge of such shares to the Agent hereunder and, upon receipt of such approval, shall forthwith deliver to the Agent any certificates representing the outstanding Equity Interests of such Regulated Subsidiary (except to the extent such Equity Interests are Excluded Property) to be held as Collateral hereunder.

Section 4.General Representations and Warranties.

Each Lien Grantor represents and warrants that:
(a)Schedule 1 lists such Lien Grantor’s exact legal name as it appears in such Lien Grantor’s certificate of incorporation or other applicable Organization Document as of the Closing Date. As of the Closing Date, such Lien Grantor is a corporation, limited liability company, limited partnership, partnership, or other type of entity as disclosed next to its name in Schedule 1. Also set forth in Schedule 1 is the jurisdiction of organization of such Lien Grantor as of the Closing Date and, if such Lien Grantor is organized in a jurisdiction that requires such number to be included in an effective UCC-1 financing statement, the organizational number or Federal Taxpayer Identification Number of such Lien Grantor, as applicable, as of the Closing Date. As of the Closing Date, the chief executive office of such Lien Grantor is located at the address set forth opposite such Lien Grantor’s name in Schedule 1.
(b)Set forth in Schedule 1 is the information required by Section 4(a) for any other business or organization to which such Lien Grantor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the past four months. Except as set forth in Schedule 1, such Lien Grantor has not changed its jurisdiction of organization at any time during the past four months.
(c)Set forth in Schedule 2 is a complete and correct list of all Equity Interests in Subsidiaries owned by such Lien Grantor as of the Closing Date, together with the name of the issuer and certificate number (if applicable) thereof, the number of shares or percentage of the outstanding Equity Interests of such issuer owned by such Lien Grantor and the percentage of such Lien Grantor’s Equity Interests in such issuer that constitutes Pledged Equity Interests, in each case as of the Closing Date. As of the Closing Date, such Lien Grantor holds all such Equity Interests directly (i.e., not through a Subsidiary, a Securities Intermediary or any other Person). All Pledged Equity Interests owned by such Lien Grantor are owned by it free and clear of any Lien other than Permitted Liens. As of the Closing Date, none of such Pledged Equity Interests is subject to any option to purchase, warrant or similar right of any Person.
(d)Set forth in Schedule 3 is a complete and correct list, as of the Closing Date, of all Securities owned by such Lien Grantor (other than Equity Interests in Subsidiaries) the value of which exceeds $500,000, together with the name of the issuer and certificate number (if applicable) thereof, the number of shares or percentage of the outstanding Securities of such issuer owned by such Lien Grantor and the percentage of the outstanding Securities of such issuer that constitutes Pledged Securities.
(e)[Reserved].
(f) [Reserved].
(g)Such Lien Grantor has good and valid rights in and title to the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of collateral (except for such defects in title or interests as would not, individually or in the aggregate with respect to all Lien Grantors, reasonably be expected to have a Material Adverse Effect) and has the corporate (or other organizational) power and authority to grant the Transaction Liens thereon. The property of such Lien Grantor is subject to no Liens other than Permitted Liens.

(h)As of the Closing Date, no authorized and effective financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens.
(i)On the Closing Date, after giving effect to the filing of any UCC termination statements in connection with the 2015 Credit Agreement Refinancing, this Agreement is effective to create valid security interests in the Collateral to the extent set forth herein. Upon the filing of UCC financing statements in the appropriate governmental offices or the obtaining of Control of the Collateral, as applicable, the Agent will have a perfected security interest in all right, title and interest of such Lien Grantor in all such Collateral to the extent that a security interest in such Collateral may be perfected by filing under the UCC (in effect on the date this representation is made) or by obtaining Control, as the case may be.
(j)When, in addition to the filing of the UCC financing statements described in the preceding clause (i), the applicable Intellectual Property Filings have been made with respect to the Recordable Intellectual Property held by such Lien Grantor on the Closing Date, the Agent will have perfected security interests in all right, title and interest of such Lien Grantor in such Recordable Intellectual Property with respect to which such filings shall have been made, to the extent that security interests therein may be perfected by such filings.
(k)Except for (i) the filing of the UCC financing statements described in clause (i) above, and the Intellectual Property Filings described in the foregoing clause (j), (ii) in connection with the disposition of any Investment Property, actions required by laws generally affecting the offering and sale of securities, and (iii) actions required by the UCC to perfect and exercise remedies with respect to the security interests conferred hereunder, no registration, recordation or filing with, and no authorization or approval or other action by, any Governmental Authority is required in connection with the execution or delivery of the Security Agreement or is necessary for the validity or enforceability thereof (except with respect to the Equity Interests of any Regulated Subsidiary) for the enforcement of the Transaction Liens granted pursuant to the Security Agreement.
(l)If such Lien Grantor is also a Subsidiary Guarantor, in executing and delivering this Agreement (including providing its Secured Guarantee), such Lien Grantor has (i) without reliance on the Agent or any other Secured Party or on any information received from the Agent or any other Secured Party and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated by the Loan Documents and the Company, the Company’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Company or the obligations and risks undertaken herein with respect to the Secured Obligations, (ii) adequate means to obtain from the Company on a continuing basis information concerning the Company, (iii) full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents and (iv) not relied and will not rely upon any representations or warranties of the Agent or any other Secured Party not embodied herein or any acts heretofore or hereafter taken by the Agent or any other Secured Party (including any review by the Agent or any other Secured Party of the affairs of the Company).
Section 5.Further Assurances; General Covenants.
Each Lien Grantor covenants as follows:

(a)Such Lien Grantor will, at the Company’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including without limitation any Intellectual Property Filing and any filing of financing or continuation statements under the UCC) that from time to time may be required by the terms of the Loan Documents, or that the Agent may reasonably request, in order to:
(i)create, preserve, perfect or confirm the Transaction Liens on such Lien Grantor’s Collateral;
(ii)in the case of Pledged Electronic Chattel Paper and Pledged Investment Property, cause the Agent to have Control thereof; or
(iii)enable the Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Lien Grantor’s Collateral.
In furtherance of the foregoing, in respect of (A) all liability insurance policies (which, for the avoidance of doubt, shall not include any officers’ and directors’ liability insurance policies, any professional liability policies, or any fidelity bond insurance policies) of such Lien Grantor, (B) all property insurance policies of such Lien Grantor, in each case of clause (A) and (B), required by Section 6.05 of the Credit Agreement and (C) all flood and other insurance required under the Mortgage Requirement, such Lien Grantor shall use commercially reasonable efforts to cause the applicable insurance companies with respect to such policies (i) to name the Agent as mortgagee or loss payee (as applicable, in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance), as applicable and (ii) to provide for not less than 30 days’ prior notice to the Agent of cancellation, material addition in amount or material change in coverage under such policies.
To the extent permitted by applicable law, such Lien Grantor authorizes the Agent to execute and file such financing statements or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Lien Grantor, in each case without such Lien Grantor’s signature appearing thereon, and regardless of whether any particular asset described in such financing statement falls within the scope of the UCC or the granting clause of this Agreement. Such Lien Grantor constitutes and appoints the Agent its attorney-in-fact to execute and file, in the event such Lien Grantor fails to do so promptly, all Intellectual Property Filings and other filings required by the terms of the Loan Documents or so reasonably requested by the Agent for the foregoing purposes, all such acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by such Lien Grantor terminate pursuant to Section 22. The Company will pay the reasonable costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.
(b)Such Lien Grantor will (x) furnish to the Agent prompt written notice of any (i) change of its name or corporate structure or (ii) change of its location (determined as provided in UCC Section 9-307) and (y) take all actions that are reasonably requested by the Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.
(c)Such Lien Grantor will not sell, lease, license, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that such Lien Grantor may do any of the foregoing unless doing so would violate a covenant in the Credit Agreement.

(d)[Reserved].
(e)Within thirty (30) days following the closing of any acquisition of any Material Real Property by any Lien Grantor (or, in the case of any Material Real Property owned by any Original Lien Grantor on the Closing Date or by any other Lien Grantor on the date such Lien Grantor signs and delivers a Security Agreement Supplement, within thirty (30) days following such date), such Lien Grantor will notify the Agent of such acquisition or ownership. Thereafter, reasonably promptly following any written request from the Agent, such Lien Grantor shall provide to the Agent such documents described in clause (x) of the last paragraph of the definition of “Mortgage Requirement” as are reasonably requested by the Agent (and are available and reasonably capable of being delivered) in connection with the flood insurance due diligence of any Lender. Within ninety (90) days (or such longer period as the Agent may agree in its discretion) following such Lien Grantor’s receipt from the Agent of the written notice with respect to such Material Real Property described in clause (y) of the last paragraph of the definition of “Mortgage Requirement,” such Lien Grantor shall cause the Mortgage Requirement to be satisfied with respect to such Material Real Property.
(f)Notwithstanding anything to the contrary in any Loan Document, none of the Company nor any of its Subsidiaries shall be required to (i) take any action in any non-U.S. jurisdiction for the purpose of creating any security interest in any asset located outside the United States or to perfect any security interest in any asset, or to enter into any Security Document governed by the law of a jurisdiction outside the United States, (ii) enter into any issuer control agreement or similar agreement with respect to Capital Stock or other Equity Interests, (iii) enter into any control agreement with respect to any Deposit Account, Securities Account or Commodity Account, (iv) seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar agreement, or (v) except as provided under Section 13, send, or permit the Agent to send, any notice to any account debtor or other contractual third party.
Section 6.[Reserved]

Section 7.Chattel Paper and Instruments.
Except as to actions to be taken by the Agent, each Lien Grantor represents, warrants and covenants as follows:
(a)On the Closing Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers a Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will deliver to the Agent as Collateral hereunder (i) all Pledged Tangible Chattel Paper, provided that delivery of the Pledged Tangible Chattel Paper shall be required pursuant to this paragraph only to the extent that the aggregate value of all Pledged Tangible Chattel Paper that has not been delivered would exceed $1,000,000 and (ii) each Pledged Instrument having a value in excess of $500,000 then owned by such Lien Grantor. Thereafter, whenever such Lien Grantor acquires any other Pledged Tangible Chattel Paper or Pledged Instrument having a value in excess of $500,000, such Lien Grantor will immediately deliver such Pledged Tangible Chattel Paper or Pledged Instrument to the Agent as Collateral hereunder.
(b)So long as no Event of Default shall have occurred and be continuing, the Agent will, promptly upon request by the relevant Lien Grantor, make appropriate arrangements for making any Pledged Tangible Chattel Paper or Pledged Instrument available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Agent, against trust receipt or like document).
(c)Set forth on Schedule 6 is a complete and correct list, as of the Closing Date, of all Pledged Instruments having a value in excess of $500,000.
(d)All Pledged Tangible Chattel Paper and Pledged Instruments owned by such Lien Grantor, if and when delivered to the Agent, will be indorsed to the order of the Agent, or accompanied by duly executed instruments of assignment, all in form and substance reasonably satisfactory to the Agent.
(e)[Reserved]
(f)Each Lien Grantor will take (or cause others to take) all actions required under UCC Section 9-105 to cause the Agent to obtain and maintain Control of any and all Electronic Chattel Paper owned by such Lien Grantor from time to time, provided that such Lien Grantor’s actions to cause the Agent to obtain and maintain Control of such Electronic Chattel Paper shall be required pursuant to this paragraph only to the extent that the aggregate value of all Electronic Chattel Paper then owned by such Lien Grantor and not subject to the Agent’s Control would exceed $1,000,000.
Section 8.Commercial Tort Claims.
Each Lien Grantor represents, warrants and covenants as follows:
(a)In the case of an Original Lien Grantor, Schedule 5 accurately describes each Material Commercial Tort Claim with respect to which such Original Lien Grantor is the claimant as of the Closing Date. In the case of any other Lien Grantor, Schedule 5 to the applicable Security Agreement Supplement accurately describes each Material Commercial Tort Claim with respect to which such Lien Grantor is the claimant as of the date on which it signs and delivers such Security Agreement Supplement.
(b)If any Lien Grantor acquires a Material Commercial Tort Claim after the Closing Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers a Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will promptly deliver to the Agent a supplement to Schedule 5 containing a specific description of such Material Commercial Tort Claim, and shall sign and deliver to the Agent any customary document, and take all other action reasonably requested by the Agent, for the purpose of granting to the Agent, for the benefit of the Secured Parties, a security interest in such Commercial Tort Claim.
Section 9.Recordable Intellectual Property.
Each Lien Grantor covenants as follows:
(a)On the Closing Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers a Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will sign and deliver to the Agent, in appropriate form for recordation with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, Intellectual Property Security Agreements with respect to all Recordable Intellectual Property then owned by it. Concurrently with (or prior to) each delivery of annual financial statements pursuant to Section 6.01(a) of the Credit Agreement, such Lien Grantor will sign and deliver to the Agent, in appropriate form for recordation with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, any Intellectual Property Security Agreement necessary to grant Transaction

Liens on all Recordable Intellectual Property owned by it on December 31st of the most recently ended year covered by such financial statements that is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, such Lien Grantor will, upon the request of the Agent, promptly make all Intellectual Property Filings necessary to record the Transaction Liens on such Recordable Intellectual Property.
(b)Such Lien Grantor will notify the Agent promptly if it knows that any application or registration relating to any Recordable Intellectual Property owned or licensed by it may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any adverse determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Lien Grantor’s ownership of such Recordable Intellectual Property, its right to register or patent the same, or its right to keep and maintain the same; provided that the foregoing shall not apply to the extent that any such event, individually or together with all such events, would not reasonably be expected to have a Material Adverse Effect.

Section 10.[Reserved]
Section 11.Investment Property.
Each Lien Grantor represents, warrants and covenants as follows:
(a)Certificated Securities. On the Closing Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers a Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will deliver to the Agent as Collateral hereunder (i) all certificates representing Pledged Certificated Securities then owned by such Lien Grantor issued by Subsidiaries of such Lien Grantor, (ii) all certificates representing other Pledged Certificated Securities the value of which exceeds $500,000. Thereafter, whenever such Lien Grantor acquires any other certificate representing a Pledged Certificated Security issued by a Subsidiary of such Lien Grantor, or any other certificate representing Pledged Certificated Securities the value of which exceeds $500,000, such Lien Grantor will promptly deliver such certificate to the Agent as Collateral hereunder. The provisions of this subsection are subject to the limitations in the definition of “Excluded Property”.
(b)Uncertificated Securities. Each Lien Grantor agrees that (i) to the extent any Pledged Equity Interest in any limited liability company or limited partnership controlled now or in the future by such Lien Grantor is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such Pledged Equity Interest shall be certificated and (ii) each such Pledged Equity Interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Lien Grantor further agrees that with respect to any Pledged Equity Interest in any limited liability company or limited partnership controlled now or in the future by such Lien Grantor that is not a “security” within the meaning of Article 8 of the UCC, such Lien Grantor shall at no time elect to treat any such Pledged Equity Interest as a “security” within the meaning of Article 8 of the UCC, nor shall such Pledged Equity Interest be represented by a certificate, unless such Lien Grantor provides written notification to the Agent of such election and such Pledged Equity Interest is thereafter represented by a certificate that is promptly delivered to the Agent pursuant to the terms hereof.
(c)[Reserved]
(d)[Reserved]

(e)Delivery of Pledged Certificates. All certificates representing Pledged Certificated Securities, when delivered to the Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent.
(f)Communications. Each Lien Grantor will promptly give to the Agent copies of any notices and other communications received by it with respect to (i) Pledged Securities registered in the name of such Lien Grantor or its nominee and (ii) Pledged Security Entitlements as to which such Lien Grantor is the Entitlement Holder, in each case while an Event of Default has occurred and is continuing.
(g)Foreign Subsidiaries. For the avoidance of doubt, and without limitation of the first proviso to Section 3(a), a Lien Grantor will not be obligated to comply with the provisions of this Section with respect to any voting Equity Interest in a Foreign Subsidiary if and to the extent (but only to the extent) that such voting Equity Interest is at any time excluded from the Collateral pursuant to clause (B) or clause (C) of the definition of “Excluded Property”.
Section 12.[Reserved]
Section 13.Payments upon an Event of Default.
Each Lien Grantor represents, warrants and covenants that if an Event of Default shall have occurred and be continuing, such Lien Grantor will, if requested to do so by the Agent, promptly notify (and to the extent it fails to do so promptly, such Lien Grantor authorizes the Agent to notify) and instruct each Person obligated at any time to make any payment to such Lien Grantor for any reason (including each account debtor in respect of any of its Accounts) that any payments due or to become due are to be made directly to the Collateral Account for the period during which such Event of Default is continuing.
Section 14.Transfer of Record Ownership.
(a)At any time when an Event of Default shall have occurred and be continuing, the Agent may (and to the extent that action by it is required, the relevant Lien Grantor, if directed to do so by the Agent, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be (x) transferred of record into the name of the Agent or its nominee or (y) credited to the Collateral Account; provided that no such action shall be taken with respect to any Capital Stock of any Regulated Subsidiary unless any and all regulatory approvals required under applicable law shall have been obtained; and provided further that (i) to the extent any of the Pledged Securities (or a portion thereof) have been transferred of record into the name of the Agent or its nominee and (ii) no Event of Default is continuing, the Agent shall cause such Pledged Security (or a portion thereof) to be re-registered (as promptly as practicable) in the name of such Lien Grantor. Each Lien Grantor will take any and all actions reasonably requested by the Agent to facilitate compliance with this subsection.
(b)[Reserved]
(c)[Reserved]
(d)Communications after Transfer of Record Ownership. The Agent will promptly give to the relevant Lien Grantor copies of any notices and other communications received by the Agent with respect to (i) Pledged Securities registered in the name of the Agent or its nominee and (ii) Pledged Security Entitlements as to which the Agent or its nominee is the Entitlement Holder.
Section 15.Right to Vote Securities.

(a)Unless an Event of Default shall have occurred and be continuing, each Lien Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Agent will, upon receiving a written request from such Lien Grantor, promptly deliver (or cause to be delivered) to such Lien Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Agent or its nominee or any such Pledged Security Entitlement as to which the Agent or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance reasonably satisfactory to the Agent. Unless an Event of Default shall have occurred and be continuing, the Agent will have no right to take any action which the owner of a Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto.
(b)If an Event of Default shall have occurred and be continuing, and after written notice from the Agent to such Lien Grantor, the Agent will have the right to the extent permitted by law and not prohibited by the applicable Organization Documents to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Investment Property, the other Pledged Equity Interests (if any) and the Financial Assets underlying the Pledged Security Entitlements, with the same force and effect as if the Agent were the absolute and sole owner thereof, and each Lien Grantor will take all such action as the Agent may reasonably request from time to time to give effect to such right; provided that the Agent will not have the right to vote, to give consents, ratifications or waivers or to take any other action with respect to the Capital Stock of any Regulated Subsidiary, in each case to the extent that such action would require prior regulatory approval under applicable law, unless such approval shall have been granted.
Section 16.Remedies upon Event of Default.
(a)If an Event of Default shall have occurred and be continuing, the Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Security Documents.
(b)Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Collateral Account and apply such cash as provided in Section 17 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, may sell, lease, license or otherwise dispose of the Collateral or any part thereof; provided that the right of the Agent to sell or otherwise dispose of the Capital Stock of any Regulated Subsidiary shall be subject to the Agent or the relevant Lien Grantor obtaining, to the extent necessary under applicable law, the prior approval of such sale or other disposition by the governmental body or official having jurisdiction with respect to such Regulated Subsidiary. Notice of any such sale or other disposition shall be given to the relevant Lien Grantor(s) as required by Section 19.
(c)Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing:
(i)[reserved];

(ii)the Agent may (without assuming any obligation or liability thereunder), at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Lien Grantor in, to and under any of its Pledged Intellectual Property and take or refrain from taking any action under any thereof, and each Lien Grantor shall indemnify the Agent and each other Secured Party to the extent provided in Sections 10.04 and 10.05 of the Credit Agreement in connection with any lawful action so taken or omitted to be taken with respect thereto; and
(iii)upon written request by the Agent (which shall not be construed as implying any limitation on its rights or powers), each Lien Grantor will execute and deliver to the Agent a power of attorney, in form and substance reasonably satisfactory to the Agent, for the implementation of any sale, lease, license or other disposition of any of such Lien Grantor’s Pledged Intellectual Property or any action related thereto and shall execute and deliver to the Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Section 16(c). In connection with any such disposition, but subject to any confidentiality restrictions imposed on such Lien Grantor in any license or similar agreement, such Lien Grantor will supply to the Agent its know-how and expertise relating to the relevant Intellectual Property or the products or services made or rendered in connection with such Intellectual Property, and its customer lists and other records relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of said products or services.
(d)For the purpose of enabling the Agent to exercise rights and remedies under this Section 16 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral) at such time during the continuance of an Event of Default as the Agent shall be lawfully entitled to exercise such rights and remedies, each Lien Grantor hereby grants to the Agent, for the benefit of the Secured Parties, a nonexclusive license (exercisable without payment of royalty or other compensation to such Lien Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Lien Grantor to avoid the risk of invalidation of such Trademarks, to use, practice, sublicense and otherwise exploit any and all Intellectual Property now owned or held or hereafter acquired or held by such Lien Grantor (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof).
Section 17.Application of Proceeds.
(a)If an Event of Default shall have occurred and be continuing, the Agent may apply (i) any cash held in the Collateral Account and (ii) the proceeds of any sale or other disposition of, or any collections (including in the form of interest, dividends, redemption payments and other distributions in respect of any Equity Interests) on, all or any part of the Collateral, in the following order of priorities:
first, to pay the expenses of such sale or other disposition or collection, including reasonable compensation to agents of and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection with the exercise of any right or remedy hereunder, and any other amounts, in each case to the extent then due and payable to the Agent pursuant Sections 10.04 or 10.05 of the Credit Agreement;
second, to pay ratably all interest (including Post-Petition Interest) on the Secured Obligations;

third, to pay the unpaid principal of the Secured Obligations ratably, until payment in full of the principal of all Secured Obligations shall have been made;
fourth, to pay all other Secured Obligations then due and payable ratably, until payment in full of all such other Secured Obligations shall have been made; and
finally, to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;
provided that Collateral owned by a Subsidiary Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third and fourth, only to the extent permitted by the limitation in Section 2(i). The Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.
(b)In making the payments and allocations required by this Section, the Agent may rely upon information supplied to it pursuant to Section 21(g). All distributions made by the Agent pursuant to this Section shall be final (except in the event of manifest error) and the Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.
Section 18.[Reserved]
Section 19.Authority to Administer Collateral.
Each Lien Grantor irrevocably constitutes and appoints the Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Company’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Lien Grantor’s Collateral:
(a)to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,
(b)to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,
(c)to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and
(d)to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;
provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give the relevant Lien Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

Section 20.Limitation on Duty in Respect of Collateral.
Beyond the exercise of reasonable care in the custody and preservation thereof and accounting for monies received therefrom, the Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property of such type and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Agent in good faith, except to the extent that such liability arises from the Agent’s gross negligence or willful misconduct.
Section 21.General Provisions Concerning the Agent.
(a)Appointment and Authorization; “Agent”. The Agent is hereby irrevocably appointed, designated and authorized to act as the Agent hereunder and to take such actions under the provisions of this Agreement and each other Security Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Security Document, together with such actions and powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary herein or in any other Security Document, no Agent-Related Person shall have any duties or obligations, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Security Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Security Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Security Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The exculpatory provisions of Section 20 and this Section shall apply to any such agent, employee or attorney-in-fact.
(c)Liability of Agent. No Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Security Document or the transactions contemplated hereby (except for its own gross negligence, willful misconduct, or material breach of its obligations set forth in the Loan Documents or required by applicable law) or (ii) be responsible in any manner to any Secured Party for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate thereof, or any officer thereof, contained herein or in any other Security Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Security Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Security Document, or for any failure of the Company or any Subsidiary or Affiliate thereof or any other party to any Security Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Security Document, or to inspect the properties, books or records of the Company or any Subsidiary or Affiliate thereof. The Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents.
(d)Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or any Subsidiary), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Security Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. As against the Secured Parties, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Security Document in accordance with a request or consent of the Required Lenders (or such other number of Lenders as may be expressly required hereby or by the Credit Agreement in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.
(e)Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Secured Party or the Company referring to the Credit Agreement, describing such Default and stating that such notice is a “notice of default”. The Agent will notify the Secured Parties of its receipt of any such notice. The Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article 8 of the Credit Agreement; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Secured Parties.
(f)Agent in Individual Capacity. JPMorgan and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company or any of its Subsidiaries and their respective Affiliates as though JPMorgan were not the Agent hereunder and without notice to or consent of the Secured Parties. The Secured Parties acknowledge that, pursuant to such activities, JPMorgan or its Affiliates may receive information regarding the Company or its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Company, such Subsidiary or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans and Commitments, JPMorgan shall have the same rights and powers under this Agreement as any other Secured Party and may exercise such rights and powers as though it were not the Agent, and the terms “Secured Party” and “Secured Parties” include JPMorgan in its individual capacity.
(g)Information as to Secured Obligations and Actions by Secured Parties. For all purposes of the Security Documents, including determining the amounts of the Secured Obligations or whether any action has been taken under any Secured Agreement, the Agent will be entitled to rely on information from (i) its own records for information as to the Lenders, their Secured Obligations and actions taken by them; (ii) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Agent has not obtained such information from the foregoing sources; and (iii) the Company, to the extent that the Agent has not obtained such information from the foregoing sources.
(h)Within two Business Days after it receives or sends any notice referred to in this subsection, the Agent shall send copies of any notice given by the Agent to any Lien Grantor, or received by it from any Lien Grantor, pursuant to Sections 16, 17, 19 or 22, to any Secured Party that has, at least five Business Days prior thereto, delivered to the Agent a written notice (i) stating that it holds one or more Secured Obligations and wishes to receive copies of such notices and (ii) setting forth its address, facsimile number and electronic mail address to which copies of such notices should be sent.
(i)The Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Agent’s opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Agent to liability (unless the Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.
Section 22.Termination of Transaction Liens; Release of Collateral.
(a)The Transaction Liens granted by each Subsidiary Guarantor shall terminate automatically and without any action by the Agent or any other Secured Party when its Secured Guarantee is released pursuant to Section 2(c).
(b)The Transaction Liens granted by the Company shall terminate automatically and without any action by the Agent or any other Secured Party when all the Release Conditions are satisfied in full.
(c)Concurrently with any transfer, sale or other disposition (except a sale or disposition to another Lien Grantor) of any Collateral as part of or in connection with any transfer, sale, or other disposal permitted under the Loan Documents, the Transaction Liens on the Collateral so transferred, sold or otherwise disposed of (but not in any Proceeds arising from such sale or disposition) shall terminate automatically without any action by the Agent or any other Secured Party. If any Collateral shall at any time become Excluded Property in accordance with the terms of the Loan Documents, the Transaction Liens on such Collateral shall terminate automatically without any action by the Agent or any other Secured Party.
(d)Upon any termination of a Transaction Lien or release of Collateral, the Agent will, at the expense of the Company, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be; provided that if the Agent does not file a UCC termination statement within 5 days after the Agent receives an authenticated demand for such termination from the relevant Lien Grantor following such termination of a Transaction Lien or release of Collateral, then such Lien Grantor may file such UCC termination statement in accordance with ýSection 9-509(d)(2) of the UCC.
Section 23.Additional Subsidiary Guarantors and Lien Grantors.
Any Subsidiary may become a party hereto by signing and delivering to the Agent a Security Agreement Supplement, whereupon such Subsidiary shall become a “Subsidiary Guarantor” and a “Lien Grantor” as defined herein.

Section 24.Notices.
(a)Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be given in accordance with Section 10.02 of the Credit Agreement (it being understood that any such notices or other communications to any Subsidiary Guarantor shall be delivered to the care of the Company as set forth in Section 10.02 of the Credit Agreement, to be forwarded by the Company to such Subsidiary Guarantor at its address, facsimile number, electronic mail address or telephone number designated by such party in a notice to the Company).
(b)This Agreement and the other Security Documents may be transmitted and/or signed by facsimile or PDF delivered by electronic mail. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Company, all Subsidiary Guarantors, the Secured Parties and the Agent. The Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature transmitted and/or signed by facsimile or PDF delivered by electronic mail.
(c)[Reserved]
(d)The Agent and the Lenders shall be entitled to rely and act upon any notices reasonably believed to be given by or on behalf of the Company or any Subsidiary Guarantor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. To the extent provided in Section 10.05 of the Credit Agreement, the Company and the Subsidiary Guarantors shall jointly and severally indemnify each Agent-Related Person and each Secured Party and each Related Party thereto from all losses, costs, out-of-pocket expenses and liabilities resulting from the reliance by such Person on any notice reasonably believed to be given by or on behalf of the Company or any Subsidiary Guarantor. All telephonic notices to and other communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.
Section 25.No Implied Waivers; Remedies Not Exclusive.
No failure by the Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.
Section 26.Successors and Assigns.
This Agreement is for the benefit of the Agent and the Secured Parties. If all or any part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, in each case in accordance with Section 10.07 of the Credit Agreement, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Lien Grantors and their respective successors and assigns.
Section 27.Amendments and Waivers.
Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto,

with the consent of such Lenders as are required to consent thereto under Section 10.01 of the Credit Agreement.
Section 28.Choice of Law.
This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
Section 29.Waiver of Jury Trial.
EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY SECURITY DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY SECURITY DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS.
Section 30.Severability.
If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Secured Parties in order to carry out the intentions of the parties hereto or thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.
[SIGNATURE PAGES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NMI HOLDINGS, INC., as the Company
By:
Name:
Title:

Subsidiary Guarantors:

NMI SERVICES, INC.
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Agent
By:
Name:
Title:

Exhibit A to
Guarantee and Security Agreement
SECURITY AGREEMENT SUPPLEMENT
This SECURITY AGREEMENT SUPPLEMENT dated as of ________________ is entered into by and between [NAME OF LIEN GRANTOR] (the “Lien Grantor”) and JPMorgan Chase Bank, N.A., as Agent.
WHEREAS, NMI HOLDINGS, INC., the Subsidiary Guarantors party thereto and JPMorgan Chase Bank, N.A., as Agent, are parties to a Guarantee and Security Agreement dated as of May 24, 2018 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Security Agreement”) under which NMI Holdings, Inc. secures its Secured Obligations and the Subsidiary Guarantors guarantee the Secured Obligations and secure their respective guarantees thereof;
WHEREAS, [name of Lien Grantor] (the “New Lien Grantor”) desires to become a party to the Security Agreement as a Subsidiary Guarantor and Lien Grantor thereunder; and
WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Secured Guarantee. The New Lien Grantor unconditionally guarantees the full and punctual payment of each Secured Obligation when due (whether at stated maturity, upon acceleration or otherwise). The New Lien Grantor acknowledges that, by signing this Security Agreement Supplement and delivering it to the Agent, the New Lien Grantor becomes a “Subsidiary Guarantor” and “Lien Grantor” for all purposes of the Security Agreement and that its obligations under the foregoing Secured Guarantee are subject to all the provisions of the Security Agreement (including those set forth in Section 2 thereof) applicable to the obligations of a Subsidiary Guarantor thereunder.
2.Grant of Transaction Liens. In order to secure its Secured Guarantee, the New Lien Grantor grants to the Agent for the benefit of the Secured Parties a continuing security interest in all of its right, title and interest in, to and under the Collateral, whether now owned or existing or hereafter acquired or arising and regardless of where located.
3.[Reserved].
4.Party to Security Agreement. Upon delivering this Security Agreement Supplement to the Agent, the New Lien Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Subsidiary Guarantor and a Lien Grantor thereunder and be bound by all the provisions thereof as fully as if the New Lien Grantor were one of the original parties thereto.
5.Address of Lien Grantor. The address, facsimile number, electronic mail address and telephone number of the New Lien Grantor for purposes of Section 24 of the Security Agreement are:
[address]
[facsimile number]
[e-mail address]

A-1

[telephone number]
6.Representations and Warranties. (a) The New Lien Grantor is a duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].
(b)    Set forth in the Schedules hereto is the complete and correct information in respect of the New Lien Grantor as of the date hereof that is required under the Security Agreement to be set forth in each corresponding Schedule thereto in respect of the Lien Grantors and the Collateral on the Closing Date.
(c)    The execution and delivery of this Security Agreement Supplement by the New Lien Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby (i) are within its corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other organizational action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official (except (A) such as have been obtained on or prior to the date hereof and (B) filings and actions necessary to perfect the Transactions Liens) and (iv) do not (A) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien (other than the Transactions Liens) under, any material Contractual Obligation to which the New Lien Grantor is a party, except to the extent that such conflicts, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (B) violate any Requirement of Law or any order, inunction, writ or decree of any Governmental Authority to which the New Lien Grantor or its property is subject, except to the extent that such violations, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(d)    The Security Agreement as supplemented hereby constitutes a legal, valid and binding obligation of the New Lien Grantor, enforceable against the New Lien Grantor in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally or (ii) general principles of equity.
(e)    Each of the representations and warranties set forth in the Security Agreement is true as applied to the New Lien Grantor as of the date hereof. For purposes of the foregoing sentence, after giving effect to this Security Agreement Supplement, references in the Security Agreement (i) to a “Lien Grantor” shall be deemed to also refer to the New Lien Grantor, (ii) to a “Schedule” to the Security Agreement shall be deemed to refer to the corresponding Schedule to this Security Agreement Supplement, (iii) [reserved], and (iv) to the “Closing Date” shall be deemed to refer to the date on which the New Lien Grantor signs and delivers this Security Agreement Supplement.
7.Miscellaneous. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect. The Security Agreement is hereby incorporated herein by reference.
8.Governing Law. This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

[SIGNATURE PAGES FOLLOW ON NEXT PAGE]

A-2

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF LIEN GRANTOR]
By:
Name:
Title:

A-3

JPMORGAN CHASE BANK, N.A., as Agent
By:
Name:
Title:

A-4

Schedule 1
to Security Agreement
Supplement
PERFECTION INFORMATION

1.	Legal name; type of entity; organizational number; jurisdiction of organization:

Legal Name	Type of Entity	Organizational Number	Federal Taxpayer Identification Number	Jurisdiction of Organization

2.	Other names and/or jurisdictions of organization in the past four months:

Lien Grantor	Prior Name	Prior Jurisdiction of Organization	Date of Change

3.	Chief executive office:

Lien Grantor	Address	County	State

Schedule 2
to Security Agreement
Supplement
EQUITY INTERESTS IN SUBSIDIARIES
OWNED BY LIEN GRANTOR

Issuer	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

Schedule 3
to Security Agreement
Supplement
OTHER SECURITIES
(OTHER THAN EQUITY INTERESTS IN SUBSIDIARIES)

Issuer	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

Schedule 4
to Security Agreement
Supplement
[Reserved]

Schedule 5
to the Security Agreement
Supplement
MATERIAL COMMERCIAL TORT CLAIMS

Description	Pledged (Yes/No)

Schedule 6
to Security Agreement
Supplement
PLEDGED INSTRUMENTS
1.    Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	Pledged (Yes/No)

2.    Chattel Paper:

Description	Pledged (Yes/No)

EXHIBIT B
to Security Agreement
COPYRIGHT SECURITY AGREEMENT
(Copyrights, Copyright Registrations, Copyright
Applications and Copyright Licenses)
WHEREAS, [name of Lien Grantor], a [________________] corporation1 (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Copyright Collateral (as defined below);
WHEREAS, NMI Holdings, Inc. (the “Company”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as Agent, are parties to a Credit Agreement dated as of May 24, 2018 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, pursuant to (i) a Guarantee and Security Agreement dated as of May 24, 2018 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Security Agreement”) among the Company, the Subsidiary Guarantors party thereto and JPMorgan Chase Bank, N.A., as Agent for the Secured Parties referred to therein (in such capacity, together with its successors and assigns in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Copyright Security Agreement), the Lien Grantor has [secured certain of its obligations (the “Secured Obligations”)]2 [guaranteed certain obligations of the Company and secured such guarantee (the “Lien Grantor’s Secured Guarantee of the Secured Obligations”)]3 by granting to the Grantee for the benefit of the Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Copyright Collateral (as defined below); and
WHEREAS, capitalized terms used but not defined herein shall have the meanings given to them in the Security Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee for the benefit of the Secured Parties, to secure the [Secured Obligations] [Lien Grantor’s Secured Guarantee of the Secured Obligations], a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:
_________________________________________
1 Modify as needed if the Lien Grantor is not a corporation.
2 Delete these bracketed words if the Lien Grantor is a Subsidiary Guarantor.
3 Delete these bracketed words if the Lien Grantor is the Company.

(i)    each Copyright (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;
(ii)    each Copyright License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Copyright License identified in Schedule 1 hereto; and
(iii)    all proceeds of, revenues from, and accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Copyright (including, without limitation, any Copyright owned by the Lien Grantor and identified in Schedule 1 hereto), and all rights and benefits of the Lien Grantor under any Copyright License (including, without limitation, any Copyright License identified in Schedule 1 hereto);
provided that the Copyright Collateral shall not include any Excluded Property. The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s reasonable discretion, so long as any Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, to take with respect to the Copyright Collateral, in accordance with the Security Agreement, any and all appropriate action which the Lien Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.
Except to the extent permitted by the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Copyright Collateral.
The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

[SIGNATURE PAGES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the Lien Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the _____ day of ________________.

[NAME OF LIEN GRANTOR]
By:
Name:
Title:

Acknowledged

JPMORGAN CHASE BANK, N.A., as Agent
By:
Name:
Title:

Schedule 1
to Copyright
Security Agreement
[NAME OF LIEN GRANTOR]
COPYRIGHT REGISTRATIONS

Registration. No	Registration Date	Title

COPYRIGHT APPLICATIONS

Case No.	Filing Date	Filing Title

COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

EXHIBIT C
Security Agreement
PATENT SECURITY AGREEMENT
(Patents, Patent Applications and Patent Licenses)
WHEREAS, [name of Lien Grantor], a [______________] corporation1 (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);
WHEREAS, NMI Holdings, Inc. (the “Company”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as Agent, are parties to a Credit Agreement dated as of May 24, 2018 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, pursuant to (i) a Guarantee and Security Agreement dated as of May 24, 2018 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Security Agreement”) among the Company, the Subsidiary Guarantors party thereto and JPMorgan Chase Bank, N.A., as Agent for the Secured Parties referred to therein (in such capacity, together with its successors and assigns in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Patent Security Agreement), the Lien Grantor has [secured certain of its obligations (the “Secured Obligations”)]2 [guaranteed certain obligations of the Company and secured such guarantee (the “Lien Grantor’s Secured Guarantee of the Secured Obligations”)]3 by granting to the Grantee for the benefit of the Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Patent Collateral (as defined below); and
WHEREAS, capitalized terms used but not defined herein shall have the meanings given to them in the Security Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee for the benefit of the Secured Parties, to secure the [Secured Obligations] [Lien Grantor’s Secured Guarantee of the Secured Obligations], a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

_____________________________
1 Modify as needed if the Lien Grantor is not a corporation.
2 Delete these bracketed words if the Lien Grantor is a Subsidiary Guarantor.
3 Delete these bracketed words if the Lien Grantor is the Company.

(i)    each Patent (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto;
(ii)    each Patent License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Patent License identified in Schedule 1 hereto; and all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Patent owned by the Lien Grantor (including, without limitation, any Patent identified in Schedule 1 hereto) and all rights and benefits of the Lien Grantor under any Patent License (including, without limitation, any Patent License identified in Schedule 1 hereto).
The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s reasonable discretion, so long as any Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, to take with respect to the Patent Collateral, in accordance with the Security Agreement, any and all appropriate action which the Lien Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.
Except to the extent permitted by the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.
The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
[SIGNATURE PAGES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the Lien Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the_____ day of ________________.

[NAME OF LIEN GRANTOR]
By:
Name:
Title:

Acknowledged

JPMORGAN CHASE BANK, N.A., as Agent
By:
Name:
Title:

Schedule 1
to Patent
Security Agreement
[NAME OF LIEN GRANTOR]

PATENTS REGISTRATIONS

Patent No.	Issued	Expiration	Title

PATENT APPLICATIONS

Case No.	Serial No.	Filing Date	Filing Title

PATENT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

EXHIBIT D
to Security Agreement
TRADEMARK SECURITY AGREEMENT
(Trademarks, Trademark Registrations, Trademark
Applications and Trademark Licenses)
WHEREAS, [name of Lien Grantor], a [___________] corporation1 (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Trademark Collateral (as defined below);
WHEREAS, NMI Holdings, Inc. (the “Company”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as Agent, are parties to a Credit Agreement dated as of May 24, 2018 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, pursuant to (i) a Guarantee and Security Agreement dated as of May 24, 2018 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Security Agreement”) among the Company, the Subsidiary Guarantors party thereto and JPMorgan Chase Bank, N.A., as Agent for the Secured Parties referred to therein (in such capacity, together with its successors and assigns in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Trademark Security Agreement), the Lien Grantor has [secured certain of its obligations (the “Secured Obligations” )]2 [guaranteed certain obligations of the Company and secured such guarantee (the “Lien Grantor’s Secured Guarantee of the Secured Obligations”)]3 by granting to the Grantee for the benefit of the Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Trademark Collateral (as defined below); and
WHEREAS, capitalized terms used but not defined herein shall have the meanings given to them in the Security Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee for the benefit of the Secured Parties, to secure the [Secured Obligations] [Lien Grantor’s Secured Guarantee of the Secured Obligations], a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

_________________________
1 Modify as needed if the Lien Grantor is not a corporation.
2 Delete these bracketed words if the Lien Grantor is a Subsidiary Guarantor.
3 Delete these bracketed words if the Lien Grantor is the Company.

D-1

(i)    each Trademark (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Trademark registration and application referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark;
(ii)    each Trademark License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Trademark License identified in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark licensed pursuant thereto; and
(iii)    all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Trademark owned by the Lien Grantor (including, without limitation, any Trademark identified in Schedule 1 hereto), and all rights and benefits of the Lien Grantor under any Trademark License (including, without limitation, any Trademark License identified in Schedule 1 hereto), or for injury to the goodwill associated with any of the foregoing;
provided that intent-to-use Trademark applications are excluded from the Trademark Collateral solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications or any registrations that issue therefrom under applicable United States federal law.
The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s reasonable discretion, so long as any Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, to take with respect to the Trademark Collateral, in accordance with the Security Agreement, any and all appropriate action which the Lien Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.
Except to the extent permitted by the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Trademark Collateral.
The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
[SIGNATURE PAGES FOLLOW ON NEXT PAGE]

D-2

IN WITNESS WHEREOF, the Lien Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the_____ day of ________________.

[NAME OF LIEN GRANTOR]
By:
Name:
Title:

D-3

Acknowledged

JPMORGAN CHASE BANK, N.A., as Agent
By:
Name:
Title:

D-4

Schedule 1
to Trademark
Security Agreement
[NAME OF LIEN GRANTOR]
TRADEMARK REGISTRATIONS

TRADEMARK	REG. NO.	REG. DATE

TRADEMARK APPLICATIONS

TRADEMARK	SERIAL. NO.	FILING DATE

TRADEMARK LICENSES

Name of	Parties Licensor/Licensee	Date of Agreement	Subject Matter

Schedule 1
PERFECTION INFORMATION

1.	Legal name; type of entity; organizational number; jurisdiction of organization:

Legal Name	Type of Entity	Organizational Number	Federal Taxpayer Identification Number	Jurisdiction of Organization

2.	Other names and/or jurisdictions of organization in the past four months:

Lien Grantor	Prior Name	Prior Jurisdiction of Organization	Date of Change

3.	Chief executive office:

Lien Grantor	Address	County	State

Schedule 2
EQUITY INTERESTS IN SUBSIDIARIES
OWNED BY LIEN GRANTORS

Issuer	Record Owner	Certificate No.	No. of Shares / Percentage Interest	Percent Pledged

Schedule 3
OTHER SECURITIES
(OTHER THAN EQUITY INTERESTS IN SUBSIDIARIES)

Issuer	Record Owner	Certificate No.	No. of Shares / Percentage Interest	Percent Pledged

Schedule 4
[Reserved]

Schedule 5
MATERIAL COMMERCIAL TORT CLAIMS

Description	Pledged (Yes/No)

Schedule 6
PLEDGED INSTRUMENTS
1.    Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	Pledged (Yes/No)

2.    Chattel Paper:

Description	Pledged (Yes/No)

EXHIBIT G-1
FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of May 24, 2018 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, and (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Agent and the Company with a certificate of its non-U.S. person status on IRS Form W- 8BEN or IRS Form W- 8BEN- E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Agent and (2) the undersigned shall furnish the Company and the Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Company or the Agent to the undersigned, or in either of the two calendar years preceding such payment.
[Signature Page Follows]

G-1-1

[Lender]
By:
Name:
Title:

[Address]

Dated: _______________________, 20[   ]

G-1-2

EXHIBIT G-2
FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of May 24, 2018 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
Pursuant to the provisions of Section 3.01(f) and 10.07(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.
[Signature Page Follows]

G-2-1

[Lender]
By:
Name:
Title:

[Address]

Dated: _______________________, 20[   ]

G-2-2

EXHIBIT G-3
FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of May 24, 2018 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
Pursuant to the provisions of Section 3.01(f) and 10.07(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or an IRS Form W-8BEN-E from each such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.
[Signature Page Follows]

G-3-1

[Participant]
By:
Name:
Title:

[Address]

Dated: _______________________, 20[   ]

G-3-2

EXHIBIT G-4
FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of May 24, 2018 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or an IRS Form W-8BEN-E from each such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Agent and (2) the undersigned shall have at all times furnished the Company and the Agent in writing with a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Company or the Agent to the undersigned, or in either of the two calendar years preceding such payment.
[Signature Page Follows]

G-4-1

[Participant]
By:
Name:
Title:

[Address]

Dated: _______________________, 20[   ]

G-4-2

EXHIBIT H
FORM OF SOLVENCY CERTIFICATE
[    ], 20__
The undersigned, __________________________________, the Chief Financial Officer of NMI Holdings, Inc., a Delaware corporation (the “Company”), is familiar with the properties, businesses, assets and liabilities of the Company and its Subsidiaries and is duly authorized to execute this certificate (this “Solvency Certificate”) on behalf of the Company.
This Solvency Certificate is delivered pursuant to Section 4.01(g) of the Credit Agreement dated as of May 24, 2018 (the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined) among the Company, each Lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Agent and the other parties thereto.
1.    The undersigned certifies, on behalf of the Company and not in his individual capacity, that he has made such investigation and inquiries as to the financial condition of the Company as the undersigned deems necessary and prudent for the purposes of providing this Solvency Certificate.
2.    The undersigned certifies, on behalf of the Company and not in his individual capacity, that (a) the financial information, projections and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were made in good faith and were based on assumptions reasonably believed by the Company to be fair in light of the circumstances existing at the time made and continue to be fair as of the date hereof; and (b) for purposes of providing this Solvency Certificate, the amount of contingent liabilities has been computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.
BASED ON THE FOREGOING, the undersigned certifies, on behalf of the Company and not in his individual capacity, that, on the date hereof, immediately after giving effect to the Transactions to occur on the date hereof:
(i)    the fair value of the assets of the Company and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of the Company and its Subsidiaries on a consolidated basis;
(ii)    the present fair salable value of the assets of the Company and its Subsidiaries, on a consolidated basis, is greater than or equal to the total amount that will be required to pay the probable liabilities, including contingent liabilities, of the Company and its Subsidiaries on a consolidated basis as they become absolute and matured;

H-1

(iii)    the capital of the Company and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to the business of the Company and its Subsidiaries on a consolidated basis as contemplated on the date hereof; and
(iv)    the Company and its Subsidiaries, on a consolidated basis, have not and do not intend to, and do not believe that they will, incur debts or other obligations, including current obligations, beyond their ability to pay such debts and liabilities as they become due (whether at maturity or otherwise).
[Signature Page Follows]

H-2

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the first date written above, solely in his capacity as the Chief Financial Officer of the Company and not in his individual capacity.

NMI HOLDINGS, INC.
By:
Name:
Title:Chief Financial Officer

H-3